SCHEDULE 14A
                                 (RULE 14A-101)
                     Information Required In Proxy Statement
                            Schedule 14a Information
                Proxy Statement Pursuant To Section 14(a) Of The
                         Securities Exchange Act Of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            RMED INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|_| No fee required.
|X| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

    ____________________________________________________________________________
(2) Aggregate number of securities to which transaction applies:

    ____________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    $8,483,451.80 - indebtedness and lease obligations assumed, per agreement
    ----------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

    $1,696.69
    ----------------------------------------------------------------------------
(5) Total fee paid:

    ____________________________________________________________________________
|X| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

                            RMED INTERNATIONAL, INC.
                             3925 NORTH HASTINGS WAY
                           EAU CLAIRE, WISCONSIN 54703
                                TEL: 715-831-0280

                                 August 20, 2001

To Our Shareholders:

      You are cordially invited to attend a Special Meeting of Shareholders of RMED International, Inc. to be held at the Company's offices at 675 Industrial Boulevard, Delta, Colorado, 81416 on September 13, 2001, at 10:00 a.m. local time.

      The purpose of the meeting will be to consider a proposal to sell substantially all of the assets of the Company. The buyers, a group which includes Thomas A. Biebel and John O. Harry, two of our major shareholders and former directors, will assume debt and lease obligations as payment of the purchase price. The buyer will also assume $500,000 of debt which the Company owes to Mr. Biebel and to Mr. Harry. We will not receive any cash or other payment. Information on this matter can be found in the accompanying Proxy Statement.

      The agreement covering this transaction is attached to this Proxy Statement as Exhibit A. The board of directors has unanimously recommended that the Shareholders vote "FOR" approval of the sale, notwithstanding the fact that owners of the Buyer include two of our former directors, who are still significant Shareholders.

      While Shareholders may exercise their right to vote their shares in person, we recognize that many Shareholders may not be able to attend the Special Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Special Meeting even if you are unable to attend. If you desire to vote in favor of the sale, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope as soon as conveniently possible.

      You have the right, under Colorado law, to dissent to this sale, and to receive from the Company the fair value of your shares. The procedure for this is described in detail in the Proxy Statement.

      If you have any questions about the transaction, the meeting, or this Proxy Statement, please feel free to call me at (203) 454-8831.

                                    Sincerely,

                                    Edward Reiss
                                    Chairman of the Board
                                    and co-Chief Executive Officer

                            RMED INTERNATIONAL, INC.
                             3925 NORTH HASTINGS WAY
                           EAU CLAIRE, WISCONSIN 54703
                                TEL: 715-831-0280

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                       AND
                          NOTICE OF DISSENTER'S RIGHTS

To the Shareholders of RMED International, Inc.:

      Notice is hereby given that a Special Meeting of Shareholders of RMED International, Inc., a Colorado corporation (the "Company"), will be held on the 13th day of September 2001 at 10:00 a.m., local time, at 675 Industrial Boulevard, Delta, Colorado 81416 for the following purposes:

1. To consider a sale of substantially all of the assets of the Company to an entity of which 20% is owned by Thomas A. Biebel and 5% is owned by John O. Harry, two of the Company's former directors, to whom the Company owes $500,000, as described in Exhibit A.

2. To transact such other business as may properly come before the Special Meeting or at any adjournments or postponements thereof.

      The board of directors unanimously recommends that the Shareholders vote "FOR" approval of the sale of assets, notwithstanding the fact that owners of the Buyer include two of our former directors, who are still significant Shareholders of the Company.

      Shareholders are entitled to assert dissenter's rights under Article 113 of the Colorado Business Corporation Act. A copy of Article 113 is attached to the Proxy Statement as Exhibit B.

      A Proxy Statement describing the matters to be considered at the Special Meeting is attached to this notice. Only Shareholders of record at the close of business on June 30, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting and at any adjournments thereof. A list of Shareholders entitled to vote at the Special Meeting will be located at the offices of the Company at 675 Industrial Boulevard, Delta, Colorado 81416, no later than two business days after this notice is given. That list will remain available for inspection at the offices of the Company until the Special Meeting, and will also be available for inspection at the Special Meeting.

      To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Special Meeting. Since proxies may be revoked at any time, any Shareholder attending the Special Meeting may vote in person even if that Shareholder has returned a proxy.

                                              By Order of the Board of Directors

                                              RMED INTERNATIONAL, INC.

August 20, 2001

      PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                            RMED INTERNATIONAL, INC.

                                   ----------

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 20, 2001

                                   ----------

      This Proxy Statement is being furnished in connection with the solicitation by RMED International, Inc., a Colorado corporation (the "Company"), of proxies to be voted at the Special Meeting of Shareholders to be held on the 13th day of September, 2001 at 10:00 a.m., local time, at the offices of the Company, at 675 Industrial Boulevard, Delta, Colorado 81416 and at any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement and the enclosed proxy are first being sent to Shareholders on or about August 20, 2001.

      At the Special Meeting, the Company's Shareholders will be asked (1) to consider a proposal to sell substantially all of the assets of the Company to RMED Acquisition Co., Inc., a corporation in which Thomas A. Biebel and John O. Harry, two former directors of the Company to whom the Company owes $500,000, will together own a 25% interest, and (2) to transact such other business as may properly come before the Special Meeting or at any adjournments or postponements thereof. The agreement to sell the assets is attached as Exhibit A to this Proxy Statement.

      The principal executive offices of the Company are located at 3925 North Hastings Way, Eau Claire, Wisconsin 54703 and the telephone number is 715-831-0280. After the sale described in this Proxy Statement, the Company expects to move its principal executive offices to 675 Industrial Boulevard, Delta, Colorado 81416.

                           FORWARD-LOOKING STATEMENTS

      When used in this Proxy Statement, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement or as of the date of such other documents. Actual results may differ materially from those contemplated in forward-looking statements and projections. Important assumptions and factors that could cause actual results to differ materially from those contemplated, projected, forecasted, estimated or budgeted in, or expressed or implied by, projections and forward-looking statements include industry trends, currency fluctuations, government fiscal and monetary policy, the success of new product introductions, general economic and business conditions in the markets the Company serves and actions of competitors which may affect the Company's ability to obtain orders and the ability of the Company to implement its plans. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. The Company assumes no obligation to update such forward-looking statements or any projections to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent necessary to make such statements and projections not misleading.

                                   TERM SHEET

      We have prepared a term sheet which lists all of the material terms of the sale. We have included page references to direct you to more complete information which appears elsewhere in this document. You should read the entire Proxy Statement and the other documents attached to this Proxy Statement to fully understand the transaction which we are describing and its consequences to you.

o   Parties to the sale (See page 4)        The Buyer is a newly formed
                                            corporation named RMED Acquisition
                                            Co., Inc. Thomas A. Biebel and John
                                            O. Harry, who were two of our
                                            directors until they resigned in
                                            April 2001, will together own a 25%
                                            interest in the Buyer.

o   Assets being sold  (see page 4)         We are selling substantially all of
                                            our assets, including our two
                                            diaper-making machines and our
                                            inventory and accounts receivable.
                                            We are keeping our trademarks and
                                            tradenames related to Tushies(R),
                                            Tender Care(R)and
                                            natural/environmental products.

o   Payments by Buyer (see page 4)          The Buyer will not pay us any cash
                                            to acquire these assets; instead,
                                            the Buyer will assume obligations of
                                            ours, including accounts payable and
                                            lease obligations. We also owe
                                            $250,000 to each of Thomas A. Biebel
                                            and John O. Harry (who were
                                            directors until April 2001, when
                                            they resigned), and the Buyer will
                                            assume those obligations.

o   Payments and distributions to           You will not receive anything for
    shareholders  (see page 5)              the sale. We hope that through the
                                            sale we will be able to preserve
                                            some value in the Company and
                                            correspondingly some value in your
                                            shares.

o   Conditions of the sale  (see page 5)    There are a number of conditions
                                            which various parties must satisfy
                                            before anyone is obligated to
                                            complete the sale. These include:
                                            o Shareholders who hold a majority
                                              of our outstanding shares must
                                              approve the sale;
                                            o No more than 20% of the
                                              outstanding shares may dissent
                                              from the sale;

o   Termination of the sale agreement (see  We will not complete the sale if:
    page 6)                                 o We and the buyer agree not go
                                              forward with the sale; or
                                            o A final court order or other
                                              government action prohibits the
                                              sale; or
                                            o Our shareholders do not approve
                                              the sale; or
                                            o Over 20% of our shareholders
                                              exercise dissenters' rights.

o   Dissenters' rights (see page 14)        You have the right to object to the
                                            sale and receive the fair value of
                                            your shares. You must follow the
                                            procedure carefully in order to
                                            perfect this right.

o   Completion of the sale (page 6)         We will close the sale as soon as we
                                            have our shareholders meeting, if
                                            the shareholders approve the sale
                                            and shareholders who own over 20% of
                                            our stock do not exercise
                                            dissenters' rights.

o   U.S. federal income tax consequences    Since you will not be receiving
    of the sale to you (see page 10)        anything in the sale, there will not
                                            be any tax effect to you.

                 SOLICITATION AND VOTING OF PROXIES; REVOCATION

      All proxies duly executed and received by the Company will be voted on all matters presented at the Special Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted FOR the sale of substantially all of the assets of the Company. The submission of a signed proxy will not affect a Shareholder's right to attend, or vote in person at, the Special Meeting. Any Shareholder may revoke his or her proxy at any time before it is voted by written notice to such effect received by the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703, or at 675 Industrial Boulevard, Delta, Colorado 81416, in either case,
Attention: Secretary, by delivery of a subsequently dated proxy or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

      The accompanying form of proxy is being solicited on behalf of the Company. The solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefor. The Company will bear the costs incurred in connection with the solicitation of proxies and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners.

         RECORD DATE; OUTSTANDING SHARES; VOTING AT THE SPECIAL MEETING

      Only holders of record of the Company's common stock, par value $0.01 (the "Common Stock"), at the close of business on June 30, 2001 (the "Record Date") were entitled to notice of and to vote at the Special Meeting. On that date, there were issued and outstanding 9,886,642 shares of Common Stock, each of which is entitled to one vote. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Any Shareholder present (including broker non-votes) at the Special Meeting but who abstains from voting shall be counted for purposes of determining whether a quorum exists, but broker non-votes and abstentions will not be counted as votes in favor of the sale. Consequently, a broker non-vote or an abstention will be treated as a vote against the sale, for purposes of determining whether holders of a majority of the shares have voted to approve the sale.

      Shares held in street name will ONLY be voted if the shareholder provides instructions on how to vote. Shareholders who want shares which they hold in street name to be voted should follow the directions provided by their brokers regarding how to instruct their broker to vote their shares.

      The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the sale of substantially all of the assets of the Company.

      Edward Reiss, Brenda Schenk, Thomas A. Biebel and John O. Harry, who together beneficially own 4,952,831 shares, or over 50% of the outstanding Common Stock on the Record Date, have informed the Company of their intention to vote their shares of Common Stock FOR the sale of substantially all of the assets of the Company. Based on the foregoing, no additional votes are required to authorize the sale.

                             BUSINESS OF THE COMPANY

      The Company was incorporated under the laws of the State of Colorado on December 28, 1982, and is in the business of manufacturing, marketing, distributing and selling disposable baby diapers and related products under its own branded labels and private branded labels.

      Originally, all of the Company's products were manufactured by others. On November 23, 1998, the Company acquired Jettar, Ltd. ("Jettar"), a privately held diaper manufacturing and distributing company located in Eau Claire, Wisconsin. As a result of the acquisition, the Company began the manufacture of its own baby diaper products, in addition to manufacturing private label diapers. Some of the Company's products continue to be manufactured by outside private label manufacturers pursuant to Company specifications. In the acquisition, the Company acquired a diaper manufacture machine, and the leasehold interest in a 100,000 square foot facility in Eau Claire, Wisconsin, which is used as a central distribution point for all of the Company's products. The Company added a second diaper machine in 2000. The Company has its own testing lab in which they can pursue their goal of improving absorbency with natural materials.

      The Company markets its products internationally through health product stores, mainstream supermarkets, mail order, catalogues, and the Internet, and in an ongoing direct marketing partnership with Earth's Best Baby Food, a division of Hain Food Group.

      The Company's products include Tushies(R), an alternative disposable diaper featuring patented natural blend cotton absorbency and a cloth-like backsheet, TushiesWipes, a natural formula hypo-allergenic and alcohol-free wipe containing Aloe Vera, sold in tubs, refills and travel packs, TenderCare(R) Disposable Diapers, which are made without artificial chemical absorbents, are sold in major supermarkets and health product stores and compete on a price and design basis with the leading national brands, Bumpies(R) Disposable Diapers, which are mainstream diapers that are sold through major supermarkets in the Midwest and Mid-Atlantic regions at competitive prices, Rock-A-Bye(R) Disposable Diapers which are sold internationally to distributors and retailers under branded and private labels.

      The Company currently holds patents in cotton blend and flushable disposable diapers, various trademarks and owns over 100 Internet domain names for its products and related baby businesses.

              PROPOSAL 1 - SALE OF SUBSTANTIALLY ALL OF THE ASSETS

      The Company has entered into an Asset Purchase Agreement (the "Agreement") with RMED Acquisition Co., Inc., a Wisconsin corporation (the "Buyer"). The description of the Agreement in this Proxy Statement is a summary, and it is qualified in its entirety by the Agreement, which is attached to this Proxy Statement as Exhibit A. Under the Agreement, the Buyer will purchase all of the Company's inventory, intangible assets, machinery, equipment, contracts, receivables and prepaid expenses, other than intangible assets related to Tushies(R), Tender Care(R) and natural/environmental products (the "Retained Assets"). The Buyer will also not acquire the Company's facility at 675 Industrial Boulevard, Delta, Colorado, or its rights as a plaintiff in a class action suit against Sloan's Supermarkets, Inc.

      The consideration to be paid by the Buyer is the assumption of liabilities of the Company. Those liabilities include a secured loan payable to Wells Fargo ($1,214,223.80 at March 31, 2001), obligations under leases for two diaper machines, a bagger and forklift ($3,856,277 as of March 31, 2001) and an assumption of all of the accounts payable of the Company ($2,789,951.00 as of March 31, 2001). The Buyer has also agreed to assume the Eau Claire facility real estate lease and two notes of the Company, each in the amount of $250,000, payable to Thomas A. Biebel and John O. Harry. Buyer has agreed that all liabilities of the Company represented by notes payable will be paid in accordance with the terms and conditions of the notes and accounts payable will be paid in accordance with terms, but in any event within 60 days of the closing (unless the trade creditor otherwise agrees). Buyer has also agreed to pay all costs involved in assigning the leases and manufacturing property it is acquiring under the Agreement.

      Under the Agreement, the purchase price is based on the assumption that the value of the Assets at Closing will not be less than the value of the purchased assets as set forth on the Company's balance sheet at March 31, 2001. The purchase price shall be adjusted at closing to reflect any decrease in the actual value of the purchased assets as of the day of closing compared to this value. The value of purchased assets and assumed liabilities will be determined at the day of closing after full review of all components, including a physical inventory.

      Buyer has agreed to sell to the Company the inventory of Tushies(R), Tender Care(R) and natural/environmental products which it will purchase under the Agreement for a payment equal to a promissory note of the Company payable over 24 months, with interest at 1% over prime and personally guaranteed by Brenda Schenk and Edward Reiss. Inventory of Tushies(R), Tender Care(R) and natural/environmental products will be determined at closing by a physical inventory by representatives of both Buyer and the Company. Tender Care(R) diapers will be valued at cost plus $1.25 per case. The remaining inventory will be priced at actual invoiced cost from the manufacturer. The Company expects the value of inventory will not exceed $100,000.

      The Agreement is between the Company and the Buyer. There are no assets being delivered by the Buyer to the Company. Since the consideration is the assumption by the Buyer of Company debt, there is nothing to distribute to shareholders. The Company expects to continue to operate its remaining business after the sale, and has no plans to sell additional assets, dissolve or liquidate. Consequently, the Company does not anticipate any distributions to shareholders in the foreseeable future.

      The Company believes that the sale is an appropriate means of dealing with the current problems the Company faces, principally that it does not have sufficient cash to make payments required on the obligations which the Buyer is willing to assume. The Company believes that by entering into this transaction, it will be able to maintain some portion of the business, which relates to the retained assets, by relieving it of the financial obligations assumed by the Buyer. The Company intends to continue its business of distributing Tushies(R) and Tender Care(R) diapers. Under the Agreement, the Buyer will manufacture Tender Care(R) diapers for the Company over a period of ten years at a price of cost plus $1.25 per case. Buyer has agreed that the credit limit on such manufacturing shall be limited to $50,000, and only so long as the Company remains current (net 45 days). The Buyer has also agreed that it will manufacture Rock-A-Bye(R) diapers for the Company at mutually agreeable pricing terms and conditions and will provide home delivery shipping service for the Company at cost for a period of six (6) months.

      Buyer has agreed to hire all of the Company's employees who work at the Eau Claire diaper division and provide health care benefits for such employees, at substantially similar wage rates and benefits as those provided by the Company.

      The Company, Edward Reiss and Brenda Schenk (the co-CEOs and two of the three directors of the Company) are required to release any claims they may have against Thomas A. Biebel and John O. Harry in their capacity as former officers and directors of the Company.

      Neither the Buyer nor the Company may make any claim against the other until damages equal or exceed $25,000. If the Company has claims against the Buyer in excess of $25,000, then the Company is entitled to indemnification for the full amount of the claims. If the Buyer has claims against the Company in excess of $25,000, then it is only entitled to indemnification for amounts in excess of $25,000. Under the Agreement, each party's liability to the other is limited to $150,000, except that if the Buyer becomes liable for any liabilities of the company in excess of that which it agreed to under the Agreement, including any claim by a Company shareholder, any such liability is not limited to $150,000. Edward Reiss and Brenda Schenk are required to execute a limited personal guarantee of the Company's indemnity obligations.

      There are a number of conditions to the closing of the sale. Neither party is required to close the sale unless Shareholders approve the sale as required under Colorado law, and the holders of not more than 20% of the Company's shares of Common Stock shall have exercised their dissenter's rights with respect to this transaction. In addition, the Company and the Buyer will enter into mutual non-competition agreements, which will provide that for a period of 10 years from the date of the closing of the transaction, the Buyer will not manufacture, sample, advise or engage in the business of natural/environmental diapers or products. The Company will not engage in the business of non-natural/non-environmental diapers.

      There are a number of conditions to the closing of the sale which have now been satisfied. In particular, the Buyer has secured its capital and arranged its financing, and the lessors have consented to the assignment. The schedules to the agreement have all been completed, and the only significant item remaining is to hold the shareholders meeting. If the shareholders approve the sale (and the Company expects that will happen since the holders of a majority of the shares have either agreed to vote for the sale or have indicated that they intend to vote for the sale), and if shareholders holding more than 20% of the common stock do not exercise dissenters' rights, the Company expects to close the sale promptly after the meeting, and if possible, on the day of the meeting.

      The Agreement provides that if it is terminated for any reason other than mutual agreement of the parties, failure to obtain the requisite shareholder vote, exercise of dissenters' rights by shareholders who hold more than 20% of the Company's outstanding stock, as a result of a court order restraining, enjoining or prohibiting the sale, or because the sale has not closed by September 13, 2001, and the Company concludes a sale to a higher bidder, the Company will pay a break up fee to the Buyer of $100,000.

      The Buyer is a newly-formed Wisconsin corporation. The Buyer has informed the Company that at the date it signed the Agreement, the Buyer had no assets, liabilities, business history or shareholders. Thomas A. Biebel has advised the Company that he owns 20% of the Buyer and that he will be a director, and that John O. Harry owns 5% of the Buyer. Mr. Biebel and Mr. Harry were both directors of the Company until April 19, 2001, when they resigned. Mr. Biebel resigned to pursue the transaction described in this Proxy Statement. Mr. Harry initially had not intended to have any interest in Buyer, and he had no part in the negotiations with the Company. Mr. Biebel owns 8% of the shares of Common Stock of the Company and he has advised the Company that he intends to vote those shares for this transaction. Mr. Harry owns 5% of the shares of Common Stock of the Company, and he has advised the Company that he intends to vote those shares for this transaction. Mr. Biebel and Mr. Harry were both principal shareholders of Jettar. Mr. Todd Nelson, the Vice President of Operations of the Company, expects to resign his position with the Company and become an employee of the Buyer. Mr. Nelson does not expect to have an ownership interest in the Buyer, and at this time is not an employee of Buyer. Mr. Nelson is now a full time employee of the Company, and expects to remain as a full time employee until the closing of the sale. Mr. Nelson was a shareholder and the general manager of Jettar, and he owns 162,803 shares of Common Stock of the Company. None of the current directors of the Company are, or are expected to become, shareholders or directors of the Buyer. The Company has no other information about the Buyer, and does not anticipate that the Buyer will provide any additional information about the Buyer to the Company.

      Mr. Reiss and Ms. Schenk intend to vote their shares in favor of the sale, and they have agreed to do so in the Agreement. They will not have any interest in the Buyer. Although Mr. Biebel and Mr. Harry have advised the Company that they intend to vote their shares of Common Stock of the Company for the sale, they have not entered into any agreement to do so, and the Company is not a party to any agreement, other than the commitment of Mr. Reiss and Ms. Schenk in the Agreement, providing for the voting of any shares of the Company's Common Stock. The Company is not aware of any other agreement among shareholders providing for voting of the Company's shares of Common Stock.

                             BACKGROUND OF THE SALE

      In early 2000, the Company significantly increased its manufacturing capacity in order to service the needs of a new customer, Drypers. The Company ordered and installed a second diaper machine in its Eau Claire facility for this purpose. During the first half of 2000, Drypers informed the Company that it was unable to continue to contract and halted orders. Subsequently, Drypers filed for bankruptcy. The Company now had expanded manufacturing capacity and the related lease cost for the equipment, but did not have orders to keep those expanded facilities operational. The Company had foregone other business in order to have capacity to service the expected Drypers business, and the Company was not able to recapture those lost opportunities. The loss of the Drypers business resulted in significant cash flow problems and adversely affected profitability and net worth.

      On December 22, 2000, Wells Fargo Credit, the Company's secured lender, demanded payment in full of its loan to the Company on or before February 22, 2001. This demand from Wells Fargo was based on covenant defaults and not payment defaults. Covenants in default included a requirement that the Company maintain a minimum book net worth of $460,267 at December 31, 2000, minimum earnings of $500,000 for the year then ended and a capital expenditure limit of $3,300,000 for that year. The Company's net worth at December 31, 2000 was ($140,720), a shortfall of $600,987, it incurred a loss of $54,820 for the year then ended, or a shortfall of $554,820, and capital expenditures for the year then ended were $3,556,755, or $256,755 in excess of the covenant.

      As a result of the defaults, the interest rate was increased to prime plus 6% retroactive to January 1, 2000. Wells Fargo also advised the Company that if payment in full was not made by February 22nd, the borrowing base would be reduced on a weekly basis by 1 1/2% (which reduced borrowing availability by approximately $172,000 by May 27, 2001). Wells Fargo also added a monthly service fee of $2,000 for February and increased that service fee by $1,000 per month for each month thereafter. The service fee for August is $8,000.

      As a result of the difficulties with Wells Fargo, the Company had been exploring alternative financing arrangements. The demand letter from Wells Fargo accelerated this process and the Company contacted fourteen banks, financial institutions and government agencies in December, 2000 and the early part of 2001 to attempt to obtain financing which would pay off Wells Fargo and provide additional funding for the Company's operations. These contacts involved telephone calls, personal meetings, plant tours and a variety of other activities. Those institutions which indicated an interest required that the officers and directors of the Company personally guaranty 100% of the debt, and generally they were not prepared to provide funds which, in the Company's opinion, were sufficient to address the liquidity needs of the Company. The officers and directors were unwilling to personally guaranty the Company's debt. Consequently, none of these activities resulted in any acceptable financing alternative.

      In early April, the Board recognized that a new financing package would not be likely. At that time the board considered what other options would be available. The obvious choice was to sell assets.

      The Company explored which assets to sell, and considered selling either its environmental line or its manufacturing facility. Factors which the Company considered in making this determination were the ease and speed of the sale, the effect that either sale would have on the liquidity of the Company and the Company's prospects for a continuing and viable business after the sale. However, management decided that the critical need was to sell assets, and the Company was not in a position to determine which assets it would sell. The Company was prepared to sell any assets in which a potential buyer indicated an interest.

      Various officers of the Company contacted people they knew who they thought might be interested in acquiring the diaper business assets. Todd Nelson, Vice President of Operations, contacted Tomas Biebel (at that time a director), who was in Florida and was not present at the April 3rd Board meeting, to see if he could provide any prospects. Mr. Nelson also contacted others who he thought might have an interest in the business.

      One of the parties contacted indicated an interest in the environmental assets; however, that party indicated that it would only be interested in purchasing those assets if the Company could obtain other financing to continue its manufacturing operations. Since the Company was not able to obtain that financing, that transaction did not proceed. No other party indicated any interest in the environmental business, and all other discussions involved the manufacturing facility. Since those were the only assets in which potential buyers indicated an interest, and the Company had to solve its liquidity problem or go out of business, management decided to pursue a sale of the manufacturing facility.

      On April 12th, the Company received a letter from a group in Green Bay, Wisconsin indicating an interest in buying the assets. This was a group which the Company believes was contacted by Thomas Biebel, but who did not otherwise have any interest in the Company. On April 19, the Company received a formal proposal from this group. The proposal was to purchase certain assets and assume certain liabilities of the Eau Claire manufacturing operation. The offer fell far short of covering the outstanding accounts payable and bank line of credit by approximately $4,000,000.00. The Company continued to negotiate with this group for several days, but the parties were not able to come to any agreement on terms.

      On April 19, 2001, Thomas Biebel and John O. Harry, both directors of the Company, resigned from the Board. Mr. Biebel advised the Company that he was attempting to put together a group to buy the Eau Claire diaper business and he felt that he should no longer be a member of the Company's Board of Directors. Mr. Harry, who has been a business associate of Mr. Biebel before his association with the Company, also decided to resign his board position with the Company. After Mr. Biebel's and Mr. Harry's resignations, the Company began discussions with Mr. Biebel about the terms of a purchase. Mr. Biebel was principally involved in these negotiations. Mr. Harry had no involvement in the negotiations. Various discussions were held and drafts of offers were exchanged between April 19th and May 9, 2001.

      On May 9, 2001, the Company received a draft asset purchase agreement from RMED Acquisition Co., Inc, the Buyer under the Agreement being submitted to the Shareholders with this proxy statement. The Buyer was formed by a group that included Thomas Biebel. Originally, the group did not include Mr. Harry. The Company was informed on July 11, 2001, that Mr. Harry agreed with the Buyer at some time after the Agreement was signed that he would convert the $250,000 of Company debt, which is being assumed by the Buyer, into equity in the Buyer. The actual terms of the agreement submitted to the Company by the Buyer at that time were not acceptable to the Company because they included contingencies related to the Buyer obtaining additional investors. Management did not believe that it was in the Company's best interest to terminate its activities to try to find a buyer with that contingency. However, the Company continued negotiations with the Buyer to try to reach an acceptable agreement which did not include that contingency, and at the same time continued to try to find another buyer.

      During the course of the negotiations with the Buyer, the Company received a letter of intent from Missouri Steel, Inc. The Company believes that the connection with this letter of intent was through DNJ Capital, the lessor of one of the Company's diaper machines. Mr. Nelson had maintained close contact with DNJ Capital throughout the process of attempting to obtain financing, and after the Company decided that it could not obtain financing, while the Company was attempting to find a buyer for the assets. Jeff Pfeffer, a principal of DNJ Capital, had advised Mr. Nelson that he knew someone who might be interested in acquiring the assets. That party was Missouri Steel. The Company believes that Mr. Pfeffer was to have an interest in the acquisition company.

      The Company sent a letter to Missouri Steel advising it that the Company was considering the sale of assets to several bidders. On April 25, the group of buyers from Green Bay who had contacted the Company earlier in April visited the Eau Claire facility to discuss a renewed interest. On May 29, the principals of Missouri Steel visited the Eau Claire facility to indicate that they were interested in purchasing the Eau Claire operation assets. After visiting the manufacturing facility, the representatives indicated verbally they had interest in making an offer that sounded similar to the confirmed offer from the RMED Acquisition Co, Inc. On June 1, 2001 management reviewed the information and determined there were two viable buyers, RMED Acquisition Co, Inc. and Missouri Steel, each of which had verbalized similar proposals. Both parties were informed that written offers must be presented. On June 5, the Company advised the Green Bay group (RMED Acquisition Company, Inc.) and Missouri Steel that the Company had set a deadline of 5 p.m. June 7 to accept written offers for the Eau Claire diaper operation, and the Board would meet Friday, June 8th to review and accept the appropriate offer.

      The Board's criteria for an acceptable offer was that the offeror had to assume all of the debt and obligations related to the Eau Claire facility so as to permit the Company to continue in business after the sale, the offerer had to demonstrate to the board's satisfaction the financial capability to which would indicate that the buyer could meet its commitment, it had to be prepared to close the transaction quickly and it had to present a written offer, which was substantially complete, by June 7. Missouri Steel did not submit a written offer by the deadline. The only offer which met all of these criteria, and which was therefore acceptable to the Company which was submitted by the June 7th deadline was the offer by the Buyer, RMED Acquisition Co., Inc., which was approved by the Board of Directors on June 8, 2001.

      The Company has been advised that the Buyer will be owned 25% by K.C. Stock, 25% by Steve Stock, 25% by Brian Stock, 20% by Thomas Biebel and 5% by John Harry. This is based on information provided by Mr. Biebel. Mr. Biebel has advised the Company that when certain members of his original group decided that they would not go forward with the transaction, Mr. Biebel contacted the Green Bay group to see if he and they could make a joint offer. Mr. Biebel is a resident of Green Bay, and although they had not made joint investments before, they knew each other. Mr. Biebel has advised the Company that he and the Green Bay group together prepared and resubmitted the offer which was ultimately accepted. The Company believes that K.C. Stock, Steve Stock and Brian Stock were all members of the group from Green Bay, Wisconsin, which was negotiating with the Company separately. The Company does not know if there were other members of that group, or if these three individuals would have owned the same percentages as they will have in the Buyer

      The Company has continued to operate, to the extent that it could, during the period when it was attempting to secure a buyer for its assets. In that regard, the Company continued to accept orders and engage in discussions with parties for the sale and distribution of its manufactured products. In October, 2000, the Company had entered into a Sales and Marketing Agreement with Hospital Specialty Company, under which the Company would manufacture private label baby diapers for resale by Hospital Specialty. The Company received its first significant order under that contract in January, 2001, which was expected to generate $2,000,000 in sales over a twelve month period. The Company also continued to accept orders from customers to manufacture private label diapers, and has issued a number of press releases when it received open purchase orders or actual orders. Work on those orders has been delayed principally because of the Company's deteriorating financial condition. Because of the Company's current financial condition, the Company's trade creditors have refused to extend any additional credit to the Company, and the Company cannot proceed with any development work or production on these orders. Those arrangements, any orders for manufactured products and any contracts related to those arrangements will be transferred to and assumed by the Buyer.

                              REASONS FOR THE SALE

      The Company believes that the sale is an appropriate means of dealing with its current liquidity problem. The loss of the Company's principal line of credit has made it difficult to operate. The Company was faced with two options
- one, to obtain new financing to replace the Wells Fargo line, or two, to sell assets. Since the Company was not able to arrange new financing, the only viable alternative was to sell assets. The Company believes that by entering into this transaction, it will be able to maintain some portion of the business, which relates to the Retained Assets, by relieving it of the financial obligations assumed by the Buyer. The Company intends to continue its business of distributing Tushies(R) and Tender Care(R) diapers. Under the Agreement, the Buyer will manufacture Tender Care(R) diapers for the Company over a period of ten years at a price of cost plus $1.25 per case. Buyer has agreed that the credit limit on such manufacturing shall be limited to $50,000, and only so long as the Company remains current (net 45 days). The Buyer has also agreed that it will manufacture Rock-A-Bye(R) diapers for the Company at mutually agreeable pricing terms and conditions and will provide home delivery shipping service for the Company at cost for a period of six (6) months.

                            FAIRNESS TO SHAREHOLDERS

      The Board of Directors believes that the transaction is fair to the Company and its shareholders. The board reached this conclusion by reviewing all relevant factors, including the attempts to obtain financing, the negotiations with various parties, the lack of viable alternatives and the consequences of not completing the transaction. As discussed above, the Company was not able to obtain alternative financing, the Company's principal lender was significantly reducing its working capital line, most of the Company's trade creditors had placed the Company on credit hold, and only one party, the Buyer, was willing to commit to purchase the assets and assume the liabilities. The board believed that it had only two choices - sell the assets to the Buyer or file for bankruptcy. The board considered the risks that the buyer would default in its obligations to the Company under the Agreement. However, the board did not consider that a serious risk, since a failure to conclude the transaction involved a much greater risk, which was bankruptcy. The board was unable to reach any other conclusion, or to identify any other factors to consider, and could not identify any other risks which it felt worthy to consider. Consequently, the board did not consider any other factors, except as set forth above.

      The sale has been negotiated by the Company directors and senior executives. None of the persons negotiating the sale have any interest in the Buyer. Mr. Reiss is liable, under a personal guaranty, on approximately $4,500,000 of the Company's obligations under its diaper leases, and as a result of the sale, he may be released from those obligations. (See "Conflicts of Interest"). Neither of the other two directors is personally liable on any indebtedness to be assumed by the Buyer or on the leases. Todd Nelson, the only executive of the Company who will be involved with the Buyer, is not a director and did not negotiate terms of the transaction. Mr. Nelson is also liable under those leases. Although Mr. Biebel was a director of the Company, he resigned that position before an offer was submitted.

      In many similar circumstances, a company that proposes to sell its assets to a group in which one of its larger shareholders has an interest would hire an investment banker or appraiser to review the transaction to determine if the terms and price are fair to the seller and its shareholders and to issue a fairness opinion covering the transaction. Those arrangements are generally expensive and time consuming and the Company does not have the time or the resources to obtain such arrangements. Notwithstanding the fact that no fairness opinion has been obtained, the board of directors believes that the transaction is fair to the Company and its shareholders.

                              CONFLICTS OF INTEREST

      Thomas A. Biebel, who was a director of the Company until April 19, 2001, is a shareholder of the Company and owns 800,291 shares of Common Stock of the Company. The Company is indebted to Mr. Biebel for $250,000, which indebtedness will be assumed by Buyer. Mr. Biebel has advised the Company that he is a director of the Buyer and a 20% shareholder of the Buyer. In order to avoid a conflict between his role as a principal in the Buyer and his position as a director of the Company, he resigned from the board. Mr. Biebel was involved in the organization of the Buyer and was actively involved in the negotiation of the Agreement on behalf of the Buyer.

      John O. Harry, who was a director of the Company until April 19, 2001, is a shareholder of the Company and owns 510,210 shares. The Company is indebted to Mr. Harry for $250,000, which indebtedness will be assumed by Buyer. Mr. Harry will own 5% of the Buyer.

      Todd Nelson, Vice President of Operations for the Company, will resign his position at the closing of the sale and will work for the Buyer. Mr. Nelson holds 162,803 shares of Common Stock of the Company. Mr. Ed Reiss, the Chairman of the Board, director and co-Chief Executive Officer of the Company owns 892,109 shares of the Company's Common Stock. Ms. Brenda Schenk, a director, co-Chief Executive Officer and President of the Company, owns 2,750,221 shares of the Company's Common Stock.

      Mr. Reiss and Mr. Nelson have personally guaranteed obligations of the Company which it incurred in connection with the diaper machine leases which the Company entered into on July 9, 1999 and June 19, 2000. The maximum amount of such obligations as of the date of this proxy statement is $3,407,560.67. If the sale of substantially all of the assets is completed, the Buyer will assume those obligations, and the Company expects that it will be released from those obligations. If the Company is released from the diaper lease obligations, Messrs Reiss and Nelson will also be released from their guarantees. Even if the Company is not released, the assumption by the Buyer will reduce their risk under the guarantee, because the Buyer has assets and resources greater than the assets and resources of the Company.

      In consideration of the guaranty by Messrs. Reiss and Nelson, the Company issued options to each of them which permit them to each purchase a maximum of 200,000 shares of Common Stock for $0.30 per share. The options are exercisable at any time until June 29, 2002. Messrs Reiss and Nelson have agreed that options which they received from the Company will be cancelled when the sale closes, whether or not they are released from those obligations.

      As a result of the possible release under the guarantee, or the reduction of their risk under the guarantee resulting from the assumption of those obligations by Buyer, Messrs. Reiss and Nelson have a personal benefit in the transaction, and accordingly will benefit in that respect if the sale occurs.

      Neither Mr. Reiss nor Ms. Schenk have any interest in the Buyer. Ms. Schenk has no conflict of interest in the sale and Mr. Reiss has no conflict of interest in the sale, except as described above. Except as described above, no other person who was an executive officer or director of the Company at any time since January 1, 2000, has any substantial interest, direct or indirect, by security holdings or otherwise, in the sale.

                          TAX CONSEQUENCES OF THE SALE

      The Company believes that the sale of the assets will either be at the Company's book value for those assets, or if there is any gain, the Company will be able to apply tax loss carry forwards to offset any taxable income. Consequently, the Company does not expect that the sale will result in any taxes to the Company. Since the shareholders will not be receiving anything directly in this transaction, there should be no tax consequences to them from this sale.

                              REGULATORY APPROVALS

      The Company is not required to comply with any Federal or state regulatory requirements or obtain approval from any Federal or state agency in connection with the sale of assets described in this Proxy Statement. The Company has not made any inquiries as to whether the Buyer or any of its principals is required to comply with any such requirements or obtain approval from any such agencies.

             OPERATION OF THE BUSINESS OF THE COMPANY AFTER THE SALE

      The Company intends to continue a portion of its business after the sale. The Company will retain its Colorado facility and expects to use that facility as its headquarters. After the sale, the Company will not have manufacturing capability; all of its products will be manufactured by others. Consequently, after the closing of the sale, the Company anticipates that it will operate much the way it did prior to the purchase of the Eau Claire Diaper operation in 1998. A significant part of the Company's current business is the manufacture of private label disposable diapers and non-environmental disposable diapers. The Company will not continue that business. The Company is negotiating an agreement with the Buyer, under which the Buyer will manufacture, warehouse and ship the Company's TenderCare diapers. Sales of those diapers were $786,539 in fiscal 2000 and $537,847 in the six months ended June 30, 2001. The Company expects that its Tushies diapers will continue to be manufactured by Bently Manufacturing, Inc. (the current manufacturer) and TushiesWipes baby wipes will continue to be manufacturerd by Rockline Industries, Inc. (the current manufacturer for that product). The Company will retain its trademarks and related intellectual property for its natural/environmental products. After the sale, the Company's business will consist of the distribution of its branded environmental products - Tender Care(R) and Tushies(R) diapers and related products through its existing distribution channels, which include distributors, websites, home delivery services and baby diaper services.

      CEO Ed Reiss and President Brenda Schenk will continue in their roles. Mr. Reiss will remain as the chief marketing officer as he has in the past while Ms. Schenk will be responsible for the administration of the Company. Since the Company will no longer own a manufacturing facility, it will not retain any manufacturing employees. The Buyer has committed to offer employment to those persons. Todd Nelson, who has acted as Vice-President of Operations, has agreed to become an employee of the Buyer at closing. The Company expects to retain all employees which are necessary for it to operate after the closing, and does not anticipate replacing any of the employees who will leave to become employees of the Buyer.

      Most of the Company's obligations will be assumed and discharged by the Buyer, including a substantial amount of trade payables. The Company does not anticipate any substantial problems receiving credit from trade creditors. The Company does not anticipate that it will need lines of credit or similar financial accommodations after the sale because it expects that its vendors will grant regular trade credit terms. The Company also expects that when it is relieved of its debt obligations, it may be able to secure a line of credit from traditional lending sources. The Company has not obtained any assurances or commitments from trade creditors or any commercial lending source, and will not request any until after the sale is completed. If the Company's trade creditors refuse to grant credit terms, and if the Company needs additional working capital but cannot obtain it, then even if the sale is completed, the Company may be required to file for bankruptcy or go out of business.

                         PRO-FORMA FINANCIAL STATEMENTS

      The tables below set forth the historical unaudited balance sheets and results of operations of the Company for the fiscal year ended December 31, 2000, and the six months ended June 30, 2001 and the balance sheet and results of operations of the Company as of those dates on a pro-forma basis. These unaudited proforma financial statements are not necessarily indicative of results that actually would have occurred if the transaction had been in effect as of and for the periods presented or the results that may be achieved in the future. The adjustment related to the unaudited proforma balance sheet assume the transaction was consummated at June 30, 2001, while adjustments to the unaudited proforma statements of operations assume the transaction was consummated at January 1, 2000. These statements should be read in conjunction with the description of the proposed sale described elsewhere in this Proxy Statement, and the financial statements of the Company included in the Company's Form 10-KSB/A for the year ended December 31, 2000, and the Company's Form 10-QSB for the second quarter ended June 30, 2001, included as a part of Exhibit C to this Proxy Statement.

Proforma Statement of Operations

----------------------------------------------------------------------------------------------------------------------
RMED INTERNATIONAL, INC.
----------------------------------------------------------------------------------------------------------------------

Statement of Operations     RMED 2000       Pro-forma      RMED 2000      RMED Q2 2001     Pro-forma        RMED Q2
                            Historical    Adjustments(2)   Pro-forma       Historical    Adjustments(2)    Pro-forma

Sales                     $ 11,865,687    $  8,240,774    $  3,624,913    $  7,433,446    $  4,803,014    $  2,630,432
  Less cost of sales      $  9,005,936    $  6,527,048    $  2,478,888    $  5,625,767    $  3,629,269    $  1,996,498
                          --------------------------------------------------------------------------------------------
  Gross profit            $  2,859,751    $  1,713,726    $  1,146,025    $  1,807,679    $  1,173,745    $    633,934

Operating Expenses
  Sales and marketing     $  1,988,922    $  1,359,624    $    629,298    $    930,610    $    649,286    $    281,324
  General &
  administrative          $  1,449,429    $  1,216,120    $    233,309    $    801,734    $    675,342    $    126,392
                          --------------------------------------------------------------------------------------------
  Total operating costs   $  3,438,351    $  2,575,744    $    862,607    $  1,732,344    $  1,324,628    $    407,716

Net income from
operations                $   (578,600)   $   (862,018)   $    283,418    $     75,335    $   (150,883)   $    226,218

Other Income (Expense)
  Interest expense        $   (472,516)   $   (472,516)                   $   (385,731)   $   (385,731)
  Interest income         $     32,343    $     26,138    $      6,205    $     11,427    $     11,427
  Noncompliance fee       $    946,976    $    946,976
  Other                   $     16,977    $     16,977                    $      4,759    $      4,759
                          --------------------------------------------------------------------------------------------
  Total other income      $    523,780    $    517,575    $      6,205    $   (369,545)   $   (369,545)

Net income (loss)
before tax                $    (54,820)   $   (344,443)   $    289,623    $   (294,210)   $   (520,428)   $    226,218
                          ============================================================================================

Net income (loss) per
share                     $      (0.01)                   $       0.03    $       0.01                    $       0.02

Weighted average common
shares outstanding           9,968,715                       9,968,715       9,892,946                       9,892,946

Notes to Pro-forma Statements of Operations:

      1. The columns entitled RMED 2000 Pro-forma and RMED Q2 Pro-forma show sales of the portion of business which will be retained by the Company; principally the environmental diapers and wipes business. Cost of sales and gross profit represents amounts attributable to the environmental business.


      2. The pro-forma adjustments represent the elimination of the Eau Claire operation.

Proforma Balance Sheet

------------------------------------------------------------------------------
  RMED INTERNATIONAL, INC.           RMED Q2 2001    Pro-forma      RMED Q2
       Balance Sheet.                 Historical   Adjustments(3)  Pro-forma
------------------------------------------------------------------------------

CURRENT ASSETS
  Cash                               $    31,784    $     4,284    $    27,500
  Accounts receivable                $   885,446    $   582,947    $   302,499
  Inventory                          $ 1,234,167    $ 1,226,232    $     7,935
  Prepaids and other                 $   266,696    $   260,491    $     6,205
                                     -----------------------------------------
  Total current assets               $ 2,418,093    $ 2,073,954    $   344,139

PROPERTY & EQUIPMENT
  Land and building                  $   253,969                   $   253,969
  Furniture & office equipment       $   149,819    $   134,619    $    15,200
  Machinery & equipment              $ 5,881,557    $ 5,881,557
                                     -----------------------------------------
                                     $ 6,285,345    $ 6,016,176    $   269,169
  Less accum depreciation            $ 1,420,191    $ 1,417,477    $     2,714
                                     -----------------------------------------
  Total property & equipment         $ 4,865,154    $ 4,598,699    $    66,455

OTHER ASSETS
  Patents, net                       $   283,093                   $   283,093
  Other                              $    99,548    $    93,820    $     5,728
                                     -----------------------------------------
  Total other assets                 $   382,641    $    93,820    $   288,821

TOTAL ASSETS                         $ 7,665,888    $ 6,766,473    $   899,415

CURRENT LIABILITIES
  Note payable to bank               $   733,535    $   733,535
  Current maturities, LTN            $ 1,505,102    $ 1,505,102
  Accounts payable                   $ 2,624,148    $ 2,422,676    $   201,472
  Accrued liabilities                $   485,847    $   477,071    $     8,776
                                     -----------------------------------------
  Total current liabilities          $ 5,348,632    $ 5,138,384    $   210,248

LONG-TERM OBLIGATIONS                $ 2,785,808    $ 2,284,756    $   501,052
                                     -----------------------------------------
                                     $ 2,785,808    $ 2,284,756    $   501,052
STOCKHOLDER'S EQUITY
  Common Stock                       $    98,866                   $    98,866
  Additional paid-in capital         $ 7,935,340                   $ 7,935,340
  Accumulated deficit                $(8,268,758)   $  (656,667)   $(7,612,091)
                                     -----------------------------------------
                                        (234,552)   $  (656,667)   $   422,115

  Less notes receivable
  from stockholders                  $   234,000                   $   234,000
                                     -----------------------------------------
                                     $  (468,552)   $  (656,667)   $   188,115
TOTAL LIABILITIES &
STOCKHOLDERS EQUITY                  $ 7,665,888    $ 6,766,473    $   899,415
                                     =========================================

Footnotes to Proforma Balance Sheet:

      1. The Company is retaining the land and real property in Delta, Colorado, the location where the Company will continue its warehousing, customer service and distribution of product. The Buyer is acquiring such assets as they relate to the Eau Claire division. The Company will retain assets necessary to the continued operation, including all key intellectual property and patents.

      2. Buyer will initially assume Bank note, equipment leases and all accounts payable. The Company will have current liabilities that pertain only to current sales.

      3. The pro-forma adjustments represent the eliminaiton of the Eau Claire operation.

                         HISTORICAL FINANCIAL STATEMENTS

      Attached as Exhibit C to this Proxy Statement are the copies of the Company's Annual Reports on Form 10-KSB for the year ended December 31, 1999, 10-KSB/A for the year ended December 31, 2000, and the Company's quarterly reports on Form 10-QSB for the quarters ended June 30, 2000 and June 30, 2001. The financial statements included in these reports are incorporated in, and constitute a part of, this Proxy Statement.

                         DISSENTER'S RIGHTS OF APPRAISAL

      Under Section 7-113-102 of the Colorado Business Corporation Act, each shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares. A shareholder who wishes to assert dissenter's rights shall: (a) cause the Company to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the sale is effectuated; and (b) not vote his or her shares in favor of the proposed sale. A shareholder who does not satisfy the requirements above is not entitled to demand payment for the shareholder's shares under the Colorado Business Corporation Act.

      A failure to vote at this meeting will not preclude a Shareholder from exercising dissenter's rights. However, a Shareholder who signs a proxy card and sends it to the Company, but does not either vote Against the sale or Abstain (in either case by checking the appropriate box on the proxy card) will be voted for the sale, and therefore will preclude the Shareholder from exercising dissenter's rights. A shareholder who wants to exercise dissenter's rights must send a written notice of intent to demand payment to the Company. The notice must be received by the Company before the vote. Notice may be sent to either the Company's office at 3925 North Hastings Way, Eau Clare, Wisconsin 54703, or 675 Industrial Boulevard, Delta, Colorado 81416. A vote Against the sale, but without the notice, will not satisfy the notice requirements under Colorado law to permit a Shareholder to exercise dissenter's rights.

      If the Shareholders vote in favor of the sale, the Company will give a written dissenter's notice to all Shareholders who are entitled to demand payment for their shares under Article 113. This group will be limited to those Shareholders who have given, before the vote, the notice of intention to demand payment, and who have not voted in favor of the sale. Such notice must be given no later than ten (10) days after the effective date of the sale. The notice shall also state the proposed effective date of the sale, the address at which the Company will receive payment demands and the address of a place where certificates for certificated shares must be deposited. The notice will inform holders of noncertificated shares to what extent the transfer of the shares will be restricted after payment demand is received. The notice will also be accompanied by a form for demanding payment, which form will request a dissenter to state an address to which payment is to be made and will set the date by which Company must receive the payment demand and certificates for certificated shares. This date will not be less than thirty (30) days after the date the notice required is given.

      A Shareholder who has been given a dissenter's notice and wishes to assert dissenter's rights shall cause the Company to receive a payment demand, either in the form provided by the Company or in another writing, and deposit his certificates for certificated shares. Any Shareholder who does not demand payment and deposit his shares as required by the dates set forth in the dissenter's notice will not be entitled to payment for the shares.

      The Company will be obligated to pay to the Shareholders the amount the Company estimates to be the fair value of the shares plus accrued interest.

      If the dissenter is dissatisfied with the payment or offer, the dissenter may give notice to the Company in writing of the dissenter's estimate of the fair value of the shares and demand payment, if the Shareholder believes the amount paid or offered is less than the fair value, if the Company fails to make payment within sixty (60) days, or if the Company does not return the deposited shares and release the restrictions on uncertificated shares. A dissenter waives the right to demand payment unless the Company receives the dissenter's notice of objection within thirty (30) days after the Company made or offered payment for the dissenter's shares.

      If a demand for payment remains unresolved, the Company may petition the court to determine the fair value of the shares. If it does not commence the proceeding within the sixty day period, it shall be obligated to pay to each dissenter whose demand remains unresolved the amount demanded. Shareholders should be aware that the Company will have minimal cash and assets and may not be able to pay any amounts to Shareholders in satisfaction of dissenter's rights. Under Colorado law, a Shareholder who follows a statutory procedure may obtain a judgment against the Company for the fair value of the shares, plus certain costs, if the Company is obligated to make payments to dissenters but refuses or is unable to do so. In such a case, Shareholders could exercise on the judgment, attach the Company assets and pursue other legal remedies to collect the judgment.

      It is a condition to the closing of the sale that no more than 20% of the shares exercise dissenter's rights, and the Company may abandon the transaction if any Shareholders exercise dissenter's rights.

             SHAREHOLDER PROPOSALS FOR 2001 and 2002 ANNUAL MEETINGS

      The Company has not held an annual meeting in many years, has not set a meeting date for 2001 or 2002, and has no plans to hold an annual meeting in 2002. However, the Company's bylaws provide that the Company shall hold an annual meeting on the first Tuesday in November of each year. Consequently, the 2001 annual meeting is scheduled for November 6, 2001 and the 2002 annual meeting is scheduled for November 5, 2002. Any shareholder who desires to submit a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for the 2001 Proxy Statement and annual meeting or for the 2002 Proxy Statement and annual meeting should submit the proposal to Edward Reiss, Chief Executive Officer, at 675 Industrial Boulevard, Delta, Colorado, 81416. The proposal, together with any supporting statement, may not exceed 500 words in length. Rule 14a-8 provides a way to calculate a deadline date by which proposals must be submitted, in order to be included. This calculation is based on the date of the release of the proxy statement for last year's annual meeting. Since the Company did not hold an annual meeting last year, and consequently did not prepare and release a proxy statement for an annual meeting last year, it is not possible to calculate the deadline date under Rule 14a-8. In those cases, Rule 14a-8 provides that the deadline is a reasonable time before the Company begins to print and mail its proxy materials. If the Company were to hold an annual meeting in 2001 as scheduled, and solicit proxies, the Company would consider the deadline to be September 6, 2001, which is three months before the scheduled annual meeting date. If the Company were to hold an annual meeting in 2002 as scheduled, and solicit proxies, the Company would consider the deadline to be June 10, 2002 (which is 120 days before the date on which the Company could reasonably be expected to release its proxy statement for that meeting). The reason for the difference in time periods between 2001 and 2002 is that this notice for 2001 is much later than the notice of the deadline for 2002, and if the Company applied the same criteria to 2001, the deadline for 2001 would have already passed.

      Even if the Company were to hold an annual meeting on November 6, 2001, or on November 5, 2002, it does not believe that it would solicit proxies because a majority of the shares are held by a few individuals, and the Company expects they would attend the meeting in person. Their attendance at a Shareholders meeting would constitute a quorum, and they would be able to elect directors without any necessity to solicit proxies. In that case, no proxy statement would be required to be prepared and distributed to Shareholders; consequently, there would not be anything prepared by the Company in which a Shareholder proposal could be included. In that case, the Company would have no obligation to include any shareholder proposals in proxy materials or submit the proposals to shareholders, and if the submitting shareholder wanted the proposal presented at the meeting, he would have to attend the meeting and submit the proposal to the meeting.

      If the Company decides to hold an annual meeting on a date other than the scheduled annual meeting date and prepare and distribute a Proxy Statement for that meeting, the deadline for submission may be in one of the

Company's annual report on Form 10-KSB or in a quarterly report on Form 10-QSB. If not in such a report, the proposal would have to be submitted within a reasonable time before the meeting.

      Under Colorado law, any Shareholder has the right to petition a court in the county in which the Company's principal office in Colorado is located to require the Company to hold an annual meeting. However, even if the Company were required by a court to hold an annual meeting, it might not solicit proxies for such meeting. It is possible that the court would order the Company to solicit proxies, in which case it would prepare and issue a proxy statement in accordance with the requirements of the Securities Exchange Act of 1934.

                                 OTHER BUSINESS

      The Company knows of no other matters which may come before the special meeting. However, if any such matters properly come before the meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.


August 20, 2001


                                              By Order of the Board of Directors

                                              RMED INTERNATIONAL, INC.

                                    EXHIBIT A

                            ASSET PURCHASE AGREEMENT

                                                                       Exhibit A

                            ASSET PURCHASE AGREEMENT

                                     Between

               RMED ACQUISITION CO., INC., a Wisconsin corporation

                             ("Buyer" or "Company")

                                       and

                RMED INTERNATIONAL, INC., a Colorado corporation

                              ("Seller" or "RMED")

                               Dated June 7, 2001

                                TABLE OF CONTENTS

ARTICLE I - Purchase and Sale of Assets; Closing; and
                  Assumption of Liabilities

         1.1      Purchase of Assets.......................................1
         1.1.1    Excluded Assets..........................................2
         1.2      Purchase Price...........................................3
         1.3      Disputes.................................................3
         1.4      Estimated Financial Statements...........................3
         1.5      Payment of Purchase Price................................4
         1.6      Closing..................................................4
         1.7      Tax Allocation of Purchase Price.........................4

ARTICLE II - Liabilities

         2.1      Assumed Liabilities; Executory Contracts.................5
         2.2      Non-Assumption of Liabilities............................5
         2.3      Labor Relations; Pension Plan............................5

ARTICLE III- Covenants, Representations and Warranties of RMED

         3.1      Legal Status.............................................6
         3.2      Capitalization...........................................6
         3.3      Authorization............................................7
         3.4      Financial Statements.....................................7
         3.5      Absence of Changes.......................................7
         3.6      Undisclosed Liabilities..................................9
         3.7      No Violation of Statute or Contract......................9
         3.8      Accounts Receivable.....................................10
         3.9      Notes Receivable........................................10
         3.10     Inventories.............................................10
         3.11     Real Property Owned or Leased...........................10
         3.12     Regulatory Approvals....................................11
         3.13     Tangible Personal Property..............................11
         3.14     Intellectual Property...................................12
         3.15     Material Contracts......................................12
         3.16     Permits and Licenses....................................14
         3.17     Insurance Coverages.....................................14
         3.18     Claims and Litigation...................................14
         3.19     Tax Matters.............................................15
         3.20     Benefit Plans...........................................16
         3.21     ERISA Matters...........................................16
         3.22     Environmental Matters...................................17
         3.23     Compliance with Applicable Law..........................18
         3.24     Bank Accounts...........................................18

         3.25     Full Disclosure.........................................18
         3.26     Disclosure on Schedules.................................18
         3.27     Knowledge and Notice....................................18

ARTICLE IV - Representation and Warranties of Buyer

         4.1      Buyer Status............................................19
         4.2      Authorization...........................................19
         4.3      Claims and Litigation...................................19
         4.4      Brokers or Finders......................................19
         4.5      Employees...............................................19
         4.6      Payment of Creditors....................................19

ARTICLE V - Conditions Precedent to Buyer's Obligation to Close

         5.1      Corporate and Shareholder Action........................20
         5.2      Representations and Warranties..........................20
         5.3      Performance of Obligations..............................20
         5.4      No Adverse Change.......................................20
         5.5      Governmental Approvals..................................20
         5.6      Litigation..............................................21
         5.7      Appraisal Rights........................................21
         5.8      Non-Competition Agreement...............................21
         5.9      Access..................................................21
         5.10     Assignment of Leases....................................21
         5.11     Financing...............................................21
         5.12     Key Employees...........................................21
         5.13     Release.................................................21
         5.14     Accounts Receivable.....................................22
         5.15     Due Diligence...........................................22

ARTICLE VI - Conditions Precedent to RMED's Obligation to Close

         6.1      Corporate and Shareholder Action........................22
         6.2      Representations and Warranties..........................22
         6.3      Performance of Obligations..............................22
         6.4      TenderCare Agreement....................................23
         6.5      Delivery/Shipping Services..............................23
         6.6      Website.................................................23
         6.7      Manufacture of Rockabye Diapers.........................23
         6.8      Non-competition Agreement...............................23

ARTICLE VII - Operation of RMED to the Closing Date

         7.1      Ordinary Course of Business.............................23
         7.2      Charter Documents.......................................24
         7.3      Merger or Mergers.......................................24

         7.4      Sale or Encumbrance.....................................24
         7.5      Dividends or Distributions..............................24
         7.6      Capitalization..........................................24
         7.7      Indebtedness............................................24
         7.8      Compensation............................................24
         7.9      Disclosure..............................................24
         7.10     Government Regulation...................................25
         7.11     Obtain Consents.........................................25
         7.12     Litigation..............................................25
         7.13     Accounting Practices....................................25

ARTICLE VIII - Survival of Representations, Warranties
          And Covenants; Indemnification

         8.1      Survival................................................25
         8.2      Indemnification of RMED.................................25
         8.3      Indemnification of Buyer................................26
         8.4      Third Party Claim.......................................27
         8.5      Escrow Account..........................................28

ARTICLE IX - Termination; Modification or Waiver

         9.1      Termination.............................................28
         9.2      Waiver..................................................29

ARTICLE X - Parties in Interest and Assignment............................29

ARTICLE XI - General Provisions

         11.1     Notices.................................................29
         11.2     Entire Agreement........................................30
         11.3     Waiver..................................................30
         11.4     Applicable Law..........................................30
         11.5     Savings Clause..........................................30
         11.6     Action by Shareholders of Buyer.........................30
         11.7     Headings................................................31
         11.8     Counterparts............................................31
         11.9     Public Announcements....................................31
         11.10    Arbitration.............................................31
         11.11    Further Assurances......................................31
         11.12    Waiver..................................................32
         11.13    Severability............................................32

         11.14    Section Headings, Construction..........................32
         11.15    Time of Essence.........................................32
         11.16    Governing Law...........................................32
         11.17    Counterparts............................................32

Signatures................................................................32

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement ("Agreement") is made and entered into as of the 7th of June, 2001, by and between RMED ACQUISITION CO., INC., a Wisconsin corporation hereinafter referred to as the "Buyer" or "Company") and RMED INTERNATIONAL, INC., a Colorado corporation (hereinafter referred to as "Seller" or "RMED").

                                    RECITALS:

      WHEREAS, Seller desires to sell and Buyer desires to purchase, certain assets and a part of the business of the Seller for and in the consideration as set forth herein;

      WHEREAS, the parties desire to enter into this Agreement for the purpose of setting forth certain representations, warranties, covenants, agreements, and conditions relating to the purchase and sale of the assets and the business.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and Seller agree as follows:

                                    ARTICLE I
                      PURCHASE AND SALE OF ASSETS; CLOSING;
                          and ASSUMPTION OF LIABILITIES

      1.1 Purchase of Assets. On the Closing Date (as hereinafter defined), Seller will sell, assign, convey, transfer, and deliver to Buyer and Buyer will purchase and acquire from Seller the following properties and assets (hereinafter the "Purchased Assets"):

      (i) Inventory. All of Seller's inventory, including raw material, parts and supplies, work in process and finished goods inventory, shall be valued at Seller's cost, excluding any allocated overhead cost or factory burden (the "Inventory"). Those items of inventory shall be listed on a Schedule attached hereto.

      (ii) Intangible Assets. All drawing, intangible assets, tradenames, trademarks, and interest therein, all patents, patent applications, trade secrets, formula, intellectual property, bills of materials, designs, testing data, processes, specifications, operating rights, licenses, permits, contract rights, operating data, historical financial and production information, contract files, brochures, photos, slides, videos, recordings, promotional materials or writings, projections, business plans, inventory schedules, customer and vendor lists, dealer and sales representative lists and contract, sales records, shipping records, quotations, and all other intangible assets relating to the Eau Claire division diaper assets. Those intangible assets shall be listed on a Schedule attached hereto.

      (iii) Machinery; Equipment. All the machinery, equipment, trailers, office equipment, furniture, furnishings, trade fixtures, computer hardware, phone and fax numbers, and vehicles located at Seller's principal business, including all Tangible Personal Property utilized in the manufacture of the diaper product line (including Diaper Line No. 1, Diaper Line No. 2, forklift trucks, Optima Bagger, machinery and equipment). The equipment shall be specifically identified and described on a schedule prepared and attached hereto prior to or coincident with Closing.

      (iv) Contracts; Agreements. All contracts with customers, agreements, customer orders, selected contracts with suppliers, and leases which are specifically identified on a schedule attached hereto and incorporated herein as the "Assumed Liabilities". This section shall specifically include customer orders which have been placed prior to the Closing Date and which have not been filled as of 8:00 a.m. on the Closing Date (hereinafter "Customer Orders"). Buyer agrees to assume Customer Orders and fill such orders and Buyer shall be entitled to retain any and all profits with respect to such orders. Only Customer Orders which were incurred in the Ordinary Course of Business shall be placed on this schedule prior to and/or coincident with Closing. This schedule shall also include contracts with vendors and suppliers which are outstanding as of the Closing Date (hereinafter "Vendor Contracts"). The parties agree that only contracts with vendors and suppliers which have been incurred in the Ordinary Course of Business will be included on this schedule. The completed schedule shall be prepared and consented to in writing by both parties. All contracts shall include the right to retain any and all profits with respect to said contracts and the corresponding obligations thereunder.

      (v) Prepaids. All prepaid expenses, prepaid insurance, and security deposits.

      (vi) Accounts Receivable. All accounts receivable (except for the B&G Diaper Factory accounts receivable which is presumed non-collectible and will be written off by Seller prior to Closing), less an allowance for bad debt.

            1.1.1 Excluded Assets. Notwithstanding any other provision of this Agreement to the contrary, the Seller shall not sell and Buyer shall not purchase or acquire hereunder any of the following:

            (i) Minute books, corporate documents, corporate records, claims to refunds (tax or otherwise, including proceeds of pending litigation), and other books and records which Seller may be required by law to retain;

            (ii) All intangible assets relating to the Tushies, TenderCare, and natural/environmental products, including current websites;

            (iii) The Warehouse  Property  located at 675 Industrial  Boulevard,
                  Delta, Colorado; and

            (iv) All contracts, whether customer orders or vendor contracts relating to the Tushies, TenderCare, natural/environmental products.

      1.2 Purchase Price.

            (a)   Purchase Price.

                  (i) Calculation. The purchase price (the "Purchase Price") shall be equal to the sum of EIGHT MILLION FOUR HUNDRED EIGHTY-THREE THOUSAND FOUR HUNDRED FIFTY-ONE AND 80/100 DOLLARS ($8,483,451.80) as of March 31, 2001, reduced to the current outstanding balance of the Assumed Liabilities at Closing as described in Sections 1.5 and 2.1, below.

                  The Purchase Price is based upon the assumption that the value of the Assets at Closing will not be less than the value of the Purchased Assets as set forth on the Company's balance sheet for the period ending March 31, 2001. The Purchase Price shall be adjusted at Closing to reflect any decrease in the actual value of the Purchased Assets as of the day of Closing compared to this value.

                  In the  event  there  has  been a  decrease  in the  Purchased
            Assets, then liabilities to be assumed as set forth at Section 1.5 shall be further reduced accordingly. If the Purchased Assets have increased, then the liabilities to be assumed shall be proportionately increased or a payment in cash shall be made, in the discretion of the Buyer.

                  (ii) Financial Statements. The financial statements to be used in calculating the value shall be those which are internally generated by Seller's controller, Stu Brown. All financial statements used in calculating the value shall be prepared in accordance with generally accepted accounting principles.

      1.3 Disputes. In the event Buyer disputes any matters in the financial statements as presented, Buyer may, at its expense, retain an independent accounting firm to render a second opinion on the disputed matters, following which Buyer and Seller shall attempt to mutually resolve the disputed matters. Such second opinion, if not available on the Closing Date, shall be completed within thirty (30) days following the Closing Date. If Buyer and Seller cannot mutually resolve the disputed matters, the matter shall then be referred to an independent accounting firm mutually agreed to by the parties which shall act as final arbitrator of any disputed matters pertaining to the financial statements. The arbitrator's fee will be paid jointly, one-half (1/2) by Buyer and one-half (1/2) by Seller.

1.4 Estimated Financial Statements. If, upon the Closing Date, the parties are unable to determine a mutually agreeable value, the parties may utilize estimated financial statements, taking into account the parties best efforts in estimating the proper Purchase Price. Upon resolution of the dispute, the appropriate party shall promptly pay the required balance then due, if any, without interest.

      1.5 Payment of Purchase Price. The payment of the Purchase Price shall be completed as follows:

            (a)   The Purchase Price shall be paid by:

                  (i)   Buyer assuming the following liabilities at Closing:

                        Diaper Machine No. 1                   $ 1,451,487.00*
                        Diaper Machine No. 2                     2,146,339.00*
                        Optima Bagger                              248,640.00*
                        Forklift Leases                              9,811.00*
                        Wells Fargo Loan                         1,214,223.80*
                        Accounts Payable                         2,789,951.00**
                        Billbacks, sales discounts,
                         brokerage fees, and slotting fees         123,000.00
                        Notes Payable:
                          Thomas A. Biebel                         250,000.00
                          John O. Harry                            250,000.00
                                                               --------------
                        Total Assumed Liabilities              $ 8,483,451.80

                        * These amounts shall be subject to adjustments at Closing equal to the then current outstanding balance.

                        ** Accounts Payable is determined as the accounts payable arrived at per the 3/31/01 balance sheet; A/R $1,056,169.00 and A/P $2,789,951.00.

                  (ii) In addition to the foregoing,  Buyer agrees to assume the
            Eau Claire facility real estate lease.

      1.6 Closing. The purchase (the "Closing") provided for in this Agreement shall take place at the offices of Michael Best & Friedrich, Chicago Illinois at 10:00 a.m. on June 27, 2001 or the earliest day following a shareholder's meeting in accordance with the proxy statement as delivered to the Securities Exchange Commission, or such other time and place as the parties may mutually agree upon (the "Closing Date").

      1.7 Tax Allocation of Purchase Price. The Purchase Price shall be allocated to the assets as determined by the Buyer and both Buyer and Seller agree to file the required Form 8594 with respect to the allocation of the Purchase Price.

                                   ARTICLE II
                                   LIABILITIES

      2.1 Assumed Liabilities; Executory Contracts. Buyer will assume, pay, and discharge, when and as due, only those liabilities of Seller as follows:

                  Diaper Machine No. 1                          $ 1,451,487.00*
                  Diaper Machine No. 2                            2,146,339.00*
                  Optima Bagger                                     248,640.00*
                  Forklift Leases                                     9,811.00*
                  Wells Fargo Loan                                1,214,223.80*
                  Accounts Payable                                2,789,951.00**
                  Billbacks, sales discounts, brokerage
                   fees, and slotting fees                          123,000.00
                  Notes Payable:
                    Thomas A. Biebel                                250,000.00
                    John O. Harry                                   250,000.00
                                                                --------------
                  Total Assumed Liabilities                     $ 8,483,451.80

                  * These amounts shall be subject to adjustments at Closing equal to the then current outstanding balance.

                  ** Accounts Payable is determined as the accounts payable arrived at per the 3/31/01 balance sheet; A/R $1,056,169.00 and A/P $2,789,951.00.

      Buyer agrees to indemnify and hold harmless Seller with respect to payment of the Assumed Liabilities.

      2.2 Non-Assumption of Liabilities. Except only as provided above, Buyer is not assuming and shall not be obligated or liable for any liabilities, debts, or obligations of Seller of any kind whatsoever, whether actual, contingent, accrued, known or unknown, rising now or in the future, including, without limitation, any product liability claims, taxes, employee compensation, pension, profit-sharing, vacation, health insurance, disability insurance, or other employee benefit programs, worker's compensation, notes payable, funded indebtedness (such as line of credit) notes, breach or negligent performance of any contract, or breach of warranty relating thereto, liabilities resulting from breach of contract, torts, illegal activity, unlawful employment or business practice, or any other deduction that is not realized at the time of sale, the Q&R claim, and three (3) employment-related claims at the Eau Claire facility, or any other liability or obligation whatsoever. All such non-assumed liabilities, debts and obligations shall remain the responsibility of Seller which shall pay and discharge the same when and as due. Seller agrees to indemnify, defend, and hold Buyer harmless from all non-assumed liabilities, debts, and obligations.

         2.3 Labor Relations; Pension Plan. Buyer shall not assume any obligation for the employee pension benefit plan of Seller. Seller shall be solely responsible for satisfying all obligations (whether arising under federal, state, or local law or pursuant to contract) which may arise or which may have arisen prior to or after the Closing in connection with Seller's employment of Seller's employees, the creation, funding, or operation of any employee pension benefit plan, or which may arise in connection with the transactions described in this Agreement.

      Notwithstanding the foregoing to the contrary, Buyer will attempt to adopt a similar 401(k) benefit plan for the employees at the Eau Claire facility to which those employees may roll-over current account balances.

                                   ARTICLE III
                         COVENANTS, REPRESENTATIONS AND
                               WARRANTIES OF RMED

      On the date hereof and the Closing Date, RMED makes the following covenants, representations and warranties to Buyer:

      3.1 Legal Status.

            (a) RMED is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Except as set forth on Schedule 3.1(a), RMED is qualified as a foreign corporation to do business in all other jurisdictions where the character of RMED's properties and the nature of its activities make qualification necessary and where the failure to be so qualified would have a material adverse effect on its business, financial condition or results of operations.

            (b) RMED has previously delivered to Buyer complete and correct copies of its Certificate of Incorporation (certified by the Secretary of State of the State of Colorado) and Bylaws (certified by its Secretary). Such Certificate of Incorporation and Bylaws are valid and in effect as of the date hereof.

            (d) RMED has the power and authority to own and lease its properties and to carry on its businesses.

      3.2 Capitalization.

            (a) Common Stock. RMED is authorized to issue 52,500,000 shares of common stock consisting of 2,500,000 shares of preferred stock and the balance of common stock, with $1.00 par value per share, of which the treasury shares and validly issued and outstanding shares, all of which are fully paid and non-assessable, are set forth on Schedule 3.2(a). Except as set forth on Schedule 3.2(a), no holder of any shares of RMED shares has asserted any claim or action against RMED, including any claim or action with respect to the purchase/sale.

            (b) Options and Rights. Except as set forth on Schedule 3.2(b) there are no outstanding subscriptions, options, warrants, contracts, calls, commitments, preemptive rights or demands of any nature relating to the capital stock of RMED or obligating the Company to buy, sell or issue shares of RMED's capital stock.

            (c) Conflicts of Interest. Except as set forth in Schedule 3.2(c), to the best of its knowledge, RMED nor any of the shareholders, directors or officers of RMED nor any of their spouses or children owns directly or indirectly any interest in (other than a minority interest in a publicly traded corporation), or is a director, officer or employee of, any corporation, partnership, firm, association or business organization which manufactures, distributes or sells, any product or service which is manufactured, sold or furnished by the Company, or is a competitor, potential competitor, supplier or customer of the Company.

      3.3 Authorization. RMED has full corporate power and authority to enter into this Agreement and any agreements related hereto and to perform its respective obligations hereunder and thereunder. The Board of Directors of RMED has taken all actions required by law, its Certificate of Incorporation and Bylaws or otherwise to be taken by them to authorize the execution and delivery of this Agreement and related agreements and the consummation of the purchase and the other agreements and transactions contemplated hereby and thereby, and no other corporate proceedings on the part of the Board of Directors of RMED is necessary to authorize this Agreement and related agreements and the other transactions contemplated thereby and hereby. This Agreement and the agreements related hereto have been duly and validly executed and delivered by RMED and constitute a valid and binding agreement enforceable in accordance with its respective terms subject only to requisite approval of this Agreement and the transactions contemplated hereby of the shareholders of RMED.

      3.4 Financial Statements.

            (a) Financial Statements. RMED has delivered to Buyer the balance sheets for RMED as of December 31, 1999 and 2000 and the related statements of income, stockholders' equity, and cash flows for the years then ended (and the accompanying footnotes which are an integral part thereof) together with the attached Independent Accountants Audit Reports as filed with the Securities & Exchange Commission, whose reports thereon are included therein (the "Financial Statements"). Subject to the qualifications contained in such audit reports, the Financial Statements present fairly in all material respects the financial position of RMED as of such dates and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                  (b) Current Financial Statements. Prior to Closing, RMED will deliver current Securities and Exchange Commission Reports for any period or periods ending after December 31, 2000, together with the monthly interim financial reports prepared by the controller of RMED (the "Current Financial Statements").

      3.5 Absence of Changes. Except as set forth in Schedule 3.5 or in the Current Financial Statements, and except for general economic conditions and other conditions generally affecting the retail sales which are known to the general public, since December 31, 2000 there has not been with respect to RMED:

            (i) any material adverse change in the condition (financial or other), properties, assets or business of RMED;

            (ii) any damage, destruction or loss (whether covered by insurance or not) which materially and adversely affects the business, properties, assets or business of RMED;

            (iii) any declaration, setting aside or payment of any dividend or any distribution with respect to Schedule 3.5 RMED's capital stock other than as provided in RMED's Shareholder Agreement, if any, or any direct or indirect redemption, purchase or other acquisition by RMED;

            (iv) any increase of more than ten percent (10%) in the compensation payable or to become payable by RMED to any employee earning Twenty-five Thousand Dollars ($25,000.00) per annum or more, or any general increase in the compensation or rates of compensation payable or to become payable by RMED to hourly employees, except as required by any collective bargaining agreement, or to salaried officers or employees earning less than Twenty-five Thousand Dollars ($25,000.00) per year;

            (v) any change in the accounting principles, methods or practices followed by RMED;

            (vi) any debt, obligation or liability, whether accrued, absolute or contingent and whether due, incurred or entered into by RMED, except liabilities and obligations incurred or entered into in the ordinary course of business;

            (vii) any sale, lease, abandonment or other disposition by RMED of any interest in real property or any machinery, equipment, inventory or other operating property other than in the ordinary course of business as reflected in Schedule 3.5;

            (viii) any sale, assignment, transfer, license or other disposition by RMED of any patent, trademark, trade name, brand name, copyright (or any application for any patent, trademark or copyright), invention, process, know-how, formula or trade secret or interest thereunder or other intangible asset, except as implied for use in connection with the sale of its products in the ordinary course of business as reflected in Schedule 3.5;

            (ix) any agreement, understanding or undertaking by RMED, the performance of which would result in any of the items described in subparagraphs 3.5(i) through 3.5(vi), above.

      3.6 Undisclosed Liabilities. Except as set forth on Schedule 3.6:

      (a) RMED has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except:

                  (i) to the  extent  reflected  or  reserved  in the  Financial
            Statements for December 31, 2000 which have not heretofore been paid or discharged;

                  (ii) to the extent  disclosed  in this  Agreement or in any of the Schedules to this Agreement;

                  (iii) those incurred in or as a result of the ordinary  course of business since the date of the Financial Statements for December 31, 2000, including normal warranty claims and executory contracts, all of which have been consistent with past practice and none of which, either individually or in the aggregate, would have a material adverse effect on RMED; or

                  (iv) those incurred pursuant to or contemplated by this Agreement, Schedules hereto and the various related or ancillary documents and agreements contemplated hereby or executed in connection herewith.

            (b) Except as set forth on Schedule 3.6(b), RMED has not received any notice of any claim against RMED of any liability of any nature or in any amount required to be set forth or disclosed in the Financial Statements, the Current Financial Statements, this Agreement or the Schedules hereto, which is not or will not be set forth in the Financial Statements, the Current Financial Statements, or otherwise disclosed in this Agreement or in the Schedules hereto.

      3.7 No Violation of Statute or Contract. Except as set forth on Schedule 3.7, neither the execution and delivery of this Agreement, nor the compliance with the terms and provisions of this Agreement on the part of RMED will:

                  (i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under their Certificate of Incorporation or Bylaws or, assuming that the approvals described in Section 3.12, below, are duly obtained, any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable, or any of their respective properties, assets, licenses or permits, which would have a material adverse effect on the condition (financial or other), results of operations or business, or

                  (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the property under any of the terms, conditions or provisions of any note, bond, mortgage, indentures, deed of trust, license, lease, agreement or other instrument or obligation to which RMED is a party, or by which their properties or assets may be bound or affected which would have a material adverse effect on the condition (financial or other), results of operations or business.

      3.8 Accounts Receivable. Except as set forth in Schedule 3.8, the accounts receivable of RMED arose from valid sales in the ordinary course of business, and, subject to applicable reserves, are good and collectible. The reserves for bad debts and uncollected accounts is adequate.

      3.9 Notes Receivable. Schedule 3.9 sets forth all notes receivable and other receivables in excess of Five Thousand Dollars ($5,000.00), which are not included in the accounts receivable, reflected on the most recent balance sheet included in the Financial Statements or will be reflected in the Current Financial Statements. RMED has no notice of any defect, defense, counterclaim, or setoff to payment which the maker of any note receivable may claim or assert or of any fact or circumstance which would give rise to denial of payment thereof by the maker of any note receivable. Also included on Schedule 3.9 is a list of all loans, advances or other payments in excess of Five Thousand Dollars ($5,000.00) receivable from directors, officers and employees of RMED (the "Employee Receivables") setting forth the name of the individual, the amount receivable by RMED from such individual, and the terms on which such Employee Receivable is to be repaid. RMED has provided to Buyer true and complete copies of all promissory notes or other documents evidencing the Employee Receivables. RMED agrees to cause all individuals that are obligated for an Employee Receivable that is not evidenced by a document, to execute and deliver to RMED promissory notes or other documents satisfactory to Buyer evidencing the obligation to pay such Employee Receivable prior to Closing.

      3.10 Inventories. Except as provided in Schedule 3.10, all of RMED's inventories reflected on the Financial Statements for December 31, 2000 and that will be reflected in the Current Financial Statements are or will be good and usable and salable in the ordinary course of RMED's business, except for minor items not material in amount.

      3.11 Real Property Owned or Leased.

            (a) RMED owns real property at 675 Industrial Boulevard, Delta, Colorado (the "Warehouse Property").

            (b) RMED leases real property located at 3925 North Hastings Way, Eau Claire, Wisconsin (the "Manufacturing Property").

            (c) RMED represents that:

                  (i) RMED has the right of quiet  enjoyment  to each  parcel of
            Warehouse Property and the Manufacturing Property.

                  (ii) All  improvements,  fixtures,  structures,  machinery and equipment used by RMED in carrying on its business are located on the Warehouse Property and the Manufacturing Property.

                  (iii) RMED has the right to use the Warehouse Property and Manufacturing Property for all of the operations now conducted therefrom and RMED, by virtue of its ownership, possesses all easements, licenses, rights of way and rights in, to, and over the Property which are necessary for the conduct of the business in the ordinary course. The Warehouse Property, Manufacturing Property and Improvements thereon are adequate and sufficient for all operations now conducted by RMED.

                  (iv) Neither the whole nor any portion of any of the Warehouse
            Property or Manufacturing Property is the subject of a pending condemnation or eminent domain proceeding, and RMED does not know nor has any grounds to believe that any such condemnation or taking is threatened or contemplated.

                  (v) No portion of the  Warehouse  Property  and  Manufacturing
            Property is occupied by any entity or person other than Seller, nor does any other person or entity have any rights to occupy any portion of the Warehouse Property or the Manufacturing Property.

                  (vi) Except for the Warehouse  Property and the  Manufacturing
            Property, RMED neither leases nor owns any other real property.

                  (vii) RMED's occupancy of the Warehouse Property and Manufacturing Property is not in material violation of any law or regulation applicable thereto, nor has RMED received any notice of any such violation.

                  (viii) RMED has not  received  any notice of any  violation of any law, ordinance, regulation, building, zoning or fire code or requiring or calling attention to the need for any work, repairs, construction, alterations or installations with respect to the Warehouse Property or the Manufacturing Property, nor has any such notice been posted on any portion of the Warehouse Property or the Manufacturing Property.

      3.12 Regulatory Approvals. Except as contemplated by this Agreement, or any related agreement, or as set forth on Schedule 3.12, no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority is required to be obtained or made by RMED in connection with the execution, delivery and performance of this Agreement or any related agreement.

      3.13 Tangible Personal Property. Except as disclosed on Schedule 3.13, all machinery, equipment and other personal property used by RMED in the operation of its business either owned or leased by RMED under valid leases, is, in all material aspects, in good operating condition and repair and is adequate and sufficient for all operations now conducted by RMED. Except as disclosed in
Schedule 3.13, RMED has good and marketable title to all personal property owned by it, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, security interests, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions and has valid leases pursuant to which it leases all personal property used in connection with the operation of its business which is not owned by RMED. All such leases are valid and binding, in full force and effect and no defaults (or conditions or events which with the giving of notice or the passage of time, or both, would constitute a default) exist thereunder.

      3.14 Intellectual Property. As to the Intellectual Property to be purchased by Buyer:

            (a) Schedule 3.14(a) sets forth a description of all trademarks, trademark registrations and trademark applications, trade names, assumed names, service marks, service mark registrations and applications, service names, copyrights, patents and patent applications, and patent, and copyright and trademark licenses, owned or used by RMED in the conduct of its business (collectively "Intellectual Property"). Except as set forth on Schedule 3.14(a), RMED owns, is licensed or otherwise has the right to use all Intellectual Property and all trade secrets, shop rights and know-how used in or necessary for the conduct of its business.

            (b) Except as set forth in Schedule 3.14(b), no claim has been asserted against RMED by any person with respect to the ownership, use, transfer, license or other disposition by RMED of any Intellectual Property or any trade secrets, shop rights or know-how or challenging any license or agreement with respect thereto, and RMED does not know of any basis for any such claim. To the best of the knowledge of RMED, the use of Intellectual Property and the trade secrets, shop rights and know-how by RMED, the practice of any process or the use of any apparatus, or the making or selling of any product by RMED, does not, and is not reasonably expected to, infringe on the rights of any person.

            (c) No third party is known by RMED to be infringing on any Intellectual Property or any trade secrets, shop rights or know how owned or used by RMED.

      3.15 Material Contracts. Schedule 3.15 sets forth a true and correct list or description of:

            (a) Each contract, agreement or binding commitment in respect of the procurement, purchase, processing, storage or sale of material, products, supplies, utilities or services to which RMED is a party or by which it is bound other than contracts, agreements or binding commitments which:

                  (i) involve payments or receipts by RMED of less than Five Thousand Dollars ($5,000.00),

                  (ii) are terminable by RMED without penalty upon not more than thirty (30) days notice,

                  (iii) which are  substantially  performed  except for standard warranty, guaranty, non-compete or indemnification obligations, or

                  (iv) relate to sales order or purchase order  contracts  which individually are for an amount which is less than Five Thousand Dollars ($5,000.00) or a series of related contracts are for an amount in the aggregate which is more than Ten Thousand Dollars ($10,000.00).

      (b) Each sales agency or distributorship agreement or franchise to which RMED is a party or by which it is bound.

      (c) Each collective bargaining, union, employment, consulting, independent contractor, non-competition or secrecy agreement to which RMED is a party or by which it is bound.

      (d) Each pension, profit sharing, retirement, bonus, group life, health and accident insurance or other employee benefit plan, agreement, arrangement or binding commitment for the employees at the Manufacturing Property to which RMED is a party, whether or not legally binding, including, but not limited to, each union plan or arrangement to which RMED is a party or makes contributions.

      (e) Each material contract, agreement, binding commitment or license relating to any Intellectual Property, trade secrets, shop rights or know-how to which RMED is a party except rights which are implied for use in connection with the sale of RMED's products in the ordinary course of business.

      (f) Each loan or credit agreement, security agreement, guaranty, indenture, mortgage, pledge, conditional sale or title retention agreement, equipment obligation, lease or lease purchase agreement or other documents evidencing secured indebtedness to which RMED is a party or by which it or any of its properties is bound.

      (g) Each partnership, joint venture, joint operating or similar agreement or agreement for the performance of services as an independent contractor to which RMED is a party or by which it is bound.

      (h) Each contract, agreement or binding commitment other than those covered above (including the Eau Claire telephone, lease, and computer hardware and software contracts) which:

                  (i) involve payments or receipts by RMED of Twenty-five Thousand Dollars ($25,000.00) or more and not made in the ordinary course of business, or

                  (ii) is not terminable by RMED without penalty, or

                  (iii) which  otherwise is  reasonably  expected to  materially affect the condition (financial or other), properties, assets or business of RMED.

      Each such contract, agreement or binding commitment is legally valid and binding on RMED and the Parties thereto, and each constitutes a legal, valid and binding obligation of RMED and the Shareholders, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, is in full force and effect, and there are no defaults thereunder known to RMED by any party thereto. Except as set forth on Schedule 3.15, under the terms of the foregoing, none of the rights of RMED thereunder will be impaired by the purchase/sale, and all of the rights of RMED thereunder will be enforceable immediately after the Closing Date to the extent enforceable immediately prior thereto without the consent or agreement of any other party, except as indicated on Schedules. True and complete copies of all documents described in the aforesaid Schedule have or will be made available by RMED to Buyer, including all amendments and supplements thereto and modifications thereof.

      3.16 Permits and Licenses. To the best of its knowledge, RMED possesses all governmental permits, licenses and certifications which are necessary for the conduct of the business by RMED, and all of such permits, licenses and certifications are in full force and effect. No violations are known to RMED to exist or, to its knowledge, have been recorded with respect to any of such permits, licenses or certifications and no proceeding is pending (other than reapplication pursuant hereto) or known to RMED to be threatened which, if adversely determined, could result in the revocation, termination or limitation of any such permits, licenses or certifications. Except as set forth in Schedule 3.16, the purchase/sale will not cause the revocation, termination, limitation, non-renewal or expiration of any such permit, license or certification currently issued to RMED.

      3.17 Insurance Coverages. Schedule 3.17 refers to all of RMED's insurance coverages and carriers (specifying the insurer, the amount of the coverage, the type of insurance, the policy number, the annual premium, the expiration date and any pending claims thereunder not otherwise disclosed pursuant to this Agreement). Except as disclosed on Schedule 3.17, RMED has and maintains insurance coverage with retentions which insurance and retentions are reasonably believed by RMED to be adequate for the protection of RMED in the conduct of its business. RMED has not failed to give any notice or present any claim known to it under any insurance policy covering the same in proper form and timely fashion. RMED will use all reasonable efforts to assure that all such coverages will be in full force and effect at the Closing Date. RMED shall continue to provide directors and officers coverage for a period of six (6) years post-closing for all prior acts or to procure a comparable "tail" policy.

      3.18 Claims and Litigation. Except as set forth on Schedule 3.18, RMED is not a party to any litigation, proceeding, arbitration, demand, action or claim either pending or, to the best knowledge of RMED, threatened against RMED before any court or governmental or other regulatory or administrative agency or commission or arbitration panel. Except as set forth on Schedule 3.18, RMED has no knowledge of any pending items in dispute or any injury that it believes is likely to give rise to a claim against RMED. RMED does not believe that any action, proceeding or investigation set forth on Schedule 3.18, will have a material adverse effect on the condition (financial or other), properties, assets or business of RMED, except for matters for which reserves have been reflected on the Financial Statements.

      3.19 Tax Matters.

      (a) Except as set forth on Schedule 3.19(a) RMED or any affiliate of RMED, as the case may be, has:

            (i) filed when due with the appropriate federal, state, local, foreign and other governmental agencies, all tax returns, estimates and reports required to be filed by it,

            (ii) paid when due and payable all requisite federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, including interest and penalties thereon and unemployment and social security taxes ("Taxes") or has established reserves in the Financial Statements adequate therefor; and

            (iii) has established, or will have established as of the Closing Date, reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable on the results of operation through the Closing Date as if the taxable year of RMED ended on the Closing Date, and in each such case, will immediately notify the Company of such setting aside.

      (b) Except as set forth on Schedule 3.19(b), there are no taxes, interest, penalties, assessments or deficiencies claimed to be due in respect of any tax returns filed by RMED, or otherwise that are not fully reserved for on the Financial Statements. Except as set forth on Schedule 3.19(b), RMED has not executed nor filed with the Internal Revenue Service or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes, and no power-of-attorney of RMED is outstanding or will be outstanding on the Closing Date. RMED has not reported any item of income, deduction or credit on any income tax return or reported any other item on any other return in a manner which is contrary to the specific recommendation or advice of RMED's accountants and RMED has not made any disclosures on any tax return pursuant to Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code").

      (c) RMED has not filed a consent pursuant to Section 341(1) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by RMED.

      (d) No property of RMED is property that RMED is or will be required to treat as being owned by another person pursuant to the provisions of Section
168(f)(8)  of the Code or is "tax  exempt use  property"  within the  meaning of
Section 168(f)(3) of the Internal Revenue Code, as it existed prior to January 1, 1984.

      (e) RMED has not agreed, or has been requested by the Internal Revenue Service to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise except as required by the Tax Reform Act of 1986, which adjustments, if any, have previously been recognized in the income of RMED and in tax returns of RMED for years ending prior to 2000.

      (f) RMED has withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

      (g) RMED is not a party to, nor is bound by nor has any obligation under any tax sharing or similar agreement.

      (h) RMED is not a foreign person within the meaning of Section 1445(b)(2) of the Code.

      3.20 Benefit Plans.

      (a) For the purposes of this Agreement, the term "Employee Plan" includes all pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans or arrangements, including, without limitation, any "pension plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and any "welfare plan" as defined in Section 3(1) of ERISA, whether or not funded, and whether or not oral, as it relates to the employees of the Manufacturing Property, to which RMED is a party or bound or with respect to which RMED may otherwise have any liability (including any such plan maintained by RMED within the last three calendar years) or with respect to which RMED has made any payments or contributions covering any employee of RMED within the last three (3) calendar years.

      (b) Except as set forth on Schedule 3.20(b),

            (i) RMED has not been since its inception and is not now the sponsor of any Additional Employee Plan; RMED has no legally binding commitment to create any additional Employee Plan.

            (ii) no separate trust is maintained in conjunction with any such plan. A separate trust is a trust the assets of which enjoy protection from the claims of RMED's creditors or any trust maintained in conjunction with a promise of deferred compensation (commonly known as a "Rabbi Trust").

      3.21 ERISA Matters.

      (a) Except as provided in Schedule 3.21(a) hereof, each Employee Plan that is an employee pension benefit plan qualifiable under Section 401 or 403(a) of the Code has been determined by the Internal Revenue Service to be "qualified" within the meaning of the Code.

      (b) Each Employee Plan of RMED and the administrators and fiduciaries of each Employee Plan of RMED have at all times complied in all material respects with all applicable requirements of ERISA and of any other applicable law (including regulations and rulings thereunder) governing each Employee Plan, and each Employee Plan has at all times been in material respects properly administered in accordance with all such requirements of law and in accordance with its terms to the extent consistent with all such requirements of law. Except as set forth in Schedule 3.21(b), no lawsuits or complaints material to the Company to, or by, government agencies have been filed, are pending or are expected with respect to any Employee Plan.

      (c) No "prohibited transaction" (as defined in Section 4975 of the Code or
Section 406 of ERISA) has occurred, or as of the Closing Date, shall have occurred, with respect to any Employee Plan or trust of RMED, unless such prohibited transaction shall have been corrected and any excise tax liability discharged; no notice of termination has been filed by any Plan Administrator pursuant to Section 4041 of ERISA or been issued by the PBGC pursuant to Section 4042 of ERISA with respect to any Plan subject to ERISA and relating to RMED, unless any liability under Title IV of ERISA occasioned in connection therewith shall have been discharged; except as disclosed on Schedule 3.21(c); no Employee Plan has outstanding, or as of the Closing Date, shall have outstanding any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived and has not applied for or received any waivers of minimum funding standards under Section 3.12; to the extent required by generally accepted accounting principles, RMED has made or has accrued or, on or before the Current Financial Statements date, shall have made or shall have accrued on its books and records, all contributions required to be made by it under the terms of all pension, profit sharing and other Employee Plans covering its employees; and all premiums due to the PBGC have been paid.

      (d) Other than with respect to retired or former employees of RMED, no person is a participant in, or eligible for participation in, any Employee Plan who is not an employee of RMED.

      (e) To the best of RMED's knowledge, RMED does not currently maintain or contribute to nor has it ever maintained or contributed to, or been required by any agreement to maintain or contribute to, any multi-employer plan as defined in Section 3(37) of ERISA.

      3.22 Environmental Matters. Except as set forth in Schedule 3.22, RMED has obtained all material permits, licenses and other authorizations which are required under federal, state and local laws ("Environmental Laws") relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial hazardous or toxic materials or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, hazardous or toxic materials or wastes. Except as set forth in Schedule 3.22, RMED has procured and is in material compliance with all terms and conditions of the required permits, licenses and authorizations, and all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in Schedule 3.22, and excluding the effects of any future modifications of Environmental Laws, RMED has no knowledge of and has received no notice of, any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may reasonably be expected to interfere with or prevent continued compliance in all material respects, or which may reasonably be expected to give rise to any liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste, and no claim, action, suit, hearing, proceeding or investigation is currently pending or to its knowledge threatened with respect thereto. RMED will make available to Buyer complete copies of any internal or external reports or studies conducted for or by RMED in conjunction with or relating to environmental matters.

      3.23 Compliance with Applicable Law. RMED has complied and is complying, in all material respects, with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, or local) (collectively "Laws"), including but not limited to (i) the Federal Occupational Safety and Health Act and all Laws relating to the safe conduct of business and environmental protection and conservation including, but not limited to, noise abatement requirements and emission control standards; and
(ii) all Laws regulating water use. Except as indicated in Schedule 3.23 hereto, RMED not received notification from any governmental authority of any asserted present or past material failure to comply with Laws which have not been remedied or resolved.

      3.24 Bank Accounts. Schedule 3.24 sets forth a true and complete listing of the following: (i) the name of each bank in which RMED has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the names of all persons, firms or corporations, if any, holding general or specific powers of attorney from RMED and a summary statement of the terms thereof.

      3.25 Full Disclosure. After due inquiry of its officers, no representation, warranty or covenant in this Agreement, nor any statements, financial statements, certificates or schedules furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein in the light of the circumstances under which they were or are to be made, not misleading. Except for economic conditions and those generally affecting the disposable baby diaper industry and information known to Buyer, RMED is unaware of any specific information which lead them to believe that there is any impending material adverse change in the business of RMED.

      3.26 Disclosure on Schedules. Disclosure of information on any Schedule hereto shall be deemed to satisfy the disclosure requirements of any other Schedule hereto to which such information may also be applicable.

      3.27 Knowledge and Notice. RMED shall be deemed to have knowledge or best knowledge or awareness of a matter or notice only if such matter or notice is, at the time of Closing, actually known to any officer or director of RMED.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller as follows:

      4.1 Buyer Status. Buyer is a Wisconsin corporation, duly authorized and existing under the laws of the State of Wisconsin.

      4.2 Authorization. Buyer has full corporate power and authority to enter into this Agreement and any agreements related hereto and to perform its respective obligations hereunder and thereunder. The Board of Directors of Buyer has taken all actions required by law, its Certificate of Incorporation and Bylaws or otherwise to be taken by them to authorize the execution and delivery of this Agreement and related agreements and the consummation of the purchase and the other agreements and transactions contemplated hereby and thereby, and no other corporate proceedings on the part of the Board of Directors of Buyer is necessary to authorize this Agreement and related agreements and the other transactions contemplated thereby and hereby. This Agreement and the agreements related hereto have been duly and validly executed and delivered by Buyer and constitute a valid and binding agreement enforceable in accordance with its respective terms subject only to requisite approval of this Agreement and the transactions contemplated hereby of the shareholders of Buyer.

      4.3 Claims and Litigation. Except as set forth on Schedule 4.3, Buyer is not a party to any litigation, proceeding, arbitration, demand, action or claim either pending or, to the best knowledge of Buyer, threatened against Buyer before any court or governmental or other regulatory or administrative agency or commission or arbitration panel. Except as set forth on Schedule 4.3, Buyer has no knowledge of any pending items in dispute or any injury that it believes is likely to give rise to a claim against Buyer. Buyer does not believe that any action, proceeding or investigation set forth on Schedule 4.3, will have a material adverse effect on the condition (financial or other), properties, assets or business of Buyer.

      4.4 Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

      4.5 Employees. Buyer agrees to hire substantially all of the employees of Seller at the Eau Claire diaper division and to provide health care benefits for all such employees, at substantially similar wage rates and health care benefits as were being provided by Seller as of the date of Closing. Any such employees not hired by Buyer on the date of Closing shall be terminated by Seller.

      4.6 Payment of Creditors. Buyer agrees to pay those assumed creditors that are currently represented by notes payable to continue to make payment in accordance with the terms and conditions of said notes payable. As to other accounts payable assumed by the Buyer hereunder, the payments shall be made within terms, but in any event not later than sixty (60), unless otherwise agreed to by any creditor, days post-closing of the transaction. Buyer also agrees to pay any expenses necessary to assign the leases with respect to the diaper machines, fork-lifts, and the Manufacturing Property.

                                    ARTICLE V
                         CONDITIONS PRECEDENT TO BUYER'S
                               OBLIGATION TO CLOSE

      The obligations of Buyer to enter into this Agreement and to consummate the transactions set forth in this Agreement are subject to the satisfaction or waiver, in writing, on or prior to the Closing Date, of each of the following conditions:

      5.1 Corporate and Shareholder Action. All corporate, shareholder and other actions necessary to authorize the Agreement and to effectuate the consummation of the transactions contemplated hereby by the Seller shall have been duly taken on or prior to the Closing Date, and the Seller shall have delivered to Buyer a certificate of the Seller to that effect together with a certified copy of resolutions of the Board of Directors and Shareholders of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, all in form and substance reasonably satisfactory to Buyer and its counsel.

      5.2 Representations and Warranties. The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though all such representations and warranties had been made as of such date except to the extent that such representations and warranties are expressly made as of another specified date and as to such representation, the same shall be true as of such specified date and except for any changes resulting from activities or transactions which may have taken place after the date hereof which are permitted or contemplated by this Agreement or which have been entered into in the ordinary course of business. Seller shall deliver to Buyer a certificate validly executed by an authorized officer of Seller to that effect, dated the Closing Date.

      5.3 Performance of Obligations. Each and all of the covenants and agreements of the Seller to be performed or complied with pursuant to this Agreement shall have been duly performed and complied with in all material respects or duly waived by Buyer and there shall have been delivered to Buyer a certificate validly executed by an authorized officer of Seller to that effect, dated the Closing Date.

      5.4 No Adverse Change. There shall have been no material adverse change in the condition (financial or otherwise), properties, assets, business or prospects of Seller since December 31, 2000, and there shall have been delivered to Buyer a certificate validly executed by an authorized officer of the Company to that effect.

      5.5 Governmental Approvals. Any and all approvals and authorizations of, filings and registrations with, and notifications to, any governmental or regulatory authority required for the execution and delivery of this Agreement by RMED, and the consummation of the transactions contemplated hereby and the performance of its obligations under this Agreement, shall have been duly obtained or made and shall be in full force and effect.

      5.6 Litigation. At the Closing Date, there shall be no litigation pending or threatened in which any injunction is or may be sought against or seeking damages from the Shareholders or RMED in connection with the transactions contemplated hereby.

      5.7 Appraisal Rights. The holders of not more than twenty percent (20%) of the Seller's Shares shall have exercised their appraisal rights with respect to the purchase/sale as contemplated herein in accordance with the Corporation Laws.

      5.8 Non-Competition Agreement. As part of the purchase price, RMED, Brenda Schenk and Edward Reiss agree to enter into the Non-competition Agreement in substantially the form and manner attached hereto as Exhibit "A".

      5.9 Access. Seller shall provide Buyer (and advisors), together with the presence of a Seller's representative, Stu Brown or Todd Nelson, with access to the Purchased Assets, customers, vendors, lessors, and creditors to discuss ongoing prospects of the business, as well as discuss the possible re-negotiation of current terms and conditions.

      5.10 Assignment of Leases. Buyer's performance hereunder shall be specifically subject to the consent of the Lessors to the assignment and assumption of the current diaper machine leases (Diaper Machine No. 1 and Diaper Machine No. 2) and consent of the Lessors to an assignment of the Manufacturing Property lease, as well as any other equipment leases that are deemed necessary by Buyer.

      5.11 Financing. By June 20, 2001, Buyer shall have received a written commitment from a primary lender adequate to pay-off in its entirety at Closing the secured creditor and all liens, which shall in turn provide a release of all liens and encumbrances upon the Purchased Assets, together with adequate working capital in a minimum amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) to be utilized in the manufacturing process as projected by the Buyer. This commitment is to be on terms and conditions satisfactory to the Buyer, bearing an interest rate of not more than One Percent (1%) over prime, fixed for a term of a minimum of three (3) years, amortized over a term of not less than fifteen (15) years, except as to any line of credit which may be annually renewable. As a condition to the receipt of the commitment letter, Buyer acknowledges that it must procure, and as a condition of closing, it shall have procured investment equity in the amount of not less than One Million Dollars ($1,000,000.00) which may also take the form of a conversion of any notes payable to equity.

      5.12 Key Employees. The services of certain key employees determined in the sole discretion of Buyer shall be retained under employment contracts with terms and conditions determined in the sole discretion of Buyer.

      5.13 Release. A release from RMED, Edward Reiss, and Brenda Schenk for any and all claims, liabilities, or damages arising from any action taken by Thomas
A. Beibel or John O. Harry, in their capacity as a former officer and director of RMED. The release shall be to the fullest extent possible, including any right to receive benefits from any action brought by third parties from which RMED, Ed Reiss, or Brenda Schenk would or could possibly benefit.

      5.14 Accounts Receivable. Buyer shall verify, prior to Closing, the balances outstanding on accounts receivable.

      5.15 Due Diligence. Seller acknowledges that it has not provided or appended any of the schedules to this Agreement prior to its execution in order to timely file the proxy statement with the Securities Exchange Commission and therefore Seller agrees to provide to Buyer (and advisors) access to the Purchased Assets, the schedules to be appended to this Agreement, and such contracts, purchase orders, lease agreements, licenses, and other relevant documents requested by Buyer and its lender to conduct appropriate due diligence within fifteen (15) days after the execution hereof and Buyer's obligation to close shall be conditioned upon its review of such matters and finding the same acceptable to proceed to Closing.

                                   ARTICLE VI
                             CONDITIONS PRECEDENT TO
                           RMED'S OBLIGATION TO CLOSE

      The obligations of RMED to enter into this Agreement and to consummate the transactions set forth in this Agreement are subject to the satisfaction or waiver, in writing, on or prior to the Closing Date, of each of the following conditions:

      6.1 Corporate and Shareholder Action. All corporate, shareholder and other actions necessary to authorize the Agreement and to effectuate the consummation of the transactions contemplated hereby by the Buyer shall have been duly taken on or prior to the Closing Date, and the Buyer shall have delivered to Seller a certificate of the Buyer to that effect together with a certified copy of resolutions of the Board of Directors and Shareholders of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, all in form and substance reasonably satisfactory to Seller and its counsel.

      6.2 Representations and Warranties. The representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though all such representations and warranties had been made as of such date except to the extent that such representations and warranties are expressly made as of another specified date and as to such representation, the same shall be true as of such specified date and except for any changes resulting from activities or transactions which may have taken place after the date hereof which are permitted or contemplated by this Agreement or which have been entered into in the ordinary course of business. Buyer shall deliver to Seller a certificate validly executed by an authorized officer of Buyer to that effect, dated the Closing Date.

      6.3 Performance of Obligations. Each and all of the covenants and agreements of the Buyer to be performed or complied with pursuant to this Agreement shall have been duly performed and complied with in all material respects or duly waived by Seller and there shall have been delivered to Seller a certificate validly executed by an authorized officer of Buyer to that effect, dated the Closing Date.

      6.4 TenderCare Agreement. Buyer and RMED will enter into an agreement wherein Buyer will continue to manufacture TenderCare diapers for RMED over a period of ten (10) years upon such terms and conditions as are comparable to those supplied to other customers like Paragon and Hospico and mutually agreed upon by the parties as to that pricing, payment and credit limits, provided that the credit limit to RMED shall be Fifty Thousand Dollars ($50,000) while RMED is current on payment terms of net due 45 days. In addition to the foregoing, any Tushies, TenderCare, and natural/environmental inventory which is being purchased by Buyer shall, at Closing, be resold to RMED on a promissory note payable over twenty-four (24) months bearing interest at the rate of One Percent (1%) over prime, with payment to be guaranteed by Brenda Schenk and Edward Reiss in a Limited Guaranty to be executed in such form and manner acceptable to Buyer at Closing.

      6.5 Delivery/Shipping Services. Buyer will provide home delivery shipping service for RMED at cost for a period of not more than six (6) months to enable RMED to establish that service at the Warehouse Property.

      6.6   Website.   RMED  will   retain  and   maintain   ownership   of  the
"diapers4less.com" and "tushies.com" websites.

      6.7 Manufacture of Rockabye Diapers. Buyer will continue to manufacture Rockabye Diapers and sell the same to RMED at mutually agreeable pricing, terms, and conditions.

      6.8 Non-competition Agreement. As part of the Purchase Price, Buyer and Thomas A. Biebel agree to enter into a Non-competition Agreement to prevent Buyer and Thomas A. Biebel from manufacturing or selling natural/environmental diapers similar to Tushies and TenderCare Diapers, which agreement shall be in substantially the form and manner attached hereto as Exhibit "A-1".

                                   ARTICLE VII
                                OPERATION OF RMED
                               TO THE CLOSING DATE

      During the period from the date of this Agreement to the Closing Date:

      7.1 Ordinary Course of Business. RMED will carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers and others having business dealings with it to the end that the goodwill and ongoing business shall be unimpaired in all material respects at the Closing Date.

      7.2 Charter Documents. RMED will not amend its Articles of Incorporation or Bylaws or change the authorized number of directors nor shall RMED enter into any agreements or arrangements to do so.

      7.3 Merger or Mergers. RMED will not acquire by merging or consolidating with, or purchasing substantially all the assets of, or otherwise acquiring any business or any corporation, partnership, association or other business organization or division thereof nor shall RMED enter into any agreements or arrangements to do so.

      7.4 Sale or Encumbrance. RMED will not, except in the ordinary course of business, sell, lease or otherwise dispose of, nor voluntarily encumber, any of its property nor shall RMED enter into any agreements or arrangements to do so.

      7.5 Dividends or Distributions. RMED will not declare, set aside, make, or pay any dividend or other distribution, of any shares of its capital stock nor shall RMED enter into any agreements or arrangements to do so.

      7.6 Capitalization. RMED will not issue or sell any shares of its capital stock of any class or any options, warrants or rights to purchase any such shares or any securities convertible into or exchangeable for such shares nor declare any stock splits, stock dividends or other recapitalizations or reclassifications nor will RMED enter into any agreements or arrangements to do so.

      7.7 Indebtedness. RMED will not incur any indebtedness for borrowed money or issue or sell any debt securities nor will RMED enter into any agreements or arrangements to do so provided that RMED may borrow for working capital purposes, those items as shown on Schedule 7.7.

      7.8 Compensation. Except as contemplated by or provided in this Agreement, RMED will not grant to any employee, officer or director any increase in compensation in any form other than, in the case of employees currently compensated at a base salary rate of less than Twenty-five Thousand Dollars ($25,000.00) per year, as is consistent with prior practices unless otherwise required by union contract, or any severance or termination pay, or enter into any employment agreement with any employee, officer or director, or amend the terms of any existing option or other employee benefit plan as reflected in
Schedule 7.8 or arrangement or adopt any new option or other employee benefit plan or arrangement nor will RMED enter into any agreements or arrangements to do so.

      7.9 Disclosure. RMED will promptly advise Buyer in writing of any change in the condition (financial or otherwise) in the properties, assets, liabilities, operations, business or prospects of RMED which it believes will be materially adverse to the business or financial condition of RMED and of any material violation or breach known to RMED in any of the covenants, representations or warranties contained herein.

      7.10 Government Regulation. RMED will use its best efforts to comply with all requirements which Federal or state law may impose on RMED with respect to the purchase/sale contemplated herein, including those imposed under the notice filing requirements of the HSR Act.

      7.11 Obtain Consents. RMED will use its best efforts to obtain any consent, authorization, approval or exemption required to be obtained or made by it in connection with the purchase/sale, or the taking of any action in connection with the consummation thereof.

      7.12 Litigation. Except in the ordinary course of business, RMED will not settle or compromise any litigation or administrative or similar proceeding or claim involving the payment of, or an agreement to pay over time, an amount, in cash, notes or other property, in excess of Ten Thousand Dollars ($10,000.00), exclusive of costs and fees.

      7.13 Accounting Practices. RMED will not change the accounting methods or practices followed by RMED.

                                  ARTICLE VIII
                     SURVIVAL OF REPRESENTATIONS, WARRANTIES
                         AND COVENANTS; INDEMNIFICATION

      8.1 Survival. The representations, warranties, covenants, agreements and certifications made by the parties hereto shall survive the closing of all transactions pursuant to this Agreement and remain in full force and effect after the Closing Date for a period (the "Warranty Period") of three (3) years following such Closing Date.

      8.2 Indemnification by RMED. RMED will indemnify Buyer and its officers, directors, employees and agents, from and against all Damages, as hereinafter defined, arising out of or resulting from any misrepresentation or breach of any warranty or covenant or the failure of any representation or warranty of RMED contained herein, in any Schedule hereto or in any statement, financial statement, certificate or other document delivered pursuant hereto. For purposes of this Section 8.2, Damages shall mean all damages, losses, liabilities, deficiencies, reduction in value, costs, expenses, assessments, taxes, penalties, fines, claims, demands, actions, suits and proceedings, including, but not limited to, any losses or costs related to the violation of any Law, including, but not limited to, any Environmental Law, and including, in each such instance, the reasonable attorneys, accountants' and other professionals' fees, costs and expenses and the expenses of investigation, presentment, proof, collection or defense thereof and disbursements incurred therewith. The obligation of RMED to indemnify Buyer shall be subject to all of the limitations set forth below:

            (a) Indemnity Threshold and Limitation on Amount. Buyer shall not submit any claim for indemnification under this Section 8.2 unless and until the aggregate damages sustained by Buyer exceed Twenty-five Thousand Dollars ($25,000.00) (the "Indemnity Threshold"), with no right to recoup the initial Twenty-five Thousand Dollars ($25,000.00) incurred. Notwithstanding any provision to the contrary, the maximum indemnified loss under this Section 8.2 shall be limited to a maximum of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Indemnity Maximum"), except for any damages resulting from Shareholder derivative actions or similar claims under state or federal provisions, and Seller's obligations under
      Section 2.2, all of which shall be unlimited.

            (b) Duration. Buyer may recover Damages for a breach of a representation or warranty contained in this Agreement, only if Buyer has given written notice to RMED of the breach on or prior to the expiration of the Warranty Period with respect to such representation or warranty. Any written notice delivered by Buyer to RMED pursuant to this Section 8.2 shall set forth the basis for the claim of breach (including, without limitation, reference to the specific details regarding the manner in which this Agreement is alleged to have been breached) and, if then determinable by Buyer, a reasonable estimate of the amount of the Damages anticipated to be incurred in connection therewith, which indemnity shall be unlimited.

            (c) Tax and Insurance Benefits. All Damages to be paid to Buyer shall be reduced by the actual amount of any income or franchise tax benefit resulting therefrom to Buyer or its affiliates and any insurance proceeds paid to Buyer.

            (d) No  Indemnification  for Known Breaches of  Representations  and
      Warranties. Notwithstanding any other provisions to the contrary set forth in this Agreement or the agreements entered into in connection therewith, RMED shall not be deemed to have misrepresented to Buyer nor breached a warranty or representation set forth herein or the Schedules hereto, if Buyer has knowledge as of the Closing Date of such facts or circumstance that constitute the breach or misrepresentation disclosed in the Agreement, or the agreements executed in connection therewith, or schedules thereto delivered, by or on behalf of RMED to Buyer, and Buyer nevertheless consummates the transactions contemplated herein, in which case Buyer shall be deemed to have waived any claim for Damages they may have under this Article, this Agreement, or any agreement executed in connection therewith, as it relates to such breach of representation or warranty.

      8.3 Indemnification by Buyer. Buyer will indemnify RMED and its officers, directors, employees and agents from and against all Damages, as hereinafter defined, arising out of or resulting from any misrepresentation or breach of any warranty or covenant or the failure of any representation or warranty of Buyer contained herein, in any Schedule hereto or in any statement, financial statement, certificate or other document delivered pursuant hereto. For purposes of this Section 8.3, Damages shall mean all damages, losses, liabilities, deficiencies, reduction in value, costs, expenses, assessments, taxes, penalties, fines, claims, demands, actions, suits and proceedings, including, but not limited to, any losses or costs related to the violation of any Law, and including, in each such instance, the reasonable attorneys', accountants' and other professionals' fees, costs and expenses and the expenses of investigation, presentment, proof, collection or defense thereof and disbursements incurred therewith. The obligation of Buyer to indemnify RMED shall be subject to all of the limitations set forth below:

            (a) Indemnity Threshold and Limitation on Amount. RMED shall not submit any claim for indemnification under this Section 8.3 unless and until the aggregate Damages sustained by RMED equal or exceed Twenty-five Thousand Dollars ($25,000.00) (the "Indemnity Threshold"), provided, however, that once such Damages equal or exceed the Indemnity Threshold the indemnification liabilities of Buyer and RMED shall include the entire amount of the Indemnity Threshold. In no event shall Buyer and Buyer's aggregate obligation to indemnify RMED for Damages hereunder exceed One Hundred Fifty Thousand Dollars ($150,000.00).

            (b) Duration. RMED may recover Damages for a breach of a representation or warranty contained in this Agreement, only if RMED has given written notice to Buyer of the breach prior to the expiration of the Warranty Period with respect to such representation or warranty. Any written notice delivered by RMED to Buyer pursuant to this Section 8.3 shall set forth the basis for the claim of breach (including, without limitation, reference to the specific details regarding the manner in which this Agreement is alleged to have been breached) and, if then determinable by RMED a reasonable estimate of the amount of the Damages anticipated to be incurred in connection therewith.

            (c) Tax and Insurance Benefits. All Damages to be paid to RMED shall be reduced by the actual amount of any income or franchise tax benefit resulting therefrom to RMED or its affiliates and any insurance proceeds paid to RMED.

            (d) No  Indemnification  for Known Breaches of  Representations  and
      Warranties. Notwithstanding any other provisions to the contrary set forth in this Agreement or the agreements entered into in connection therewith, Buyer shall not be deemed to have misrepresented to RMED nor breached a warranty or representation set forth herein or the Schedules hereto, if RMED has knowledge as of the Closing Date of such facts or circumstance that constitute the breach or misrepresentation disclosed in the Agreement, or the agreements executed in connection therewith, or schedules thereto delivered, by or on behalf of Buyer to RMED, and RMED nevertheless consummates the transactions contemplated herein, in which case RMED shall be deemed to have waived any claim for Damages they may have under this Article, this Agreement, or any agreement executed in connection therewith, as it relates to such breach of representation or warranty.

      8.4 Third Party Claim. Promptly after service of notice of any written claim or process on a party by any third person in any matter in respect of which indemnity may be sought from the other party, the party so served shall promptly notify the indemnifying party of the receipt thereof. The indemnifying party shall have the right to participate in at its own expense, the defense of any such claim or the settlement thereof. As long as the aggregate amount of Damages claimed by the indemnified party with respect to all matters is greater than the Indemnity Threshold, but less than the aggregate amount of Damages which can be collected from the indemnifying party, the indemnified party shall not settle, compromise or pay any claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

      8.5 Escrow. In order to provide Buyer with security for the performance of Seller's obligations of indemnity hereunder and in any other provision of this Agreement, Brenda Schenk and Edward Reiss shall provide a Limited Guaranty to be executed in such form and manner acceptable to Buyer at Closing.

                                   ARTICLE IX
                       TERMINATION; MODIFICATION OR WAIVER

      9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by mutual written agreement of Buyer and Seller; or

            (b) by Buyer or Seller, by notice to the other party, if the Closing Date shall not have taken place on June 27, 2001 (or such later date as elected to by Buyer and Seller in writing or as such special meeting date may be extended due to SEC regulations), subject to any rights accruing to the date of such notice on account of any breach of this Agreement by the opposite party hereto;

            (c) by Buyer or Seller, if an order is issued by any court, agency, governmental body or public authority of competent jurisdiction to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement;

            (d) by Buyer or Seller, in the event that the purchase/sale is not approved at the Special Meetings; or

            (e) by Seller, in the event that the holders of in excess of twenty percent (20%) of RMED's Shares exercise their appraisal rights pursuant to the Corporation Laws.

      Notwithstanding the foregoing to the contrary, Seller acknowledges that Buyer has expended significant amounts of time and incurred significant expense in the due diligence, analysis, negotiations, and drafting which resulted in the execution of this Agreement. Based upon that premise, Buyer is unwilling to execute this Agreement without an assurance from Seller that Seller is dealing and will deal exclusively with Buyer prior to Closing. RMED, Brenda Schenk, and Edward Reiss agree not to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss, or negotiate with, provide any non-public information to or consider the merits of any unsolicited inquiries or proposals from any party relating to any transaction involving the sale of all or any part of the Purchased Assets herein described, until such time that the Agreement is terminated.

      Edward Reiss and Brenda Schenk also agree to vote their shares in favor of the transaction represented by this Agreement at the special meetings.

      In the event the transaction is terminated for any reason other than above or the conditions precedent to Buyer's performance hereunder, and a sale concludes to a higher bidder, then RMED shall pay to Buyer a one-time breakup fee of One Hundred Thousand Dollars ($100,000.00) to offset Buyer's expenses incurred with respect to this transaction.

      9.2 Waiver. Any failure of Seller to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Buyer in the case of any such failure by RMED, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

                                    ARTICLE X
                       PARTIES IN INTEREST AND ASSIGNMENT

      This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns and the shareholders of RMED. This Agreement is not made for the benefit of any person, firm, corporation or other entity not a party hereto (other than the shareholders of RMED who are and shall be intended beneficiaries of this Agreement), and nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto and the shareholders of the Company and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement, or any provision hereof. This Agreement may not be assigned by any party hereto without the prior written consent of all of the other parties hereto.

                                   ARTICLE XI
                                  MISCELLANEOUS

      11.1 Notices. Any notice, request, consent, waiver or other communication required or permitted to be given hereunder shall be effective only if in writing and shall be deemed sufficiently given only if delivered in person, telefaxed with confirmed receipt, or sent by certified or express mail, postage prepaid, return receipt requested, addressed as follows:

          If to Buyer:                       Thomas A. Biebel, President
                                             c/o The Belson Company
                                             730 Lambeau
                                             P.O. Box 10477
                                             Green Bay, WI 54307-0744
                                             Fax: (920) 499-3099

          Copy to:                           Adrian T. Ulatowski, Esq.
                                             Schober & Ulatowski, S.C.
                                             414 East Walnut
                                             Post Office Box 1780
                                             Green Bay, WI 54305-1780
                                             Fax: (920) 432-5967

If to Seller:                                Brenda Schenk, President
                                             RMED International, Inc.
                                             14 Evergreen Avenue
                                             P.O. Box 5200
                                             Westport, CT 06881-5200

          Copy to:                           Steven B. Randall, Esq.
                                             Michael Best & Friedrich
                                             401 North Michigan Avenue
                                             Chicago, IL  60611
                                             Fax: (312) 222-0818

or to such other person or address as either such party may have specified in a notice duly given to the sender as provided herein. Such notice or communication shall be deemed to have been given as of the date so delivered, telefaxed or mailed.

      11.2 Entire Agreement. This Agreement (including the related agreements, Exhibits and Schedules attached hereto) and the documents referred to herein as having been entered into by any of the parties hereto or delivered by a party hereto to another party hereto constitute the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, representations and warranties, whether oral or written, relating to the subject matter hereof. The terms of this Agreement cannot be changed, modified, released or discharged orally. Inclusion of or reference to matters in a Schedule does not constitute an admission or indication of materiality of a matter.

      11.3 Waiver. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

      11.4 Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Wisconsin.

      11.5 Savings Clause. The unenforceability or invalidity of any Article or Section or provision of this Agreement shall not affect the enforceability or validity of the balance of this Agreement.

      11.6 Action by Shareholders of Buyer. The shareholders of Buyer hereby irrevocably authorize and appoint Thomas A. Biebel ("Shareholder Representatives") as their agent and attorney with full power of substitution to make any amendments or modifications of this Agreement after the Closing Date and to waive or enforce inaccuracies of representations and warranties or compliance with any of the provisions herein contained, that such parties believe, in their sole discretion, to be in the best interest of the shareholders of the Company.

      11.7 Headings. The headings of the Articles and Sections contained in this Agreement are for reference purposes only and shall not in any way affect the meaning, interpretation, enforceability or validity of this Agreement.

      11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all of which together will constitute one and the same agreement.

      11.9 Public Announcements. Neither Buyer nor Seller, nor the shareholders or representatives of either of them, shall make any public announcement or disclosure with respect to any of the Transaction Documents or any of transactions contemplated thereby (except as required by law or by the rules of the exchange upon which RMED's shares are traded) which shall be reviewed by, and comment reserved for, the Company, without the prior written consent of the party affected thereby, which consent shall not be unreasonably withheld or delayed.

      11.10 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof or thereof, shall be settled by a single arbitrator in arbitration conducted in Green Bay, Wisconsin, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator's decision shall be in writing and shall be final and nonappealable. The arbitrator's authority shall include the ability to render equitable types of relief and, in such event, any aforesaid court may enter an order enjoining and/or compelling such actions as found by the arbitrator. The arbitrator also shall make a determination regarding which party's legal position in any such controversy or claim is the more substantially correct (the "Prevailing Party") and the arbitrator shall require the other party to pay the legal, expert witness and consulting fees, and other professional fees and costs incurred by the Prevailing Party in connection with such arbitration proceeding and any necessary court action.

      Notwithstanding the foregoing to the contrary, any action or proceeding seeking injunctive relief may be brought directly against any of the parties in the courts of the State of Wisconsin, County of Brown, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Wisconsin, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any object to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party any where in the world.

      11.11 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      11.12 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      11.13 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      11.14 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      11.15 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      11.16 Governing Law. This Agreement will be governed by the laws of the State of Wisconsin without regard to conflicts of laws principles.

      11.17 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                            RMED ACQUISITION CO., INC., Buyer

BUYER:

                                     By:
                                            Thomas A. Biebel, President

                                            RMED INTERNATIONAL, INC., Seller

SELLER:

                                     By:
                                            Brenda Schenk, President

                            Asset Purchase Agreement
         Between RMED Acquisition Co, Inc. and RMED International, Inc.

Schedule 1.1(i) PURCHASE OF ASSETS - INVENTORY
Schedule 1.1(ii) PURCHASE OF ASSETS - INTANGIBLE ASSETS
      INTELLECTUAL PROPERTY
      FORMULA, BILLS OF MATERIAL, DESIGNS & SPECIFICIAITONS
      MATERIAL CONTRACTS
      CUSTOMER AND VENDOR LISTS

Schedule 1.1(iii)      PURCHASE OF ASSETS - MACHINERY; EQUIPMENT
Schedule 1.1(iv)       PURCHASE OF ASSETS - CONTRACTS; AGREEMENTS
Schedule 1.1(v)        PURCHASE OF ASSETS - PREPAIDS
Schedule 1.1(vi)       PURCHASE OF ASSETS - ACCOUNTS RECEIVABLE
Schedule 1,2(a)(i)     PURCHASE PRICE/
Schedule 1.5(a)(i)     PAYMENT OF PURCHASE PRICE
Schedule AP -          ACCOUNTS PAYABLE
Schedule 2.1           ASSUMED LIABILITIES; EXECUTORY CONTRACTS
Schedule 2.3           LABOR RELATIONS; PENSION PLAN
Schedule 3.1(a)        LEGAL STATUS
Schedule 3.2 (a)       CAPITALIZATION - COMMON STOCK
Schedule 3.2(b)        CAPITALIZATION - OPTIONS & RIGHTS
Schedule 3.2(c)        CAPITALIZATION - CONFLICTS OF INTEREST
Schedule 3.4(a) & (b)  FINANCIAL STATEMENTS
Schedule 3.5           ABSENCE OF CHANGES
Schedule 3.6           UNDISCLOSED LIABILITIES
Schedule 3.7           NO VIOLATIONS OF STATUTE OR CONTRACT
Schedule 3.8           ACCOUNTS RECEIVABLE
Schedule 3.9           NOTES RECEIVABLE
Schedule 3.10          INVENTORIES
Schedule 3.12          REGULATORY APPROVALS
Schedule 3.13          TANGIBLE PERSONAL PROPERTY
Schedule 3.14(a)       INTELLECTUAL PROPERTY - OWNERSHIP
Schedule 3.14(b)       INTELLECTUAL PROPERTY - CLAIMS
Schedule 3.15          MATERIAL CONTRACTS
Schedule 3.16          PERMITS AND LICENSES
Schedule 3.17          INSURANCE COVERAGES
Schedule 3.18          CLAIMS AND LITIGATION
Schedule 3.19          TAX MATTERS
Schedule 3.20          BENEFIT PLANS
Schedule 3.21          ERISA MATTERS
Schedule 3.22          ENVIRONMENTAL MATTERS
Schedule 3.23          COMPLIANCE WITH APPLICABLE LAW
Schedule 3.24          BANK ACCOUNTS
Schedule 4.3           CLAIMS AND LITIGATION
Schedule 5.8           (Exhibit A) NONCOMPETITiON AGREEMENT
Schedule 6.8           (Exhibit A-1) NONCOMPETITION AGREEMENT
Schedule 7.8           COMPENSATION
Schedule 8.2           INDEMNIFICATION BY RMED
Schedule 8.3           INDEMNIFICATION BY BUYER

                                                                       EXHIBIT A

                           NON-COMPETITION AGREEMENT

      THIS NON-COMPETITION AGREEMENT, made and entered into as of the _____ day of ___________, 2001, by and among RMED INTERNATIONAL, INC., a Colorado corporation (hereinafter "RMED"), and BRENDA SCHENK and EDWARD REISS, adult residents of the State of Connecticut (hereinafter "Schenk" and "Reiss") and RMED ACQUISITION CO., INC., a Wisconsin corporation (hereinafter referred to as "Buyer").

      WHEREAS, RMED has sold certain assets and a part of the business of RMED to Buyer pursuant to the terms and conditions of an Asset Purchase Agreement executed on even date herewith;

      WHEREAS, Schenk and Reiss had been involved in the operations and involved in the manufacture and sale of diapers (the "Products");

      WHEREAS, Buyer is unwilling to purchase the assets and part of the business of RMED without procuring a Covenant Not to Compete from RMED, Schenk, and Reiss; and WHEREAS, RMED, Schenk, and Reiss have agreed to enter into this Covenant Not to Compete. NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto promise and agree as follows:

      1. Covenant Not to Compete. RMED, Schenk, and Reiss agree that each respectively will not, for a period of ten (10) years from the date hereof, whether jointly or individually, either directly or indirectly, whether as an agent, stockholder (except as a holder of not more than five percent [5%] of a publicly traded corporation), employee, officer, director, trustee, partner, proprietor, consultant, or otherwise:

            (a) Acquire an ownership interest in, work for, render advice or assistance (other than on behalf of Buyer) to or otherwise engage in or enter into any aspects of the Business (as hereinafter defined);

            (b) Divert or attempt to divert any Business whatsoever from Buyer or contact, solicit, or entice, or attempt to contact, solicit, or entice, any present Customer of RMED except environmental/natural customers and wet wipes customers in the non-environmental/non-natural market or any future Customer of the Business, or any person with whom RMED is conducting negotiations or to whom RMED or Buyer had submitted a bid with respect to the Business or Buyer will submit a bid so as to cause or attempt to cause any of said customers or persons not to do business with Buyer or to purchase said Business sold by Buyer from any source other than Buyer;

            (c) Induce or attempt to induce any person who is or has been an employee of RMED to accept employment with any other party;

            (d) disclose to any person who is not, at the time of such disclosure, an employee or licensee of RMED, or to whom such disclosure has not otherwise been authorized by Buyer, which constitutes proprietary rights or trade secrets of Buyer as defined in the broadest sense under the Wisconsin Statutes;

      2. Definition of Business. For purposes of this Agreement, the term "Business" shall mean the manufacture, sample, sale or marketing of the following non-natural/non-environmental diapers: baby diapers, preemie diapers, newborn diapers, inserts, pull-ups, training pants, adult pull-ups, adult "training pants", and wet wipes - baby or adult, and related products. Non-natural/non-environmental diapers shall include, but not be limited to, diaper products which are chemical (known in the industry as SAP-super absorbent polymer) or non-natural absorbent, non-flushable, non-biodegradable, and non-dioxin-free.

      Notwithstanding the foregoing to the contrary, wet wipes are understood by the parties to be an environmentally safe product at the current time and the definition of Business with respect to wet wipes shall be construed to enable each respective party, i.e., Buyer, to manufacture, sample, sale or market wet wipes to the non-natural/non-environmental customer, whereas

RMED shall be able to manufacture, sample, sale or market wet wipes to the natural/environmental market and to the non-natural, non-environmental market

      3. Definition of Customer. For purposes hereunder, the term "Customer" shall refer to a Customer with whom RMED has conducted business as of the date hereof or during a period of eighteen (18) months immediately preceding the date hereof or which may hereafter become a Customer of Buyer.

      4. Enforcement. In addition to all other legal remedies available to Buyer for enforcement of the covenants set forth herein, RMED, Schenk, and Reiss agree that Buyer shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof. RMED, Schenk, and Reiss further agree that if any of the covenants set forth herein shall at any time be adjudged invalid to any extent by any court of competent jurisdiction, such covenant shall be deemed modified to the extent necessary to render them enforceable.

      5. Consideration. The consideration for this Covenant Not to Compete shall be the inducement to Buyer to enter into a purchase and sale agreement with RMED for the acquisition of certain assets and a part of the business of RMED.

      6. Violation of the Covenant. RMED, Schenk, and Reiss acknowledge that in the event of his/her/its violation of the covenant contained in this Agreement, Buyer's damages will be difficult to ascertain and Buyer's remedy at law will be inadequate. Accordingly, RMED, Schenk, and Reiss agree that Buyer shall be entitled to, in addition to its damages or remedies which may be available, specific performance of such covenant and to an injunction to prevent any continuing violation of such covenant. Buyer shall further have the option, in the event of a breach of this Agreement, to terminate this Agreement and Buyer shall have no liability thereafter for any remaining sums due and such sums shall be deemed forfeited.

      7. Additional Remedies. The parties agree that nothing in this Agreement shall be construed to limit or supercede the common law of torts, or statutory or other protection, of trade secrets where such law provides Buyer with greater protection or protections for a longer duration than that provided in this paragraph.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                              RMED:

                                              RMED INTERNATIONAL, INC.

                                          By:
                                              --------------------------------
                                              Brenda Schenk, President


                                              --------------------------------
                                              Brenda Schenk


                                              --------------------------------
                                              Edward Reiss


                                              BUYER:

                                              RMED ACQUISITION CO., INC.

                                          By:
                                              --------------------------------
                                              Thomas A. Biebel, President

                                                                     EXHIBIT A-1

                            NON-COMPETITION AGREEMENT

      THIS NON-COMPETITION AGREEMENT, made and entered into as of the _____ day of __________, 2001, by and among RMED ACQUISITION CO., INC., a Wisconsin corporation (hereinafter "Buyer"), THOMAS A. BIEBEL, adult resident of the State of Wisconsin (hereinafter "Biebel"), and RMED INTERNATIONAL, INC., a Colorado corporation (hereinafter referred to as "RMED").

      WHEREAS, RMED has sold certain assets and part of the business to Buyer pursuant to the terms and conditions of an Asset Purchase Agreement executed on even date herewith;

      WHEREAS, RMED is unwilling to sell the assets and part of the business without procuring a Covenant Not to Compete from Buyer and Biebel as it relates to the business being retained by RMED; and

      WHEREAS, Buyer has agreed to enter into this Covenant Not to Compete.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto promise and agree as follows:

      1. Covenant Not to Compete. Whereas, Buyer and Biebel agrees that it will not, for a period of ten (10) years from the date hereof, whether jointly or individually, either directly or indirectly, whether as an agent, stockholder (except as a holder of not more than five percent [5%] of a publicly traded corporation), employee, officer, director, trustee, partner, proprietor, consultant, or otherwise:

            (a) Acquire an ownership interest in, work for, render advice or assistance (other than on behalf of RMED) to or otherwise engage in or enter into any aspects of the Business (as hereinafter defined);

            (b) Divert or attempt to divert any Business from RMED or contact, solicit, or entice, or attempt to contact, solicit, or entice, any present Customer of RMED or any future Customer of RMED, of the Business, or any person with whom RMED, is conducting negotiations relating to the Business or to whom RMED had submitted a bid or Buyer will submit a bid so as to cause or attempt to cause any of said customers or persons not to do the Business with RMED or to purchase said Business sold by RMED from any source other than RMED;

      2. Definition of Business. For purposes of this Agreement, the term "Business" shall mean the manufacture, sample, sale, or marketing of the following natural/environmental diapers and wet wipes: baby diapers, preemie diapers, newborn diapers, inserts, pull ups, training pants, adult pull ups, adult "training pants," wet wipes-baby or adult, and related products. Natural/ environmental diapers shall include, but not be limited to, diaper products which are non-chemical (it is understood that chemical is known in the industry as SAP-super absorbent polymer) or natural absorbent, flushable, biodegradable, or dioxin-free.

      Notwithstanding the foregoing to the contrary, wet wipes are understood by the parties to be an environmentally safe product at the current time and the definition of Business with respect to wet wipes shall be construed to enable each respective party, i.e., RMED, to manufacture, to sample, sale or market wet wipes to the natural/environmental customer and to the non-natural, non-environmental market, whereas the Buyer shall be able to manufacture, sample, sale or market wet wipes to the non-natural, non-environmental market.

      3. Covenant Limitation. Notwithstanding the foregoing to the contrary, this agreement shall be terminated, null and void, if:

      (i) as to the entire agreement:

            (A) RMED no longer contracts with Buyer to manufacture or supply its customer requirements through no fault of Buyer, provided that the cause for RMED to no longer contract with Buyer and Biebel cannot be due to a unilateral or mutually unacceptable price increase which if the price as proposed is the cause for RMED to no longer contract with Buyer and Biebel, then the covenant not to compete shall be reduced to a period not in excess of the shorter of three (3) years from the termination by RMED not to contract with Buyer and Biebel to manufacture or supply its customer requirements or the balance of the ten (10) year period as set forth above; or

      (ii) as to part:

            (A) Government laws or ordinances, or regulations are enacted requiring all diaper manufacturers to convert to dioxin-free or similar environmental sensitive products, which would modify this agreement only to the specific modifications required to conform to the law.

      4. Definition of Customer. For purposes hereunder, the term "Customer" shall refer to a Customer with whom RMED has conducted its Business as of the date hereof or during a period of eighteen (18) months immediately preceding the date hereof or which may hereafter become a Customer of RMED.

      5. Enforcement. In addition to all other legal remedies available to RMED for enforcement of the covenants set forth herein, Buyer and Biebel agree that RMED shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof. Buyer and Biebel further agree that if any of the covenants set forth herein shall at any time be adjudged invalid to any extent by any court of competent jurisdiction, such covenant shall be deemed modified to the extent necessary to render them enforceable.

      6. Consideration. The consideration for this Covenant Not to Compete shall be the inducement to RMED to enter into a purchase and sale agreement with Buyer for the acquisition of certain assets and part of the business of RMED.

      7. Violation of the Covenant. Buyer and Biebel acknowledge that in the event of their violation of the covenant contained in this Agreement, RMED's damages will be difficult to ascertain and RMED's remedy at law will be inadequate. Accordingly, Buyer and Biebel agree that RMED shall be entitled to, in addition to its damages or remedies which may be available, specific performance of such covenant and to an injunction to prevent any continuing violation of such covenant.

      8. Additional Remedies. The parties agree that nothing in this Agreement shall be construed to limit or supercede the common law of torts, or statutory or other protection, of trade secrets where such law provides RMED with greater protection or protections for a longer duration than that provided in this paragraph.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                        RMED:

                                        RMED INTERNATIONAL, INC.

                                    By:
                                        --------------------------------
                                        Brenda Schenk, President


                                        BUYER:

                                        RMED ACQUISITION CO., INC.

                                    By:
                                        --------------------------------
                                        Thomas A. Biebel, President


                                        BIEBEL:

                                        --------------------------------
                                        Thomas A. Biebel

                                                                     EXHIBIT A-2

                                     [LOGO]

                               Letter of Agreement

June 29, 2001

TenderCare Agreement

It is hereby-agreed RMED Acquisition Co., Inc. will manufacture and sell TenderCare disposable baby diapers exclusively to RMED International, Inc. for a period of ten (10) years through July 31, 2011 with the following terms:

o Price will be determined by use of manufactured "bill of materials" (cost) plus $1.25 per case of diapers.

o     Credit limit shall be $50,000.00.

o     Payment terms are net due 45 days.

Inventory Purchase Agreement

It is hereby-agreed RMED Acquisition Co., Inc. will transfer ownership of inventory at closing of Tushies, TenderCare and natural/environmental products at cost not to exceed $100,000.00 total to RMED International, Inc. Payment of inventory will be made in 24 installments at prime interest rate plus one percent (1%) with payment personally guaranteed by Brenda Schenk and Edward Reiss.

RMED Acquisition Co., Inc.                       RMED International, Inc.

By: __________________________                   By: ___________________________

Title:  ______________________                   Title: ________________________

Date:  _______________________                   Date:  ________________________


   --------------------------------------------------------------------------
      RMED INTERNATIONAL, INC. 3925 N. HASTINGS WAY EAU CLAIRE, WI 54703
        PHONE: 715-831-0280 FAX 715-831-0291 EMAIL: browns@rmedintl.com

                                                                     EXHIBIT A-3

                                 PROMISSORY NOTE

$___________________


      For value received on this date, RMED INTERNATIONAL, INC., a Colorado corporation, with principal offices located at 675 Industrial Blvd, Delta, CO 81416 (hereinafter referred to as the "Maker") promises to pay to the order of RMED ACQUISITION CO., INC., a corporation located at 3925 N. Hastings Way, Eau Claire, Wisconsin 53703 (hereinafter referred to as the "Lender"), the principal sum of $_____________________________________________________________.

      Monthly payments of $________________ plus interest at 1% over prime interest rate will be due on the ___ of each month starting __________________.

      This Promissory Note may be prepaid in any amount at any time without penalty or premium.

      The individual officer executing this Promissory Note on behalf of the Maker shall be personally liable for payment of said obligation.

      Signed and dated by:

                                            MAKER

                                            RMED INTERNATIONAL, INC.

                                    By:
                                          ---------------------------------

                                    Title:
                                          ---------------------------------

                                    Date:
                                          ---------------------------------

                                            PERSONALLY GUARANTEED BY:

                                    By:
                                          ---------------------------------
                                            Brenda Schenk

                                    By:
                                          ---------------------------------
                                            Edward Reiss

                                    Date:
                                          ---------------------------------

                                    EXHIBIT B

                                   ARTICLE 113
                               Dissenters' Rights
                                     PART I
                       Right of Dissent-Payment for Shares

      7-113-101 DEFINITIONS. -For purposes of this article:

      (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

      (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

      (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

      (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

      (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

      (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

      (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

      7-113-102 RIGHT TO DISSENT.-(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

      (a) Consummation of a plan of merger to which the corporation is a party if:

      (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or


      (II)The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

      (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

      (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

      (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

      (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than two thousand shareholders, at the time of:

      (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

      (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

      (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

      (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

      (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

      (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than two thousand shareholders;

      (c) Cash in lieu of fractional shares; or

      (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

      (2)

      (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

      (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

      (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

      7-113-103 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.-(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

      (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

      (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

      (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

      (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                     PART 2

                  Procedure for Exercise of Dissenters' Rights

      7-113-201 NOTICE OF DISSENTERS' RIGHTS.-(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(l).

      (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

      7-113-202 NOTICE OF INTENT TO DEMAND PAYMENT.-(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

      (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

      (b) Not vote the shares in favor of the proposed corporate action.

      (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

      (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

      7-113-203 DISSENTERS' NOTICE.-(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

      (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

      (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

      (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

      (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

      (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

      (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

      (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

      (g) Be accompanied by a copy of this article.

      7-113-204 PROCEDURE TO DEMAND PAYMENT.-(1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

      (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

      (b) Deposit the shareholder's certificates for certificated shares.

      (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

      (3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

      (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

      7-113-205 UNCERTIFICATED SHARES.-(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

      (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

      7-113-206 PAYMENT.-(l) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

      (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

      (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

      (b) A statement of the corporation's estimate of the fair value of the shares;

      (c) An explanation of how the interest was calculated;

      (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

      (e) A copy of this article.

      7-113-207 FAILURE TO TAKE ACTION.-(1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

      (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

      7-113-208 SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.-(1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

      (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

      7-113-209 PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.-(1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

      (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

      (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

      (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

      (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                     PART 3
                          Judicial Appraisal of Shares

      7-113-301 COURT ACTION.-(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

      (2) The corporation shall commence the proceeding described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

      (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

      (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

      (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

      7-113-302 COURT COSTS AND COUNSEL FEES.-(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

      (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

      (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

      (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                    EXHIBIT C

    Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2000 Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2000 Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   Form 10-KSB

                  ANNUAL REPORT PERSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 1999

                           Commission File No. 0-14696

                            RMED International, Inc.
                            ------------------------
             (Exact Name of Registrant and Specified in its Charter)

               Colorado                               84-0898302
              ----------                              ----------
   (State of Incorporation)              (I.R.S. Employer Identification Number)

                             3925 North Hastings Way
                              Eau Claire, WI 54703
                          (Address of Principal Office)

                                 (715) 831-0280
                         (Registrant's Telephone Number)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock $.01
                                                    Par value (Title of Class)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 3 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter periods that the Registrant was required to file such reports), and (2) had been subject to such filing requirements for the past 90 days.

                                   X Yes __No

There were 9,977,142 shares of the Registrant stock $.01 par value common stock outstanding as of March 23, 2000.

                            RMED International, Inc.

                                Table of Contents
                                                                      PAGE

PART I    Item 1.Business                                                     3

          Item 2.Properties                                                   4

          Item 3.Legal Proceedings                                            4

          Item 4.Submission of Matters to a Vote of Security Holders          5

PART II
          Item 5.Market for the Registrant's Common Equity                    5
                 And Related Stockholder Matters

          Item 6.Management's Discussion and Analysis of                      5
                 Financial Condition and Results of Operations

          Item 7.Financial Statements                                         8

          Item 8.Changes in and Disagreements With Accountants                9
                 on Accountingand Financial Disclosure
Part III
          Item 9.Directors and Executive Officers of the Registrant           9

          Item 10.Executive Compensation                                     11

          Item 11.Security Ownership of Certain Beneficial Owners            11
                  and Management

          Item 12.Certain Relationships and Related Party Transactions       12

Part IV
          Item 13.Exhibits and Reports on Form 8-K                           13

Signatures                                                                   14

Item 1 BUSINESS

      General

      RMED International, Inc. (the "Company" or "RMED"), was incorporated under the laws of the State of Colorado on December 28, 1982, and is in the business of manufacturing, marketing, distributing and selling disposable baby diapers and related products under its own branded labels and private branded labels.

      Business Strategy

      On November 23, 1998, the Company acquired Jettar, Ltd. ("Jettar"), a privately held diaper manufacturing and distributing company located in Eau Claire, Wisconsin. As a result of the acquisition, RMED now manufactures its own baby diaper products in addition to manufacturing private label diapers. Various RMED products are manufactured by outside private label manufacturers pursuant to Company specifications.

      The acquired facility contains approximately 80,000 square feet and is used as a central distribution point for all RMED products. RMED has its own testing lab in which they can pursue their goal of improving absorbency with natural materials. The Company's diaper machine produces up to 400 disposable diapers per minute and cost approximately $2.0 million.

      An automatic packaging machine will be in place April, 2000. The Company will invest more than $2.5 million for a second production line to be used to manufacture disposable baby diapers. The line will be in service in July 2000.

      The Company is marketing its products internationally through health product stores, mainstream supermarkets, mail order, catalogues, the Internet at tushies.com, ecomall.com, mothernature.com, drugstore.com, diapers4less.com and our representative in the UK greenbabyco.com and in an ongoing direct marketing partnership with Earth's Best Baby Food, a division of Hain Food Group. Earth's Best Baby Food is the largest certified organic baby food manufacturer in the United States.

      Product Description

      The Company currently distributes the following products:

      Tushies(R)-This alternative disposable diaper features patented natural blend cotton absorbency, cloth-like backsheet and is available in four sizes.

      TushiesWipes-Under the TushiesWipes brand, the Company offers natural formula wipes in tubs, refills and travelpacks. The wipes contain Aloe Vera, are hypo-allergenic and alcohol-free.

Item 1. BUSINESS cont'd.

      TushiesBear T-Shirt-This T-Shirt is made with 100% organic cotton.

      Bibbies(R)-Invented and patented by a pediatrician, these bibs are non-toxic, absorbent, waterproof and disposable.

      The Company currently manufactures and sells the following products:

      TenderCare(R) Disposable Diapers-These diapers are manufactured by RMED allowing the Company to be price and design competitive with the leading national brands. TenderCare is made without artificial chemical absorbents and is sold in major supermarkets and health product stores.

      Bumpies(R) Disposable Diapers-Theses mainstream diapers are sold through major supermarkets in the Midwest and Mid-Atlantic regions at a competitive price in regular, jumbo, and mega-size packaging.

      Rock-A-Bye(R) Disposable Diapers-These diapers are sold internationally to distributors and retailers under branded and private labels.

      Patents, Trademarks and Registrations

      The Company currently holds patents in cotton blend and flushable disposable diapers, holds various trademarks and owns over 100 Internet domain names for its products and related baby businesses.

      Employees

      As of December 31, 1999, the Company had 52 full and part-time employees.

Item 2. PROPERTIES

      The principal office of the Company is leased and located at 3925 North Hastings Way, Eau Claire, Wisconsin, 574703.

      The 10,000 square foot Delta, Colorado facility is owned by the Company, and is on two and one-half acres in an industrial park. At this location the Company maintains its mail order and phone operations and warehouses its products for west coast distribution.

Item 3. LEGAL PROCEEDINGS

      The Company is subject to various legal proceedings in the normal course of business. Management believes the outcome of these proceedings will not have a material adverse effect on the Company's financial position or results of operation.

Item 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

      None.

Part II

Item 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER'S MATTERS

      The Company's common stock is traded on the "Electronic Bulletin Board System" (OTC-BB) with the symbol TUSH.

      The following table shows the high and low sales prices for each quarter within the last two fiscal years.

                          Qtr 1              Qtr 2               Qtr 3                Qtr 4
                    1999     1998        1999     1998       1999     1998        1999     1998
                    ----     ----        ----     ----       ----     ----        ----     ----
        High      $2.000    $1.125      $1.312   $2.500    $1.563   $2.688      $1.000    $2.063
        Low       $1.313    $0.480      $0.980   $0.625    $0.770   $0.938      $0.500    $1.188

      As of December 31, 1999, there were 966 holders of record of the Company's common stock.

      The Company has not paid and does not anticipate the payment of cash dividends in the foreseeable future. Any future earnings and declaration of dividends will remain within the discretion of the Company's Board of Directors. The Board of Directors will review its dividend policy from time to time, which will depend upon, among other factors, the Company's earnings and financial requirements, as well as general business conditions.

Item 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      Material Changes in Financial Position

      Total assets of the Company increased $2,344,342 from $5,003,029 at December 31, 1998 to $7,347,371 at December 31, 1999, an increase of 46%, primarily due to increases in accounts receivable, inventory and prepaid expenses.

Item 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS cont'd.

      During the year ended December 31,1999, net working capital increased by $1,511,615 or 60% primarily due to increases in accounts receivable, inventory and prepaid expenses and decreases in the bank line of credit. Inventory and receivables increased and the line of credit decreased due to additional funding received from the sale lease-back of the Company's diaper machine. Prepaid expenses increased due to a deposit for the new diaper line.

      Total liabilities at December 31, 1999 were $7,387,105 compared to $5,150,518 at December 31, 1998, an increase of 43%. The increase was primarily due to the capital lease from the sale lease-back of the diaper machine.

      Total stockholders' equity increased $107,755 or 73% during the year ended December 31, 1999. The increase was primarily a result of the exercise of stock options offset by the effect of the net loss.

      Material Changes in Results of Operations

      Net sales for the year ended December 31, 1999 were $15,620,052 compared to $17,599,885 for the year ended December 31, 1998, a decrease of $1,979,833 or 11%. Although there was a decrease in sales dollars, the company's unit volume remained constant as a result of the sales mix moving from branded label sales with a higher selling price to private label sales with a lower selling price due to fewer related selling expenses.

      Gross margin decreased $690,253 or 10% from $6,923,225 in 1998 to $6,232,972 in 1999. The decrease was primarily the result of the sales mix moving from high margin branded label sales to private label sales with a smaller gross margin, but fewer selling expenses.

      Operating expenses for the fiscal period ended December 31, 1999 were $6,180,810 compared to $7,340,473 for the year ended December 31, 1998, a decrease of $1,159,663 or 16%. The decrease was primarily due to a reduction in promotional activities.

      Net loss for the year ended December 31, 1999 was ($145,567) as compared to a net loss of ($614,405) for the year ended December 31, 1998, a decrease in loss of 76% primarily due to the Company's increased commitment to profitability and change in focus from branded label to private label business.

      Liquidity and Capital Resources

      At December 31, 1999 the Company had working capital ($988,442) consisting of $4,710,479 in current assets and $5,698,921 in current liabilities.

Item 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS cont'd.

      As of December 31, 1999 the Company's long-term obligation is $2,542,084 consisting of a mortgage payable on the Delta, Colorado facility ($137,758), capital leases ($1,904,326) and notes payable to shareholders/directors ($500,000). The Company has the ability through its line of credit and other available resources to fund its current operations.

      The Company has a line of credit agreement expiring in 2001 with available funds of the lesser of $5,000,000 or a defined borrowing base consisting of eligible receivables and inventory with interest at the bank's prime rate plus 3.0% on the first $500,000, the bank's prime rate plus 1.5% for borrowings above $500,000 and prime plus 5.0% on any special accommodation of up to $200,000. The terms of this agreement require the Company to meet certain financial covenants, including a minimum book net worth and minimum net earnings. The Company was in compliance or obtained waivers for its non-compliance with the covenants as of December 31, 1999. As part of these waivers, the interest rates charged are the bank's prime rate plus 4.5% on all borrowings up to $500,000, the prime rate plus 3.0% on all borrowings over $500,000 and prime plus 6.5% on any special accommodation. The Company must meet certain covenants by June 30, 2000 or the Company will be subject to its full default rates retroactive to January 1, 2000. The default rate is prime plus 6.0% on borrowings up to $500,000, prime plus 4.5% on all borrowings greater than $500,000 and prime plus 8.0% on any special accommodation.

      In July 2000 the Company plans to purchase a new diaper machine for approximately $2,500,000 through a capital lease. During 1999, the Company paid $550,000 as a deposit for this machine.

      Impact of Inflation

      The impact of inflation on the Company's results of operations is not readily determinable. However, the Company does not believe the impact varies materially from that experienced by the national economy as a whole. As sales increase, it is possible the Company may be able to reduce costs and thereby minimize the impact of inflation.

      Except for historical matters contained herein, the matters discussed are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements may reflect numerous assumptions, especially sales and product mix, and involve risks and uncertainties which may affect RMED International, Inc.'s business and prospects and cause actual results to differ materially from these forward-looking statements.

Item 7. FINANCIAL STATEMENTS

      Financial statements are included on the following pages numbered F-1 through F-25.

                            FINANCIAL STATEMENTS AND
                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

                            RMED INTERNATIONAL, INC.

                           December 31, 1999 and 1998

                                                              CONTENTS



                                                                          Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS  -
   GRANT THORNTON LLP.................................................... F-2

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS  -
   OATLEY BYSTROM & HANSEN............................................... F-3

FINANCIAL STATEMENTS

   BALANCE SHEETS........................................................ F-4

   STATEMENTS OF OPERATIONS.............................................. F-6

   STATEMENTS OF CASH FLOWS.............................................. F-7

   STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)............... F-9

   NOTES TO FINANCIAL STATEMENTS........................................ F-10

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
RMED International, Inc.

            We have audited the accompanying balance sheet of RMED International, Inc. as of December 31, 1999, and the related statements of operations, cash flows, and changes in stockholders' equity (deficit) for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RMED International, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                         /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
February 22, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
RMED International, Inc.

            We have audited the accompanying balance sheet of RMED International, Inc. (a Colorado corporation) as of December 31, 1998, and the related statements of operations, cash flows and changes in stockholders' equity (deficit) for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RMED International, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                    /s/ OATLEY BYSTROM & HANSEN

Oatley Bystrom & Hansen
Greenwood Village, Colorado
March 17, 1999

The accompanying notes are an integral part of these statements.

                                                                F-6 RMED
                                                      International, Inc.

                                                           BALANCE SHEETS

                                                            December 31,

                ASSETS                                               1999                  1998
                                                                    ------                ------
CURRENT ASSETS
   Cash                                                          $ 442,394             $ 120,504
   Marketable securities                                            32,715                    -
   Accounts receivable, less allowance for doubtful
      accounts and discounts of $25,000 and $29,000
      in 1999 and 1998                                           1,574,715             1,174,825
   Inventory                                                     1,814,339               979,770
   Deposits on equipment                                           550,000                    -
   Prepaids and other                                              296,316               217,520
                                                                  --------              --------

                Total current assets                             4,710,479             2,492,619



PROPERTY AND EQUIPMENT
   Land and building                                               245,000               245,000
   Furniture and office equipment                                  126,535               105,116
   Machinery and equipment                                       2,166,083             2,712,186
                                                                 ---------             ---------
                                                                 2,537,618             3,062,302
   Less accumulated depreciation                                   352,161               642,779
                                                                  --------              --------
                                                                 2,185,457             2,419,523


OTHER ASSETS
   Patents, net of accumulated amortization                        318,373                 3,603
   Other                                                           133,062                87,284
                                                                  --------               -------
                                                                   451,435                90,887
                                                                  --------               -------

                                                                $7,347,371            $5,003,029
                                                                 =========             =========

                LIABILITIES AND STOCK-

                   HOLDERS' EQUITY (DEFICIT)                         1999                  1998
                                                                    ------                ------
CURRENT LIABILITIES
   Note payable to bank                                        $ 1,847,904           $ 3,052,000
   Current maturities of long-term obligations                     853,900                82,466
   Accounts payable                                              1,971,338             1,212,689
   Customer deposits                                               500,000                    -
   Accrued liabilities                                             525,779               645,521
                                                                  --------              --------

                Total current liabilities                        5,698,921             4,992,676

LONG-TERM OBLIGATIONS, less current maturities                   1,688,184               157,842

COMMITMENTS AND CONTINGENCIES                                           -                     -

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock, $.10 par value; 2,500,000 shares
      authorized; none issued                                           -                     -
   Common stock, $.01 par value; 50,000,000 shares
      authorized; 10,022,942 and 9,195,958 shares
      issued and 9,609,442 and 9,195,958 shares
      outstanding at December 31, 1999 and 1998                     96,094                91,960
   Additional paid-in capital                                    7,702,900             7,534,712
   Common stock to be issued, 450,000 shares                       315,000                    -
   Accumulated deficit                                          (7,919,728)           (7,774,161)
                                                                ----------            ----------
                                                                   194,266              (147,489)

   Less notes receivable from stockholders                         234,000                    -
                                                                  --------                   ---
                                                                   (39,734)             (147,489)
                                                                  --------             ---------

                                                               $ 7,347,371           $ 5,003,029
                                                                ==========            ==========

                            RMED International, Inc.

                            STATEMENTS OF OPERATIONS

                            Years ended December 31,

                                                                   1999                  1998
                                                                  ------                ------
Sales                                                        $15,620,052           $17,599,885

Cost of goods sold                                             9,387,080            10,676,660
                                                              ----------            ----------

                Gross profit                                   6,232,972             6,923,225

Operating expenses
   Sales and marketing                                         4,829,704             5,985,933
   General and administrative                                  1,351,106             1,354,540
                                                              ----------            ----------
                                                               6,180,810             7,340,473
                                                              ----------            ----------

                Operating income (loss)                           52,162              (417,248)
                                                                 -------             ---------

Other income (expense)
   Interest expense                                             (303,918)             (284,251)
   Interest income                                                24,522                30,493
   Other                                                          81,667                56,602
                                                                 -------               -------
                                                                (197,729)             (197,156)
                                                               ---------             ---------

                NET LOSS                                      $ (145,567)           $ (614,404)
                                                               =========             =========

Net loss per share - basic and diluted                           $ (0.02)              $ (0.07)
                                                                  ======                ======

Weighted average common shares outstanding -
   basic and diluted                                           9,217,241             9,194,465
                                                              ==========            ==========

                            RMED International, Inc.

                            STATEMENTS OF CASH FLOWS

                            Years ended December 31,


                                                                     1999                  1998
                                                                    ------                ------
Cash flows from operating activities:
   Net loss                                                     $ (145,567)            $(614,404)
   Adjustments to reconcile net loss to net
     cash flows from operating activities:
       Depreciation and amortization                               370,085               290,016
       Amortization of deferred compensation                            -                 96,684
       Stock issued for services                                        -                 14,649
       Gain on sale of assets                                      (25,216)                   -
       Changes in current assets and liabilities:
         Accounts receivable                                      (399,890)             (254,623)
         Inventory                                                (834,569)               32,355
         Prepaid and other                                        (647,427)               85,518
         Accounts payable                                          758,649               119,490
         Accrued liabilities                                       324,008               473,335
                                                                  --------              --------

                Net cash provided by (used in)
                   operating activities                           (599,927)              243,020

Cash flows from investing activities:
   Purchases of equipment                                         (110,803)              (42,445)
   Payments received on notes receivable                            23,228                36,496
   Purchase of trading securities                                  (32,715)                   -
   Increase in other assets                                          6,105                22,408
                                                                    ------               -------
                Net cash provided by (used in)
                   investing activities                           (114,185)               16,459

                                      RMED

                               International, Inc.

                      STATEMENTS OF CASH FLOWS - CONTINUED

                            Years ended December 31,

                                                                         1999                  1998
                                                                        ------                ------
Cash flows from financing activities:
   Borrowings (payments) on note payable to bank, net              $(1,204,096)            $ 104,000
   Decrease in bank overdraft                                               -               (286,236)
   Proceeds from notes payable issued to directors                     500,000                42,500
   Payments on note payable to President                               (71,860)             (157,430)
   Proceeds from long-term obligations                               2,015,339                    -
   Payments on long-term obligations                                  (141,703)              (10,656)
   Proceeds from exercise of stock options                              43,095                    -
   Acquisition of stock                                                     -                (10,700)
   Purchase of stock                                                  (137,488)                   -
   Sale of stock                                                        32,715                    -
                                                                       -------                   ---
                Net cash provided by (used in)
                   financing activities                              1,036,002              (318,522)
                                                                    ----------              --------
                NET INCREASE (DECREASE)
                   IN CASH                                             321,890               (59,043)

Cash at beginning of year                                              120,504               179,547
                                                                      --------              --------
Cash at end of year                                                  $ 442,394             $ 120,504
                                                                      ========              ========
Supplemental cash flow information and noncash investing
 and financing activities:
     Interest paid                                                   $ 298,000             $ 284,000
     Common stock to be issued for patent                              315,000                    -
     Notes received for common stock issued on
        exercise of options                                            234,000                    -
     Stock issued for legal services                                        -                 14,649
     Payable to Chairman and Vice President of Operations
        due in stock to be issued as compensation for
        personal guarantee of debt                                      56,250                    -
     Receipt of stock as settlement related to merger                  300,000                    -

The accompanying notes are an integral part of these statements.

                            RMED International, Inc.

             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                            Years ended December 31,



                                         Common stock               Contributed     Common stock to be issued
                                     ---------------------------                    -------------------------
                                     Shares             Amount      capital         Shares            Amount
                                     ---------         --------     -----------     ---------        --------

January 1, 1998                      9,200,185          $92,002      $7,530,721           -    $          -

   Stock issued for services            25,000              250          14,399           -               -

   Acquisition of stock for cash       (29,227)            (292)        (10,408)          -               -

   Net loss                                -                -                -            -               -
                                     ---------       ----------     ------------    ---------    ------------

December 31, 1998                    9,195,958           91,960       7,534,712           -               -

   Exercise of stock options           826,984            8,269         268,826           -               -

   Purchase of stock                  (157,500)          (1,575)       (135,913)          -               -

   Sale of stock                        44,000              440          32,275           -               -

   Receipt of shares from merger
     settlement                       (300,000)          (3,000)          3,000           -               -

   Stock to be issued for patent           -                -               -         450,000         315,000

   Net loss                                -                -                -            -               -
                                     ---------       ----------     ------------    ---------   -------------

December 31, 1999                    9,609,442          $96,094      $7,702,900       450,000        $315,000
                                     =========           ======       =========       =======         =======


                                                              Notes
                                                           receivable
                                        Accumulated           from
                                         deficit           stockholders        Total
                                      -------------       ------------       --------

January 1, 1998                       $(7,159,757)        $     -           $ 462,966

   Stock issued for services                  -                 -              14,649

   Acquisition of stock for cash              -                 -             (10,700)

   Net loss                              (614,404)              -            (614,404)
                                      -----------         ---------          --------

December 31, 1998                      (7,774,161)              -            (147,489)

   Exercise of stock options                  -             234,000            43,095

   Purchase of stock                          -                 -            (137,488)

   Sale of stock                              -                 -              32,715

   Receipt of shares from merger
     settlement                               -                 -                 -

   Stock to be issued for patent              -                 -             315,000

   Net loss                              (145,567)              -            (145,567)
                                      -----------         ---------          --------

December 31, 1999                     $(7,919,728)        $(234,000)       $  (39,734)
                                       ==========          ========         =========

The accompanying notes are an integral part of these statements.

                            RMED International, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1999 and 1998

NOTE A  -  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES

Nature of Business

RMED International, Inc. (the "Company" or "RMED"), manufactures disposable baby diapers for private label distributors and its Bumpies(R) and Rock-A-Bye (R) brands as well as markets and distributes its Tushies(R) brand disposable diapers and related products. The Company's private brand diapers are marketed through independent commissioned brokers and sold to retail grocery chains in the Midwest and Mid-Atlantic regions of the United States. The Company also sells a small portion (less than 5%) of its diapers internationally.

Merger with Jettar, Inc.

Effective November 23, 1998, the Company merged with Jettar, Inc. ("Jettar"), a privately held diaper manufacturing and distributing company located in Eau Claire, Wisconsin, by issuing 2.8 million shares of its common stock in exchange for all the outstanding common stock of Jettar based on a conversion ratio of approximately 292.275574 shares of RMED common stock for each share of Jettar common stock. In addition, Jettar stockholders received options to purchase a total of 801,924 shares of RMED common stock for two years at $1 per share. As a result of the merger, the separate existence of Jettar ceased. The merger qualifies as a tax-free reorganization and has been accounted for as a "pooling of interests." Under this method of accounting, the previously issued financial statements of RMED have been restated to include the assets, liabilities, stockholders' equity and results of operations of Jettar for all periods presented. All share and per share amounts related to the merger are also reflected for all periods presented. The Company incurred professional fees of approximately $106,900 directly related to the merger.

Activity previously reported by the separate companies for 1998 and the combined amounts presented in the 1998 financial statements are summarized below.

                            RMED International, Inc.

                           December 31, 1999 and 1998

NOTE A  -  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES - Continued

                                                         1998
     Sales                                               ----
       Jettar                                        $15,789,601
       RMED                                            2,322,939
       Eliminating entries                              (512,655)
                                                       ---------

                                                     $17,599,885

     Net loss
       Jettar                                         $ (455,207)
       RMED                                             (156,319)
       Eliminating entries                                (2,878)
                                                         -------

                                                      $ (614,404)

Summary of Significant Account Policies

Revenue Recognition and Concentrations of Credit Risk

Sales are recognized when products are shipped. Sales included in the statement of operations are presented net of allowances for sales returns, and promotional and trade discounts. Sales of wholesale product are generally unsecured and subject to credit limits that typically provide a two percent trade discount. Home delivery sales require payment prior to shipment.

Marketable Securities

The Company's investments consist of equity securities and are classified as trading which requires the securities to be reported at fair value, with unrealized gains and losses reported as income. At December 31, 1999, cost approximated market value for these securities.

                            RMED International, Inc.

                           December 31, 1999 and 1998

NOTE A  -  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES  -  Continued

Inventory

Inventory is valued at the lower of cost (first-in, first-out) or market value. Inventories consist of the following at December 31:

                                                 1999                  1998
                                                ------                ------

     Raw materials                          $1,087,933              $387,200
     Finished goods                            726,406               592,570
                                              --------               -------

                                            $1,814,339              $979,770
                                             =========               =======

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from five years for furniture and office equipment, 10 years for machinery and equipment to 39 years for buildings. Property under capital leases is depreciated using the straight-line method over the term of the lease.

Maintenance and repair costs are charged to expense as incurred, and renewals and improvements that extend the useful life of the assets are capitalized.

Patents

Patents are recorded at cost and amortized over the life of the patent of 17 years.

Advertising and Slotting Costs

Production costs of advertising (including the cost of coupons) are expensed when the initial advertising takes place. All other advertising and promotional costs are expensed when incurred. Advertising and coupon costs, which are included in sales and marketing expenses were $3,467,361 and $4,273,439 for 1999 and 1998. Slotting fees paid to retailers for shelf space are expensed upon the initial shipment to the retailer. Slotting fees were $244,494 and $445,669 in 1999 and 1998.

NOTE A  -  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES  -  Continued

Stock Based Compensation

The Company utilizes the intrinsic value method for stock-based compensation. Under this method, compensation expense is recognized for the amount by which the market price of the common stock on the date of grant exceeds the exercise price of an option.

Net Loss Per Common Share

The Company's basic net loss per share amounts have been computed by dividing net loss by the weighted average number of outstanding common shares. The Company's diluted net loss per share is computed by dividing net loss by the weighted average number of outstanding common shares and common share equivalents relating to stock options, when dilutive. For each of the years ended December 31, 1998 and 1999, the Company incurred net losses and therefore basic and diluted per share amounts are the same. Common stock equivalent shares consist of stock options (using the treasury stock method). Common stock equivalents as of December 31, 1999 and 1998 included 920,067 and 812,616 shares related to stock options which were excluded from the computation of diluted loss per share because they were antidilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Investments

Due to their short-term nature, the carrying value of our current financial assets and liabilities approximates their fair values. The fair value of our borrowings, if recalculated based on current interest rates, would not significantly differ from the recorded amounts.

NOTE A  -  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES  -  Continued

Reclassifications

Certain reclassifications have been made to the 1998 financial statements to conform with the 1999 financial statement presentation.


NOTE B  -  NOTE PAYABLE TO BANK

The Company entered into a new line of credit agreement expiring in December 2001. The agreement automatically renews for successive one year periods unless the Company provides 30 days notice to cancel or demand is made by the lender. Total funds available under the line of credit is the lesser of $5,000,000 or a defined borrowing base consisting of eligible receivables and inventory. The agreement requires monthly interest payments at the bank's prime rate plus 3.0% (effective rate of 11.5% at December 31, 1999) for the first $500,000 and the bank's prime rate plus 1.5% for borrowings above $500,000 (effective rate of 10% at December 31, 1999). The lender may also make a special accommodation of up to $200,000 requiring monthly principal payments of $16,667 plus interest at the bank's prime rate plus 5.0% (effective rate of 13.5% at December 31, 1999) with a final payment of unpaid principal due on December 1, 2000. The line is collateralized by substantially all the business assets, is personally guaranteed by the Vice President of Operations of the Company, and has priority over notes payable to shareholders/directors (note C). The Company's outstanding line of credit balance at December 31, 1999 was $1,847,904. The terms of this agreement require the Company to meet certain financial covenants, including a minimum book net worth and minimum net earnings. The Company was in compliance with or obtained waivers for its non-compliance with the covenants as of December 31, 1999. As part of these waivers, the interest rates charged are the bank's prime rate plus 4.5% on all borrowings up to $500,000, the prime rate plus 3% on all borrowings over $500,000, and prime plus 6.5% on any special accommodation. The Company must meet certain covenants by June 30, 2000 or the Company will be subject to its full default rates retroactive to January 1, 2000. The default rate is prime plus 6% on borrowings up to $500,000, prime plus 4.5% on all borrowings greater than $500,000, and prime plus 8% on any special accommodation.

The Company's previous line of credit agreement required monthly interest payments of 1/2% to 3/4% above the bank's prime rate (effective rate of 8-1/2% as of December 31, 1998). The Company's outstanding balance as of December 31, 1998 was $3,052,000.

                            RMED International, Inc.

                           December 31, 1999 and 1998

NOTE C -  LONG-TERM OBLIGATIONS

   Long-term debt and notes payable consist of the following:

                                                                                            December 31,
                                                                                    ----------------------------
                                                                                     1999                  1998
                                                                                    ------                ------
     Mortgage note payable, due January 17, 2001, payable in monthly installments of $1,409 including interest at the bank's base rate
       (effective rate of 8.5% and 8.75% at December 31, 1999 and 1998), secured by land and building, guaranteed
       by President                                                              $ 137,758              $141,510

     Notes payable to shareholders/directors, interest at 7.5%,
       unsecured, subordinate to line-of-credit                                    500,000                     -

     Note payable to President, due on demand, accrues
       interest at 7%, paid in 1999                                                      -                71,860

     Capital lease obligations (see note G)                                      1,904,326                26,938
                                                                                 ---------               -------
                                                                                 2,542,084               240,308
     Less current maturities                                                       853,900                82,466
                                                                                  --------               -------

                                                                                $1,688,184              $157,842
                                                                                 =========               =======

Future maturities of long-term obligations including capital leases are as follows:

                Year ended December 31:
                             2000                             $ 853,900
                             2001                               519,463
                             2002                               419,158
                             2003                               459,569
                             2004                               289,994
                                                               --------

                                                             $2,542,084

NOTE D  -  INCOME TAXES

The Company has not recorded an income tax provision for 1999 or 1998 due to the Company's inability to carryback losses.

The tax effects of temporary differences giving rise to deferred income taxes consisted of the following:

                                                                                           December 31,
                                                                                --------------------------------
                                                                                     1999                  1998
                                                                                    ------                ------
     Deferred tax liabilities:
       Property and equipment                                                    $ (40,300)           $ (197,500)
     Deferred tax assets:
       Allowance for accounts receivable                                            10,000                11,800
       Accrued vacation                                                             16,000                10,000
       Net operating loss carryforwards                                          1,399,100             1,514,500
                                                                                ----------            ----------
                                                                                 1,384,800             1,338,800
     Valuation allowance                                                        (1,384,800)           (1,338,800)
                                                                                ----------            ----------

                                                                                $        -            $        -
                                                                                ==========            ==========

The Company's provision for income taxes differs from the expected tax benefit amount computed by applying the statutory federal income tax rate of 34.0% to income before taxes as a result of the following:

                                                        December 31,
                                                 --------------------------
                                                  1999                1998
                                                 ------              ------

     Federal statutory rate                     (34.0)%               (34.0)%
     Change in valuation allowance               31.5                  38.1
     Other                                        2.5                  (4.1)
                                                 ----                 -----

                                                    -%                    -%
                                                 ====                 =====

                            RMED International, Inc.

                           December 31, 1999 and 1998

NOTE D  -  INCOME TAXES  -  Continued

Deferred tax liabilities and deferred tax assets reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The valuation allowance has been established due to the uncertainty of future taxable income, which is necessary to realize the benefits of the deferred tax assets. The Company had net operating loss (NOL) carryforwards of approximately $3,500,000 at December 31, 1999, which begin to expire in 2005. These NOL's are subject to annual utilization limitations due to prior ownership charges.

NOTE E - RELATED PARTY TRANSACTIONS

A 50% patent interest in the Company's Tushies disposable diaper owned by the President was converted into 450,000 shares of common stock of the Company on December 30, 1999. The stock has been recorded as stock to be issued on the balance sheet as the stock certificates were not issued by the transfer agent as of December 31, 1999.

During 1999, the Company had sales of $38,079 to a company which is owned by a relative of an officer. Accounts receivable to this company were $25,078 at December 31, 1999.

The Company also had sales in 1999 of $36,437 to a company which is owned by a director of the Company.

In 1998, the Company paid a related company $26,894 for operating supplies, administrative and accounting services. A director of the Company is a major stockholder of the related company. Another officer was paid $30,007 in 1998 for legal services.

NOTE F  -  COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is subject to various legal proceedings in the normal course of business. Management believes the outcome of these proceedings will not have a material adverse effect on the Company's financial position or results of operations.

                            RMED International, Inc.

                           December 31, 1999 and 1998

NOTE F  -  COMMITMENTS AND CONTINGENCIES  -  Continued

Royalty Agreements

The Company has an agreement with a national diaper manufacturer which requires payment of royalties to the manufacturer of three percent of net sales of certain disposable diapers effective August 13, 1998 for the term of the patents. Royalty expense related to this agreement was $207,499 and $54,688 for the years ended December 31, 1999 and 1998.

The Company has an agreement which grants the Company a non-exclusive license to manufacture and sell patented diapers for a royalty through July 3, 2007. The royalty rate is .11% of applicable sales in 1998 and .10% thereafter. The Company may terminate the agreement upon six months written notice. In 1999 and 1998, royalty expense pursuant to this agreement was $22,385 and $12,523.

Capital Leases

The Company leases equipment under capital leases. During 1999, the Company sold its diaper machine to a financing company and entered into a sale-leaseback transaction which was accounted for as a capital lease. This lease is personally guaranteed by the Chairman and Vice President of Operations. Property and equipment includes the following amounts under capital leases at December 31:

                                                         1999           1998
                                                        ------         ------

     Machinery and equipment                        $2,057,946        $42,607
     Less accumulated amortization                     227,089         17,043
                                                      --------         ------

                                                    $1,830,857        $25,564
                                                     =========         ======

                            RMED International, Inc.

                           December 31, 1999 and 1998

NOTE F  -  COMMITMENTS AND CONTINGENCIES  -  Continued

Future minimum lease payments for these leases are as follows:

      Year ending December 31,
                   2000                                         $ 524,227
                   2001                                           523,428
                   2002                                           517,036
                   2003                                           513,840
                   2004                                           299,740
                                                                 --------

      Total payments                                            2,378,271
      Less amount representing interest (10%)                     473,945
                                                                 --------

      Present value of future minimum lease payments           $1,904,326
                                                                =========

Operating Leases

The Company leases its manufacturing, warehouse, and office facility in Eau Claire, Wisconsin pursuant to a non-cancelable operating lease agreement. The annual base rent of $187,920 is subject to increases in inflation and the Company is responsible for principally all operating expenses. The agreement provides the Company options to renew the lease for two successive five-year terms. Rent for this lease was $187,920 for both 1999 and 1998.

Minimum remaining rental commitments are as follows:

      Year ending December 31,
                   2000                               $187,920
                   2001                                187,920
                                                       -------

                                                      $375,840

                            RMED International, Inc.

                           December 31, 1999 and 1998

NOTE F  -  COMMITMENTS AND CONTINGENCIES  -  Continued

Manufacturing Contract

In October 1999, the Company entered into a contract to manufacture diapers for another company. As part of this agreement the Company will manufacture and deliver a minimum of seven million diapers and a maximum of ten million diapers per month and shall maintain a minimum inventory of two million diapers. This agreement will remain in force for one year and renew automatically for successive terms of six months unless either party gives notice of termination at least 90 days prior to the expiration of the initial term or any extension term.

Other Commitments

During 1999, the Company paid $550,000 as a deposit on a second diaper machine. A payment of $1,635,948 will be due prior to shipment of the machine and $181,772 due within 90 days of shipment or start-up, whichever comes first.


NOTE G - STOCKHOLDERS' EQUITY

Pursuant to the terms of a settlement agreement to settle all disputes and differences related to the Company's merger with Jettar on November 23, 1998, the Company received 300,000 shares of its stock which were returned in September 1999.

During 1998, the Company issued 25,000 shares of common stock to an attorney for legal services with an estimated value of $14,649.

During 1997, Jettar hired a chief executive officer that acquired 29,227 shares for $25,000 with funds paid to him pursuant to an employment agreement. The officer was terminated during 1998, and the 29,227 shares previously issued were repurchased and canceled by the Company for $10,700.

In 1996, Jettar issued 222,129 shares to two officers for future services, which were to vest annually over a three-year period beginning December 31, 1997. The estimated cost of the deferred compensation, $190,000, was recorded in 1996 and amortized to expense over the vesting period. As a result of the November 23, 1998 merger of RMED and Jettar, the shares became fully vested and the remaining deferred compensation was recognized. Compensation expense recorded for the shares was $96,684 in 1998.

                            RMED International, Inc.

                           December 31, 1999 and 1998

NOTE G  -  STOCKHOLDERS' EQUITY  -  Continued

Incentive Stock Options

The Company has an incentive stock option plan (the "Plan") for key employees of the Company, reserving 250,000 shares of common stock. The options are to be granted to employees as determined by a committee administering the Plan. The exercise price of options granted under the Plan cannot be less than the fair market value of the common stock on the date of grant. As of December 31, 1999, no options have been granted.

Stock Appreciation Rights

The Plan also authorizes Stock Appreciation Rights to be granted, in connection with incentive stock options, which would permit an employee to receive an amount equal to the difference between the exercise price of the option and the fair market value of the Company's common stock upon the exercise date in paid-up stock of the Company or in cash, depending upon the Company's determination. It is not presently intended that Stock Appreciation Rights will be granted with options under the Plan. As of December 31, 1999, no rights have been granted.

Non-Qualified Options

A summary of the Company's stock option activity, and related information through December 31, 1999 is as follows:

                                                             Weighted average
                                                   Shares     exercise price
                                                  --------   ----------------

 Outstanding as of December 31, 1997               836,984        $ .34
    Granted                                        801,924         1.00
                                                  --------

 Outstanding as of December 31, 1998             1,638,908          .66
    Exercised                                     (826,984)         .34
                                                 ---------

 Outstanding as of December 31, 1999               811,924        $ .99
                                                  ========         ====

                            RMED International, Inc.

                           December 31, 1999 and 1998

NOTE G - STOCKHOLDERS' EQUITY - Continued

                                                                               December 31,
                                                                      ------------------------------
                                                                         1999                  1998
                                                                       -------             ---------

     Options exercisable at end of year                                811,924             1,638,908
                                                                       =======             =========

     Weighted-average fair value of options granted
        during the year                                                $    -               $   1.09
                                                                       ======               ========

The following table summarizes information concerning options outstanding and exercisable as of December 31, 1999:

                                                                  Outstanding           Exercisable
                                                                      options               options
                                                                     ---------             ---------

     Number of options                                                 811,924               811,924
     Weighted average remaining contractual
        life, in years                                                     .89                   .89
     Weighted average exercise price ($.38 - $1.00)                       $.99                  $.99

The market value of the Company's common stock approximated the options' exercise price on the date of grant.

Pro forma information regarding the fair value of stock options is determined at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the year ended December 31, 1998: risk free interest rates of 4.5%; no dividend yield, volatility factor of the expected market price of the Company's common stock of 113%; and a weighted-average expected life of the options of 24 months. As there were no option grants in 1999 no assumptions have been provided for 1999.

                            RMED International, Inc.

                           December 31, 1999 and 1998

NOTE G - STOCKHOLDERS' EQUITY - Continued

The Company's pro forma net loss and net loss per common share were as follows:

                                                                    1998
                                                                  --------
     Net loss - as reported                                       $614,404
     Net loss - pro forma                                          692,121

     Loss per common share basic and diluted - as reported          $0.07
     Loss per common share basic and diluted - pro forma            $0.08

For the year ended December 31, 1999 there was no significant effect of applying the fair value method on net loss or loss per share as no options were granted or vested in the current year.

The pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

NOTE H - NOTES RECEVABLE FROM STOCKHOLDERS

In November 1999, the Company's Chairman and President exercised their options to purchase 300,000 and 400,000 shares of common stock in exchange for notes receivable of $114,000 and $120,000. Both notes bear interest at 7% and are due in November 2002.

NOTE I - EMPLOYEE BENEFIT PLAN

The Company maintains a 401(k) savings plan for employees who are not covered by any collective bargaining agreement, have attained age 21 and have completed one year of service. Employee and Company matching contributions are discretionary. The Company did not make matching contributions in 1999 or 1998.

                            RMED International, Inc.

                           December 31, 1999 and 1998

NOTE J - CONCENTRATIONS

Customers

The following customers each accounted for more than 10% of net sales for the years ending December 31:

                                               1999                  1998
                                              ------                ------

     Customer A                           $2,795,173            $3,655,603
     Customer B                            1,685,710             1,811,930

Accounts receivable from these customers were $468,820 and $463,921 at December 31, 1999 and 1998.

Suppliers

The following suppliers each accounted for more than 10% of purchases for the years ending December 31:

                                             1999                  1998
                                            ------                ------

     Supplier A                         $1,386,257            $1,557,002
     Supplier B                          1,191,820             1,324,943
     Supplier C                          1,047,707                    -

Accounts payable to these suppliers were $712,265 and $297,535 at December 31, 1999 and 1998.

                            RMED International, Inc.

                           December 31, 1999 and 1998

NOTE K - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Financial Accounting Standard Board Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" is effective for fiscal years beginning after June 15, 2000 as amended by SFAS 137. SFAS 133 requires entities to recognize all derivatives in their financial statements as either assets or liabilities measured at fair value. The Statement also specifies new methods of accounting for derivatives used in risk management strategies (hedging activities), prescribes the items and transactions that may be hedged, and specifies detailed criteria required to qualify for hedge accounting. The adoption of this standard is not expected to have a material effect on the financial statements of the Company.

NOTE L - FOURTH QUARTER ADJUSTMENT

In the fourth quarter of 1999 the Company included an adjustment of approximately $150,000 for advertising billbacks which should have been included in the first quarter of 1999.

Item 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

      We dismissed our independent auditors, Oatley Bystrom & Hansen effective as of June 10, 1999, and retained the accounting firm of Grant Thornton LLP to audit our financial statements for the year ended December 31, 1999. This change in accountants was approved by the board of directors. There were no disagreements with the former accountants on accounting or financial disclosure issues, and the former accountants' audit option for the past two years did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

Part III

Item 9. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

      The names and ages of the directors and officers of the Registrant and their positions and offices presently held are as follows:

      Name                     Age        Position and Period of Service

      Edward Reiss             61         Director, Chairman of the Board
                                            and Co-CEO

      Brenda Schenk            56         Director, President and Co-CEO

      Todd L. Nelson           41         Vice President Operations

      Thomas A. Biebel         59         Director

      John O. Harry            53         Director

      George Reinbacher        72         Director

      No family relationships exist between any Executive Officer or Director.

      Background of Listed Directors and Executive Officers
      -----------------------------------------------------

      EDWARD REISS has been a Director, Chairman of the Board and Officer of the Company since April 1988 and Vice President and Secretary since 1990. Mr. Reiss directs the Company's marketing activities and has served as Co-CEO since January 1999. Mr. Reiss is the owner and President of an injection molding plastics company.

Item 9. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT cont'd.

      BRENDA SCHENK has been a Director of the Company since October 1990 and served as President and CEO since September 1990 and Co-CEO since January 1999. Ms. Schenk is the President and owner of Brandy Enterprises, Ltd., an equipment leasing company. Ms. Schenk is co-owner and Vice President of Mr. Reiss's injection molding plastics company.

      TODD L. NELSON, Vice President Operations of the Company since January 1999, was Manufacturing Supervisor at Pope & Talbot from 1977-1992, General Manager at Universal Converter from 1992-1995 and Vice President & General Manager of Jettar, Ltd. from 1996-1998.

      THOMAS A. BIEBEL, a Director of the Company since January 1999, has been the majority owner, President and CEO of Belson Company, a distributor of paper packaging and industrial products, since 1987. Mr. Biebel was Chairman and President of the Wisconsin Film and Bag Company from 1988 to 1993 and served as Chairman of the Board of Jettar, Ltd. from 1997 until 1998.

      JOHN O. HARRY, a Director of the Company since January 1999, has been majority owner, Chairman of the Board, President and CEO of Corrosion Technologies, Inc. since 1988.

      GEORGE REINBACHER, a Director of the Company since January 1999, was Vice President and General Manager of the Absorbent Products Division of Pope & Talbot, until his retirement in 1991. Mr. Reinbacher serves on the board of Spectrum Industries, manufacturers of office furniture.

Item 10.  EXECUTIVE COMPENSATION

        The following table sets forth information concerning the cash compensation during the last two years of the Company to each of the Company's executive officers.

          Name and                        Annual        Other
        Principal Position         Year   Salary    Compensation
        ------------------         ----   -------   ------------

        Edward Reiss               1999   $85,981     $37,000
        Director, Chairman
        of the Board               1998   $68,000     $31,700
        & Co-CEO                   1997   $60,000     $27,600

        Brenda Schenk              1999   $94,073     $25,000
        Director, President        1998   $87,500       -
        & Co-CEO                   1997   $75,000       -

        Todd L. Nelson             1999   $89,163     $25,000
        Vice President Operations  1998   $92,140       -
                                   1997   $83,062       -

        All Executive Officers     1999  $356,217
        As a Group                 1998  $279,340
                                   1997  $245,662

Item 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Principal Shareholders

      The following table sets forth information with respect to those persons who owned beneficially, more than 5% of the $.01 par value common stock of the Company as of December 31, 1999, as reflected in the stock transfer records of the Company, copies of filings on schedule 13-D or 13-G, and otherwise to the Company's knowledge.

      Name and Address (1) of          Amount of                    Percent of
      Beneficial Owner                 Beneficial Ownership (2)     Common (7)
      -----------------------          ------------------------     ----------

      Edward Reiss                     837,109 (3)                  8%

      Brenda Schenk                    2,650,221 (4)                27%

      Thomas A. Biebel                 1,289,340 (5)                13%

      John O. Harry                    964,764 (6)                  10%

Item 11.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      (1)   The addresses of all individuals are    c/o RMED International, Inc.
                                                    3925 N. Hastings Way
                                                    Eau Claire, WI 54703

      (2) Unless otherwise indicated, (i) all shares listed are outstanding and (ii) beneficial owners listed have sole voting and investment power with respect to such shares.

      (3)   Includes 3,792 shares held in trust for Mr. Reiss's daughter, Ilana.

      (4) Includes 337,500 shares owned by Brandy Enterprises, Ltd., a corporation wholly owned by Ms. Schenk.

      (5) Includes 305,535 shares reserved for issuance upon exercise of options to purchase common stock of the Company held by Mr. Biebel, which are presently exercisable.

      (6) Includes 192,529 shares reserved for issuance upon exercise of options to purchase common stock of the Company held by Mr. Harry, which are presently exercisable.

      (7) Percentage is computed as if all shares listed in column (2) for the beneficial owners were outstanding.

Item 12. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      In November 1999, the Company's Chairman and President exercised their options to purchase 300,000 and 400,000 shares of common stock in exchange for notes receivable of $114,000 and $120,000.

      A 50% patent interest owned by the President in the Company's Tushies disposable diaper was sold to the Company for 450,000 shares of common stock of the Company on December 30,1999.

Part IV

Item 13. EXHIBITS AND REPORTS ON FORM 8-K

      In the year ended December 31, 1999 three Form 8-K's dated June 10, 1999, July 6, 1999 and July 8, 1999, reporting a change in certifying accountant were filed by the Company with the Securities Exchange Commission.

      Form 8-K dated July 26, 1999, reporting the Company's $2,000,000 sale leaseback transaction was filed with the Securities Exchange Commission.

      Form 8-K dated October 8, 1999, reporting a stock transaction generated by post-merger adjustments, was filed with the Securities Exchange Commission and is attached herewith.

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  RMED International, Inc.

Date:  March 29, 2000

                                                  By /s/ Brenda Schenk
                                                    -------------------
                                                  President and Co-CEO
                                                  (Principal Financial and
                                                  Accounting Officer)

In accordance with the Securities Exchange Act of 1934, this report has been signed below on March 29, 2000 by the following persons on behalf of the Registrant and in the capacity indicated.

/s/ Edward Reiss                                     03/29/00
------------------------------                       --------------------------
Edward Reiss, Chairman                               Date
of the Board and Co-CEO
(Principal Executive Officer)

/s/Brenda Schenk                                     03/29/00
------------------------------                       --------------------------
Brenda Schenk                                        Date
President and Co-CEO (Principal
Financial and Accounting Officer)

/s/George Reinbacher                                 03/29/00
------------------------------                       --------------------------
George Reinbacher
Director                                             Date

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  Form 10-KSB/A

                  ANNUAL REPORT PERSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 2000

                           Commission File No. 0-14696

                            RMED International, Inc.
             (Exact Name of Registrant and Specified in its Charter)

             Colorado                               84-0898302
    (State of Incorporation)         (I.R.S. Employer Identification Number)

                             3925 North Hastings Way
                              Eau Claire, WI 54703
                          (Address of Principal Office)

                                 (715) 831-0280
                         (Registrant's Telephone Number)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock $.01
                                                      Par value (Title of Class)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 3 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter periods that the Registrant was required to file such reports), and (2) had been subject to such filing requirements for the past 90 days. [X] Yes[ ] No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB/A or any amendment to this Form 10-KSB/A. [ ]

The Company's revenues from continuing operations for the fiscal year ended December 31, 2000 totaled $11,865,687.

As of March 29, 2001, the aggregate market value of the voting stock held by non-affiliates of the registrant, computed by reference to the last quoted price at which such stock was sold on such date as reported by the OTC Bulletin Board, was $3,606,006.

There were 9,868,642 shares of the Registrant stock $.01 par value common stock outstanding as of March 29, 2001.

                            RMED International, Inc.

                                Table of Contents

                                                                           PAGE
PART  I

      Item 1. Description of Business                                        3

      Item 2. Description of Properties                                      5

      Item 3. Legal Proceedings                                              5

      Item 4. Submission of Matters to a Vote of Security Holders            6

PART II

      Item 5. Market for the Registrant's Common Equity                      6
              and Related Stockholder Matters

      Item 6. Management's Discussion and Analysis                           7

      Item 7. Financial Statements                                           9

      Item 8. Changes in and Disagreements With Accountants                 10
              on Accounting and Financial Disclosure

PART III

      Item 9. Directors and Executive Officers of the Registrant            10

      Item 10. Executive Compensation                                       12

      Item 11. Security Ownership of Certain Beneficial Owners              12
               and Management

      Item 12. Certain Relationships and Related Party Transactions         14

      Item 13. Exhibits and Reports on Form 8-K                             15

SIGNATURES                                                                  16

Part I

Item 1. DESCRIPTION OF BUSINESS

      General

      RMED International, Inc. (the "Company" or "RMED"), was incorporated under the laws of the State of Colorado on December 28, 1982, and is in the business of manufacturing, marketing, distributing and selling disposable baby diapers and related products under its own branded labels and private branded labels.

      In October of 2000, RMED entered into a sales and marketing agreement with Hospital Specialty Company (HSC), a Division of The Tranzonic Companies. This agreement states that RMED will sell disposable baby diapers to HSC in accordance with HSC's specifications. RMED will maintain sufficient inventory quantities to meet HSC's customer delivery requirements. HSC will use reasonable commercial efforts to market and sell the diapers in North America and will have the exclusive right to market and sell, in North America, private label baby diapers and its own control label diapers that are manufactured by RMED. Provided that RMED can supply baby diapers pursuant to HSC's specifications, HSC agrees to purchase baby diapers exclusively from RMED. This Agreement is in effect until October 4, 2003 and then renews automatically for additional one-year terms unless either party gives at least one year's prior notice of its intention to not renew the Agreement. A copy of this exclusive agreement is filed herewith as Exhibit 10.1.

      Business Strategy

      On November 23, 1998, the Company acquired Jettar, Ltd. ("Jettar"), a privately held diaper manufacturing and distributing company located in Eau Claire, Wisconsin. As a result of the acquisition, RMED now manufactures its own baby diaper products in addition to manufacturing private label diapers. Various RMED products are manufactured by outside private label manufacturers pursuant to Company specifications.

      The Eau Claire facility is leased by the Company and contains approximately 100,000 square feet. It is used as a central distribution point for all RMED products. The Company has its own testing lab in which they can pursue their goal of improving absorbency with natural materials. A second state of the art diaper machine was put into service during 2000. This machine, complete with an inline laminator and automatic packager, is capable of producing national brand equivalent diapers.

      The Company is marketing its products internationally through health product stores, mainstream supermarkets, mail order, catalogues, Tushies Baby Care Representatives at 1-800-344-6379, the Internet at tushies.com, ecomall.com, drugstore.com, diapers4less.com, webvan.com, greenbabyco.com and in an ongoing direct marketing partnership with Earth's Best Baby Food, a division of Hain Food Group. Earth's Best Baby Food is the largest certified organic baby food manufacturer in the United States.

      Product Description

      The Company currently distributes the following products:

      Tushies(R)-This alternative disposable diaper features patented natural blend cotton absorbency, cloth-like backsheet and is available in four sizes.

      TushiesWipes-Under the TushiesWipes brand, the Company offers natural formula wipes in tubs, refills and travelpacks. The wipes contain Aloe Vera, are hypo-allergenic and alcohol-free.

      The Company currently manufactures and sells the following products:

      TenderCare(R) Disposable Diapers allows the Company to be price and design competitive with the leading national brands. TenderCare is made without artificial chemical absorbents and is sold in major supermarkets and health product stores.

      Bumpies(R) Disposable Diapers are mainstream diapers that are sold through major supermarkets in the Midwest and Mid-Atlantic regions at a competitive price in regular, jumbo, and mega-size packaging.

      Rock-A-Bye(R) Disposable Diapers are sold internationally to distributors and retailers under branded and private labels.

      Patents, Trademarks and Registrations

      The Company currently holds patents in cotton blend and flushable disposable diapers, various trademarks and owns over 100 Internet domain names for its products and related baby businesses.

      Competitive Business Conditions

      Within the disposable diaper manufacturing industry, RMED competes mainly against other mid-sized private label manufacturers. The methods of competition are based on price, volume and capacity. The Company's recent alliance with Hospital Specialty Company and the addition of the second diaper machine should allow RMED to position itself as a major contender in today's private label disposable baby diaper business.

      Sources and Suppliers

      The Company has the ability to use a number of suppliers in its manufacturing process, but has chosen to build strong relationships with its vendors by using exclusive purchasing options. Materials used by the Company are available from a large number of suppliers. Some of the vendors the Company uses regularly and the respective percentage of supply provided by each include 3M (8%), Georgia-Pacific (10%) and HB Fuller (3%).

      Customers

      Between its branded label and private label products, the Company has a large customer base, however, its marketing relationship with Hospital Specialty has dominated its 2000 private label sales. Sales to Hospital Specialty Company during the year ended December 31, 2000 were 9% of total sales.

      Employees

      As of December 31, 2000, the Company had 56 full and part-time employees.

Item 2. DESCRIPTION OF PROPERTIES

      The principal office of the Company is leased and located at 3925 North Hastings Way, Eau Claire, Wisconsin, 54703.

      The 10,000 square foot Delta, Colorado facility is owned by the Company, and is on two and one-half acres in an industrial park. At this location the Company maintains its mail order and phone operations.

Item 3. LEGAL PROCEEDINGS

      In August 1994, the Company commenced an action in the United States District Court of the Southern District of New York against Sloan's Supermarkets, Inc. and John A. Catsimatidis to recover damages based on the defendants' failure to disclose, in its public filings and otherwise, the existence of an investigation by the Federal Trade Commission ("FTC") regarding the concentration of supermarkets by entities owned or controlled by the defendants. The Company purchased approximately 226,000 shares of Sloan's common stock in November and December 1993 in open market transactions on the American Stock Exchange, without knowledge of the FTC investigation, and sold a portion of these shares at a loss after June 2, 1994, when the Company learned of the FTC investigation. The legal action has been certified as a "class action" with the Company the class action representative. Litigation is subject to many uncertainties and the Company is unable to predict the outcome of this matter. A motion for a summary judgment has been filed and the Company awaits the Court's decision on this matter.

      The Company is subject to various legal proceedings in the normal course of business. Management believes the outcome of these proceedings will not have a material adverse effect on the Company's financial position or results of operations.

Item 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

      None.

Part II

Item 5. MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER'S MATTERS

      The Company's common stock is traded on the "Electronic Bulletin Board System" (OTC-BB) with the symbol TUSH.OB.

      The following table shows the high and low sales prices for each quarter within the last two fiscal years.

                  Qtr 1                     Qtr 2                   Qtr 3                  Qtr 4
           2000         1999         2000          1999       2000        1999        2000         1999
           ----         ----         ----          ----       ----        ----        ----         ----
High       $0.910      $2.000        $0.562       $1.312     $0.320      $1.563      $0.440       $1.000

Low        $0.375      $1.313        $0.230       $0.980     $0.230      $0.770      $0.170       $0.500

      As of December 31, 2000, there were 974 holders of record of the Company's common stock.

      Between January 28, 2000 and February 11, 2000, the Company sold 17,700 shares of Common Stock, which the Company had recently acquired for the purpose of issuance to employees. The Company had determined that it did not intend to issue those shares to employees as had been anticipated. The sale was for cash, for an aggregate sales price of $11,768.56. The shares were sold in the market by Westport Resources. The Company paid brokerage commissions on those sales in the amount of $333. There was no applicable exemption from the registration requirements available under the Securities Act of 1933 for that sale. The reserve for contingencies has been increased by $11,768.56 to cover any liability of the Company resulting from a successful claim by a purchaser of such stock that he is entitled to rescind the purchase. This reserve will be maintained for three years. There was no stock issued during the 3rd or 4th quarters of 2000.

      A stock purchase warrant was issued to DNJ Diaper LLC (DNJ) on June 19, 2000. The warrant allowed DNJ to purchase up to 50,000 shares of the Company's common stock at $.01 per share for a term of five years from June 19, 2000. DNJ Diaper LLC is the leasing company for the second diaper machine. The original amount of the lease for that diaper machine was $2,500,000. The Company capitalized $15,500 which was the value of the options computed by extending the options by the closing price of $.31 on June 19, 2000. The exemption from registration which the Company relied upon in issuing the option was the one provided by Section 4(2) of the Securities Act of 1933, in that the issuance was a negotiated transaction with a sophisticated party which had all relevant information about the Company, and therefore did not involve a public offering.

      The Company has not paid and does not anticipate the payment of cash dividends in the foreseeable future. Any future earnings and declaration of dividends will remain within the discretion of the Company's Board of Directors. The Board of Directors will review its dividend policy from time to time, which will depend upon, among other factors, the Company's earnings and financial requirements, as well as general business conditions.

Item 5. MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER'S MATTERS, cont'd.

      The Company's current line of credit agreement does not allow for the declaration or payment of dividends, other than dividends payable solely in stock of the Company, or for payment on account of the purchase, redemption or other retirement of any shares of such stock or to make any distribution in respect thereof either directly or indirectly.

Item 6. MANAGEMENT'S DISCUSSION AND ANALYSIS

      Material Changes in Financial Position

      Total assets of the Company increased $1,505,001 from $7,347,371 at December 31, 1999 to $8,852,372 at December 31, 2000, an increase of 20%, primarily due to the increase in machinery and equipment.

      During the year ended December 31, 2000, net working capital decreased by $1,131,720 or 114% primarily due to decreases in cash, accounts receivable and deposits on equipments and increases in accounts payable, accrued liabilities and current maturities of long-term obligations. Accounts receivable decreased mainly due to the bankruptcy in 2000 of one of the Company's largest customers. Accounts payable increased as the note payable to bank decreased during 2000.

      Total liabilities at December 31, 2000 were $8,993,096 compared to $7,387,105 at December 31, 1999, an increase of 22%. The increase was primarily due to increases in accounts payable and current and long-term obligations relating to the capital lease of the new diaper machine.

      Total stockholders' equity decreased $100,990 or 254% during the year ended December 31, 2000. The decrease was primarily a result of the net loss and the repurchase of common stock.

      Material Changes in Results of Operations

      Net sales for the year ended December 31, 2000 were $11,865,687 compared to $15,620,052 for the year ended December 31, 1999, a decrease of $3,754,365 or 24%. The company's unit volume, however, decreased only 17% as a result of the sales mix moving from branded label sales with a higher selling price to private label sales with a lower selling price due to fewer selling expenses such as rebates, billbacks, slotting, advertising and commissions. The volume decrease was due to a major customer failing to meet minimum order requirements as detailed in a sales agreement. This noncompliance resulted in income of approximately $947,000 and approximates the gross margin that would have been realized had the customer complied with the contract terms. RMED's agreement with this customer contained minimum order requirements or minimum monthly payments in lieu of orders. The $947,000 of income was collected as monthly payments that were due in lieu of orders for the term of the contract.

Item 6. MANAGEMENT'S DISCUSSION AND ANALYSIS cont'd.

      Gross margin decreased $3,373,221 or 54% from $6,232,972 in 1999 to $2,859,751 in 2000. The decrease was primarily the result of the sales mix moving from high margin branded label sales to private label sales with a smaller gross margin, but fewer selling expenses.

      Operating expenses for the year ended December 31, 2000 were $3,438,351 compared to $6,180,810 for the year ended December 31, 1999, a decrease of $2,742,459 or 44%. The decrease was primarily due to a reduction in promotional activities. Net loss for the year ended December 31, 2000 was ($54,820) as compared to a net loss of ($145,567) for the year ended December 31, 1999, a gain over the previous year of 62% primarily due to the circumstances discussed above.

      Liquidity and Capital Resources

      At December 31, 2000 the Company had working capital ($2,120,162) consisting of $3,195,667 in current assets and $5,315,829 in current liabilities.

      As of December 31, 2000 the Company's long-term obligation is $4,691,896 consisting of a mortgage payable on the Delta, Colorado facility ($133,854), capital leases ($3,795,012), note payable for equipment ($263,030) and notes payable to shareholders/directors ($500,000). These are the only material commitments for the next 12 months. Management believes that cash, earnings, and borrowing capacity of the Company are adequate to meet the needs of its operations and long-term credit requirements, including capital expenditures and debt maturities.

      At December 31, 2000, the Company maintained a line of credit agreement with a bank that expires in December 2001. Total funds available under the line of credit is the lesser of $5,000,000 or a defined borrowing base consisting of eligible receivables and inventory. The Company is in default of certain covenants at December 31, 2000 and the lender has called the line of credit in accordance with the credit agreement. As the Company was unable to satisfy the bank's demand for payment, the borrowing base under the line will decrease on a monthly basis, and the Company will incur an increasing monthly fee until the note matures. The default interest rates were retroactively applied to January 1, 2000 and are based on the banks prime rate plus 4.5% to 8.0% (effective rates of 14.0% to 17.5%). The Company is in default of the line of credit's minimum book net worth covenant. This covenant required a book net worth of $460,267 at December 31, 2000. The Company's book net worth at December 31, 2000 was ($140,720), a shortfall of $600,987. The Company is also in default of the line of credit's minimum net earnings and capital expenditures covenants. The minimum net earnings required under the agreement for the period ended December 31, 2000 were $500,000. The Company reported a net loss of $54,820 for the period ended December 31, 2000. This loss resulted in a deficiency of the covenant of $554,820. The capital expenditure covenant required that the Company did not expend or contract to expend for capital expenditures in excess of $3,300,000 during the fiscal year ended December 31, 2000. The Company expended $3,556,755 for capital expenditures during this period, an amount $256,755 in excess of the covenant.

Item 6. MANAGEMENT'S DISCUSSION AND ANALYSIS cont'd.

      Cash at year end 2000 decreased by $407,067 over 1999. Net cash provided by operating activities increased by $2,573,500. Net cash used in investing activities decreased by $675,795. Cash flows from financing activities resulted in a decrease of $2,626,662. Impact of Inflation

      The impact of inflation on the Company's results of operations is not readily determinable. However, the Company does not believe the impact varies materially from that experienced by the national economy as a whole. As sales increase, it is possible the Company may be able to reduce costs and thereby minimize the impact of inflation.

      "When used in this report, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," and similar expressions are intended to identify forward-looking statements regarding events, conditions, and financial trends that may affect the Company's future plans of operations, business strategy, operating results, and financial position. Persons reviewing this report are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors."

Item 7. FINANCIAL STATEMENTS

      Financial statements are included on the following pages numbered F-1 through F-21.

Item 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      We dismissed our independent auditors, Oatley Bystrom & Hansen effective as of June 10, 1999, and retained the accounting firm of Grant Thornton LLP to audit our financial statements for the year ended December 31, 1999. This change in accountants was approved by the board of directors. There were no disagreements with the former accountants on accounting or financial disclosure issues, and the former accountants'audit option for the past two years did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

Part III

Item 9. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

      The names and ages of the directors and officers of the Registrant and their positions and offices presently held are as follows:

      Name                   Age             Position and Period of Service
      ----                   ---             ------------------------------

      Edward Reiss           62              Director, Chairman of the Board
                                             and Co-CEO

      Brenda Schenk          57              Director, President and Co-CEO

      Todd L. Nelson         42              Vice President Operations

      Thomas A. Biebel       60              Director

      John O. Harry          54              Director

      George Reinbacher      72              Director

      No family relationships exist between any Executive Officer or Director.

      The directors shall be elected at each annual meeting of the shareholders. Each director shall hold office until the next annual meeting of the shareholders and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

Item 9. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT cont'd.

      Background of Listed Directors and Executive Officers

      EDWARD REISS has been a Director, Chairman of the Board and Officer of the Company since April 1988 and Vice President and Secretary since 1990. Mr. Reiss directs the Company's marketing activities and has served as Co-CEO since January 1999. Mr. Reiss is the owner and President of an injection molding plastics company, Crystal Tex Co., Inc. Mr. Reiss is not active in the daily operations of Crystal Tex. His time is 100% devoted to RMED International, Inc.

      BRENDA SCHENK has been a Director of the Company since October 1990 and served as President and CEO since September 1990 and Co-CEO since January 1999. Ms. Schenk is the President and owner of Brandy Enterprises, Ltd., an equipment leasing company. Ms. Schenk is co-owner and Vice President of Mr. Reiss's injection molding plastics company. Ms. Schenk is not active in the daily operations of Brandy Enterprises, Ltd. or Crystal Tex. Her time is 100% devoted to RMED International, Inc.

      TODD L. NELSON, Vice President Operations of the Company since January 1999, General Manager of the Company from November 1998 until January 1999, Manufacturing Supervisor at Pope & Talbot from 1977-1992, General Manager at Universal Converter from 1992-1995 and Vice President & General Manager of Jettar, Ltd. from 1996-1998.

      THOMAS A. BIEBEL, a Director of the Company since January 1999, has been the majority owner, President and CEO of Belson Company, a distributor of paper packaging and industrial products, since 1987. Mr. Biebel was Chairman and President of the Wisconsin Film and Bag Company from 1988 to 1993 and served as Chairman of the Board of Jettar, Ltd. from 1997 until 1998.

      JOHN O. HARRY, a Director of the Company since January 1999, has been majority owner, Chairman of the Board, President and CEO of Corrosion Technologies, Inc., a company that develops, sells and applies anti-corrosion technologies to commercial products since 1988.

      GEORGE REINBACHER, a Director of the Company since January 1999, was Vice President and General Manager of the Absorbent Products Division of Pope & Talbot, until his retirement in 1991. Mr. Reinbacher serves on the board of Spectrum Industries, manufacturers of office furniture.

    Item 10. EXECUTIVE COMPENSATION

           The following table sets forth information concerning the cash compensation during the last three years of the Company to each of the Company's executive officers.

                                      --------Annual Compensation--------
Name and                                                              Other
Principal Position             Year   Salary($)   Bonuses($)  Compensation($)(1)
------------------             ----   ----------  ----------  ------------------
Edward Reiss                   2000  $ 93,500             --             --
Director, Chairman of the      1999  $ 85,981        $25,000        $12,000
Board & Co-CEO                 1998  $ 68,000             --        $31,700

Brenda Schenk                  2000  $102,300             --             --
Director, President            1999  $ 94,073        $25,000             --
& Co-CEO                       1998  $ 87,500             --             --

Todd L. Nelson                 2000  $ 96,949             --             --
Vice President Operations      1999  $ 89,163        $25,000             --
                               1998  $ 92,140             --             --

(1)   All other compensation reported above is sales commission.

      Directors receive $500 plus travel expenses for attending a Board meeting.

Item 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Principal Shareholders

      The following table sets forth information with respect to those persons who owned beneficially, more than 5% of the $.01 par value common stock of the Company as of December 31, 2000, as reflected in the stock transfer records of the Company, copies of filings on schedule 13-D or 13-G, and otherwise to the Company's knowledge.

      All forms and reports required by Section 16(a) of the Exchange Act have been filed on a timely basis.


      Name and Address (1) of         Amount of                   Percent of
      Beneficial Owner                Beneficial Ownership (2)    Common (5)
      ------------------              ------------------------    ----------

      Edward Reiss                      1,037,109 (3)                 10%

      Brenda Schenk                     2,750,221 (4)                 28%

      Thomas A. Biebel                    800,291                      8%

      John O. Harry                       510,210                      5%

      Todd L. Nelson                      362,803                      4%

      All Executive Officers
      And Directors As A Group          5,460,634                     54%

Item 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT cont'd.

      (1) The addresses of all individuals are      c/o RMED International, Inc.
                                                    3925 N. Hastings Way
                                                    Eau Claire, WI  54703

      (2) Includes the following number of shares which could be purchased under stock options exercisable within 60 days of the date hereof:
            Mr. Reiss, 200,000 shares; and Mr. Nelson, 200,000 shares. On June 30, 2000, the Board of Directors of RMED International, Inc. granted Edward Reiss and Todd Nelson common stock options in the amount of 200,000 each that are exercisable at $.30 per share and will expire June 29, 2002. These options were granted in connection with personal guarantees made by Mr. Reiss and Mr. Nelson for financial commitments of $5,000,000 to lease RMED diaper machinery. The market value of RMED's common stock approximated the options exercise price on the date of the grant.

      (3)   Includes 3,792 shares held in trust for Mr. Reiss's daughter, Ilana.

      (4) Includes 337,500 shares owned by Brandy Enterprises, Ltd., a corporation wholly owned by Ms. Schenk.

      (5) Percentage is computed as if all shares listed in column (2) for the beneficial owners were outstanding.

Item 12. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      In November 1999, the Company's Chairman and President exercised their options to purchase 300,000 and 400,000 shares of common stock in exchange for notes receivable of $114,000 and $120,000.

      $500,000 was borrowed from two directors, Thomas Biebel and John Harry, in fiscal year 1999 for working capital. The loans were signed on March 31, 1999 and bear interest at an annual rate of 7.5%. Interest is payable monthly on the outstanding balance. Principal was due one year from the date of the loan with a provision for annual renewal. Principal payments are subordinate to banking obligations.

      On May 21, 1990, Brandy Enterprises, Ltd., a corporation wholly owned and controlled by Brenda Schenk, the President and a director of the Company, purchased, for $225,000, a 50% interest in the Company's patent (at that time an application) for a "Flushable Diaper Device and Method" pursuant to a Patent Purchase Agreement. The Agreement provided that the purchaser had the right to exchange its ownership interest in the Patent for shares of the Company's common stock. The number of shares was equal to the purchase price for the patent, divided by the closing bid price on May 21, 1990, which was $0.50 per share, or 450,000 shares. Brandy Enterprises, Ltd. exercised its rights under that Agreement on December 31, 1999, and the Company issued 450,000 shares on that date to Brenda Schenk pursuant to the direction of Brandy Enterprises, Ltd. The Company valued the shares issued in such transaction at $0.70. On December 30, 1999, the closing price of the Company's common stock was $0.75.

      During 1999, $71,860 was paid to President Brenda Schenk to reimburse her for personal payments she made to creditors on RMED's behalf.

Item 13. EXHIBITS AND REPORTS ON FORM 8-K

      (a) Documents filed as part of this report.

            (1) Financial Statements. The following financial statements are included in Part II, Item 7 of this Annual Report on Form 10-K:

                  Report of Grant Thornton LLP on Consolidated Financial Statements and Financial Statement Schedule as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000 and 1999

                  Consolidated Balance Sheets as of December 31, 2000 and 1999

                  Consolidated Statements of Operations for the years ended December 31, 2000, and 1999

                  Consolidated Statements of Shareholders' Equity for the years ended December 31, 2000 and 1999

                  Consolidated Statements of Cash Flows for the years ended December 31, 2000 and 1999

                  Notes to Consolidated Financial Statements

            (2) Financial Statement Schedules: The following consolidated financial statement schedule is included in Item 14(d):

                  Schedule II-Valuation and Qualifying Accounts and Reserves

                  All other financial statement schedules have been omitted, because they are not applicable, are not required, or the information is included in the Financial Statements or Notes thereto

            (3)   Exhibits.  The following exhibits are included in this report:
                  See "Exhibit Index to Form 10-K" immediately following the signature page of this Form 10-K

      (b) Reports on Form 8-K

            The Company did not file any reports on from 8-K during the three months ended December 31, 2000.

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      RMED International, Inc.

Date: August 14, 2001

                                                      By /s/ Brenda Schenk
                                                         -----------------------
                                                      President and Co-CEO
                                                      (Principal Financial and
                                                      Accounting Officer)

In accordance with the Securities Exchange Act of 1934, this report has been signed below on August 14, 2001 by the following persons on behalf of the Registrant and in the capacity indicated.

/s/ Edward Reiss                                       08/14/01
---------------------------                            -------------------------
Edward Reiss, Chairman                                 Date
of the Board and Co-CEO
(Principal Executive Officer)

 /s/ Brenda Schenk                                     08/14/01
---------------------------                            -------------------------
Brenda Schenk                                          Date
President and Co-CEO (Principal
Financial and Accounting Officer)

/s/George Reinbacher                                   08/14/01
---------------------------                            -------------------------
George Reinbacher                                      Date
Director

                            FINANCIAL STATEMENTS AND
                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

                            RMED INTERNATIONAL, INC.

                           December 31, 2000 and 1999

                                    CONTENTS

                                                                            Page
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS  -
  GRANT THORNTON LLP........................................................ F-2

FINANCIAL STATEMENTS

  BALANCE SHEETS............................................................ F-3

  STATEMENTS OF OPERATIONS.................................................. F-5

  STATEMENTS OF STOCKHOLDERS' DEFICIT....................................... F-6

  STATEMENTS OF CASH FLOWS.................................................. F-7

  NOTES TO FINANCIAL STATEMENTS............................................. F-9

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
RMED International, Inc.

      We have audited the accompanying balance sheets of RMED International, Inc. as of December 31, 2000 and 1999, and the related statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RMED International, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

      We have also audited Schedule II of RMED International, Inc. as of and for each of the two years in the period ended December 31, 2000. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.

      The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in note B to the financial statements, the Company does not currently have the ability to fund its operations through December 31, 2001. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                       /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
February 16, 2001

                            RMED International, Inc.

                                 BALANCE SHEETS

                                  December 31,

                ASSETS                                    2000           1999
                                                       ----------     ----------
CURRENT ASSETS
   Cash                                                $   35,327     $  442,394
   Marketable securities                                     --           32,715
   Accounts receivable, less allowances of
      $38,000 and $25,000 at December 31,
      2000 and 1999                                       718,923      1,574,715
   Inventory                                            2,061,474      1,814,339
   Deposits on equipment                                     --          550,000
   Prepaids and other                                     379,943        296,316
                                                       ----------     ----------

                Total current assets                    3,195,667      4,710,479

PROPERTY AND EQUIPMENT
   Land and building                                      253,969        245,000
   Furniture and office equipment                         146,739        126,535
   Machinery and equipment                              5,693,665      2,166,083
                                                       ----------     ----------
                                                        6,094,373      2,537,618
   Less accumulated depreciation                          856,507        352,161
                                                       ----------     ----------
                                                        5,237,866      2,185,457

OTHER ASSETS
   Patents, net of accumulated amortization
      of $36,577 and $1,297 at December 31,
      2000 and 1999                                       283,093        318,373
   Other                                                  135,746        133,062
                                                       ----------     ----------
                                                          418,839        451,435
                                                       ----------     ----------

                                                       $8,852,372     $7,347,371
                                                       ==========     ==========

The accompanying notes are an integral part of these statements.

                             LIABILITIES AND STOCK-
                                HOLDERS' DEFICIT

                                                        2000            1999
                                                     -----------    -----------
CURRENT LIABILITIES
   Note payable to bank                              $   909,896    $ 1,847,904
   Current maturities of capital lease and
      long-term obligations                            1,014,629        853,900
   Accounts payable                                    2,960,456      1,971,338
   Customer deposits                                        --          500,000
   Accrued liabilities                                   430,848        525,779
                                                     -----------    -----------

                Total current liabilities              5,315,829      5,698,921

CAPITAL LEASE OBLIGATIONS, less current maturities     3,013,777      1,542,149

LONG-TERM OBLIGATIONS, less current maturities           663,490        146,035

COMMITMENTS AND CONTINGENCIES                               --             --

STOCKHOLDERS' DEFICIT
   Preferred stock, $.10 par value; 2,500,000
      shares authorized, none issued                        --             --
   Common stock, $.01 par value; 50,000,000 shares
      authorized; 10,472,742 and 10,022,942 shares
      issued and 9,933,642 and 9,609,442 shares
      outstanding at December 31, 2000 and 1999           99,336         96,094
   Additional paid-in capital                          7,968,488      7,702,900
   Common stock to be issued, 450,000 shares                --          315,000
   Accumulated deficit                                (7,974,548)    (7,919,728)
                                                     -----------    -----------
                                                          93,276        194,266

   Less notes receivable from stockholders               234,000        234,000
                                                     -----------    -----------
                                                        (140,724)       (39,734)
                                                     -----------    -----------

                                                     $ 8,852,372    $ 7,347,371
                                                     ===========    ===========

The accompanying notes are an integral part of these statements.

                            RMED International, Inc.

                            STATEMENTS OF OPERATIONS

                            Years ended December 31,

                                                       2000            1999
                                                   ------------    ------------

Sales                                              $ 11,865,687    $ 15,620,052

Cost of goods sold                                    9,005,936       9,387,080
                                                   ------------    ------------

                Gross profit                          2,859,751       6,232,972

Operating expenses
   Sales and marketing                                1,988,922       4,743,723
   General and administrative                         1,449,429       1,437,087
                                                   ------------    ------------
                                                      3,438,351       6,180,810
                                                   ------------    ------------

                Operating income (loss)                (578,600)         52,162
                                                   ------------    ------------

Other income (expense)

   Interest expense                                    (472,516)       (303,918)
   Interest income                                       32,343          24,522
   Noncompliance contract fees                          946,976            --
   Other                                                 16,977          81,667
                                                   ------------    ------------
                                                        523,780        (197,729)
                                                   ------------    ------------

                NET LOSS                           $    (54,820)   $   (145,567)
                                                   ============    ============

Net loss per share - basic and diluted             $      (0.01)   $      (0.02)
                                                   ============    ============

Weighted average common shares outstanding -
   basic and diluted                                  9,968,715       9,217,241
                                                   ============    ============

The accompanying notes are an integral part of these statements.

                            RMED International, Inc.

                       STATEMENTS OF STOCKHOLDERS' DEFICIT

                            Years ended December 31,

                                                                     Common stock                            Notes
                            Common Stock        Additional           to be issued                          receivable
                            ------------         paid-in             ------------         Accumulated         from
                         Shares       Amount     capital         Shares       Amount        deficit       stockholders     Total
                        ---------    -------    ----------      ---------    --------     -----------     ----------    ----------
Balance at
  January 1, 1999       9,195,958    $91,960    $7,534,712           --      $    --      ($7,774,161)     $    --      ($ 147,489)

Exercise of
  stock options           826,984      8,269       268,826           --           --             --         (234,000)       43,095

Purchase of stock        (157,500)    (1,575)     (135,913)          --           --             --             --        (137,488)

Sale of stock              44,000        440        32,275           --           --             --             --          32,715

Receipt of shares
  from merger
  settlement             (300,000)    (3,000)        3,000           --           --             --             --            --

Stock to be issued
  for patent                 --         --            --          450,000      315,000           --             --         315,000

Net loss                     --         --            --             --           --      (145,567.00)          --        (145,567)
                        ---------    -------    ----------      ---------    ---------    -----------     ----------    ----------

Balance at
  December 31, 1999     9,609,442     96,094     7,702,900        450,000      315,000     (7,919,728)      (234,000)      (39,734)

Stock issued for
  patent                  450,000      4,500       310,500       (450,000)    (315,000)          --             --            --

Purchase of stock        (143,500)    (1,435)      (72,004)          --           --             --             --         (73,439)

Sale of stock              17,700        177        11,592           --           --             --             --          11,769

Stock options
  issued in
  connection with
  financing                  --         --          15,500           --           --             --             --          15,500

Net loss                     --         --            --             --           --       (54,820.00)          --         (54,820)
                        ---------    -------    ----------      ---------    ---------    -----------     ----------    ----------

Balance at
  December 31, 2000     9,933,642    $99,336    $7,968,488           --      $    --      ($7,974,548)    ($ 234,000)   ($ 140,724)
                        =========    =======    ==========      =========    =========    ===========     ==========    ==========

                            RMED International, Inc.

                            STATEMENTS OF CASH FLOWS

                            Years ended December 31,

                                                        2000           1999
                                                     -----------    -----------
Cash flows from operating activities:
   Net loss                                          $   (54,820)   $  (145,567)
   Adjustments to reconcile net loss to net
     cash flows provided by (used in) from
     operating activities:
       Depreciation and amortization                     559,517        370,085
       Gain on sale of assets                             (1,993)       (25,216)
       Changes in operating assets and
       liabilities:
         Accounts receivable                             855,792       (399,890)
         Inventory                                      (247,135)      (834,569)
         Prepaid and other                               468,025       (647,427)
         Accounts payable                                989,118        758,649
         Accrued liabilities                            (594,931)       324,008
                                                     -----------    -----------

                Net cash provided by (used in)
                   operating activities                1,973,573       (599,927)

Cash flows from investing activities:
   Purchases of equipment                               (823,859)      (110,803)
   Proceeds from sale of equipment                         2,800           --
   Net proceeds (purchase) of marketable
        securities                                        32,715        (32,715)
   Change in other assets                                 (1,636)        29,333
                                                     -----------    -----------

                Net cash used in investing
                  activities                            (789,980)      (114,185)

Cash flows from financing activities:
   Payments on note payable to bank, net                (938,008)    (1,204,096)
   Proceeds from notes payable issued
        to directors                                        --          500,000
   Payments on note payable to President                    --          (71,860)
   Proceeds from long-term obligations                      --        2,015,339
   Payments on long-term obligations                    (590,982)      (141,703)
   Proceeds from exercise of stock options                  --           43,095
   Purchase of stock                                     (73,439)      (137,488)
   Sale of stock                                          11,769         32,715
                                                     -----------    -----------

                Net cash provided by (used in)
                   financing activities               (1,590,660)     1,036,002
                                                     -----------    -----------

The accompanying notes are an integral part of these statements.

                            RMED International, Inc.

                            Years ended December 31,

                                                        2000           1999
                                                     -----------    -----------
                NET INCREASE (DECREASE)
                   IN CASH                           $  (407,067)   $   321,890

Cash at beginning of year                                442,394        120,504
                                                     -----------    -----------

Cash at end of year                                  $    35,327    $   442,394
                                                     ===========    ===========

Supplemental disclosure of cash flow
information:
     Cash paid for interest (including
        capitalized interest of $153,200 at
        December 31, 2000)                           $   567,105    $   298,000

Supplemental disclosure of noncash investing
and financing activities:
     Stock options issued for financing                   15,500           --
     Purchase of equipment under note payable            320,000           --
     Acquisition of equipment under capital
        lease                                          2,420,794           --
     Common stock to be issued for patent                   --          315,000
     Notes received for common stock issued on
        exercise of options                                 --          234,000
     Payable to Chairman and Vice President
        of Operations due in stock to be
        issued as compensation for personal
        guarantee of debt                                   --           56,250
     Receipt of stock as settlement related
        to merger                                           --          300,000
                                                     ===========    ===========

The accompanying notes are an integral part of these statements.

                            RMED International, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2000 and 1999

NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES

      Nature of Business

      RMED International, Inc. (the "Company" or "RMED"), manufactures disposable baby diapers for private label distributors and its Bumpies(R), Rock-A-Bye (R) and TenderCare (R) brands as well as markets and distributes its Tushies(R) brand disposable diapers and related products. The Company's private brand diapers are marketed through independent commissioned brokers and sold to retail grocery chains in the Midwest and Mid-Atlantic regions of the United States, on the Internet, through health product stores and its 800 direct mail number. The Company also sells a small portion (less than 10%) of its diapers internationally.

      Summary of Significant Account Policies

      Revenue Recognition and Concentrations of Credit Risk

      Sales are recognized when products are shipped. Sales included in the statements of operations are presented net of allowances for sales returns, and promotional and trade discounts. Sales of wholesale product are generally unsecured and subject to credit limits and ongoing credit evaluations of customers. Home delivery sales require payment prior to shipment. The Company maintains allowances for potential credit losses which, when realized, have been within management's expectations.

      Marketable Securities

      The Company's investments of marketable securities classified as trading securities were sold in 2000 with no significant gain or loss incurred.

      Inventory

      Inventory is valued at the lower of cost (first-in, first-out) or market value. Inventories consist of the following at December 31:

                                                         2000          1999
                                                      ----------    ----------

        Raw materials                                 $  996,907    $1,087,933
        Finished goods                                 1,064,567       726,406
                                                      ----------    ----------
                                                      $2,061,474    $1,814,339
                                                      ==========    ==========

                            RMED International, Inc.

                           December 31, 2000 and 1999

NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES - Continued

      Property and Equipment


      Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from 5 years for furniture and office equipment, 5 - 10 years for machinery and equipment, and 39 years for buildings. Equipment under capital leases is depreciated using the straight-line method over the term of the lease. The carrying value of the assets is assessed periodically or when factors indicating impairment are present. Projected undiscounted cash flows are used in assessing these assets.


      Maintenance and repair costs are charged to expense as incurred, and renewals and improvements that extend the useful life of the assets are capitalized.

      Patent

      The investment in patent consists primarily of the costs related to acquiring the patent and is amortized on a straight-line basis over the remaining life of the patent of 9 years. The carrying value of the patent is assessed periodically or when factors indicating impairment are present. Projected undiscounted cash flows are used in assessing this asset.

      Advertising and Slotting Costs

      Production costs of advertising (including the cost of coupons) are expensed when the initial advertising takes place. All other advertising and promotional costs are expensed when incurred. Advertising and coupon costs, which are included in sales and marketing expenses were $1,380,281 and $3,467,361 for 2000 and 1999. Slotting fees paid to retailers for shelf space are expensed upon the initial shipment to the retailer. Slotting fees were $244,494 in 1999. The Company did not incur any slotting fees in 2000.

      Stock Based Compensation

      The Company utilizes the intrinsic value method for stock-based compensation. Under this method, compensation expense is recognized for the amount by which the market price of the common stock on the date of grant exceeds the exercise price of an option. Pro-forma information related to the fair value based method of accounting is contained in note G.

                            RMED International, Inc.

                           December 31, 2000 and 1999

NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES - Continued

      Net Loss Per Common Share

      The Company's basic net loss per share amounts have been computed by dividing net loss by the weighted average number of outstanding common shares. The Company's diluted net loss per share is computed by dividing net loss by the weighted average number of outstanding common shares and common share equivalents relating to stock options, when dilutive. Basic and diluted per share amounts are the same for each of the years ended December 31, 2000 and 1999, as the Company incurred net losses. At December 31, 2000 and 1999, common stock options to purchase 450,000 and 811,924 shares of stock with weighted average exercise prices of $0.27 and $0.99, were excluded from the computation of diluted loss per share because they were antidilutive.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Fair Value of Financial Investments

      Due to their short-term nature, the carrying value of our current financial assets and liabilities approximates their fair values. The fair value of our borrowings, if recalculated based on current interest rates, would not significantly differ from the recorded amounts.

      New Accounting Pronouncements

      The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, which is effective for fiscal years beginning after June 15, 2000. SFAS 133 requires entities to recognize derivatives in their financial statements as either assets or liabilities measured at fair value. SFAS 133 also specifies new methods of accounting for derivatives used in risk management strategies (hedging activities), prescribes the items and transactions that may be hedged, and specifies detailed criteria required to qualify for hedge accounting. Management believes the adoption of SFAS 133 will not have a material effect on the financial statements.

                            RMED International, Inc.

                           December 31, 2000 and 1999

NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES - Continued

      FASB Interpretation 44, Interpretation of APB Opinion 25 ("FIN 44"), was issued in March 2000. FIN 44 provides an interpretation of APB Opinion 25 on accounting for employee stock compensation and describes its application to certain transactions. It applies on a prospective basis to events occurring after that date, except for certain transactions involving options granted to nonemployees, repriced fixed options, and modifications to add reload option features, which apply to awards granted after December 31, 1998. FIN 44 is effective on July 1, 2000 and did not have a material effect on the financial statements.

      SEC Staff Accounting Bulletin Number 101, Revenue Recognition in Financial Statements (SAB 101) summarizes certain of the staff's views on applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements. The effective date of SAB 101 was delayed by SAB 101A and 101B but became effective for the Company beginning with the fourth quarter of 2000. The adoption of SAB 101 did not have a material effect on the financial statements.

      Reclassifications

      Certain reclassifications have been made to the 1999 financial statements to conform with the 2000 financial statement presentation.

NOTE B - ABILITY TO CONTINUE AS A GOING CONCERN

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the company as a going concern. However, the Company does not currently have the ability to fund its operations through December 31, 2001. This factor raises substantial doubt about the Company's ability to continue as a going concern. Therefore, the company will need to obtain additional financing.

      In view of the matter described in the preceding paragraph, recoverabilty of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to obtain additional financing to support current operations and debt requirements. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

      Management plans to obtain financing from a financial institution. Management believes that the proceeds from this financing will fund its operations and debt requirements through at least December 31, 2001.

                            RMED International, Inc.

                           December 31, 2000 and 1999

NOTE C  -  NOTE PAYABLE TO BANK

      At December 31, 2000 and 1999, the Company maintained a line of credit agreement with a bank that expires in December 2001. Total funds available under the line of credit is the lesser of $5,000,000 or a defined borrowing base consisting of eligible receivables and inventory. The Company is in default of certain covenants at December 31, 2000 and the lender has called the line of credit in accordance with the credit agreement. As the Company was unable to satisfy the bank's demand for payment, the borrowing base under the line will decrease by up to 1.5% per week beginning February 22, 2001, and the Company will incur an increasing monthly fee until the note matures. The default interest rates were retroactively applied to January 1, 2000 and are based on the bank's prime rate plus 4.5% to 8.0% (effective rates of 14.0% to 17.5% at December 31, 2000). At December 31, 1999 interest was based on the bank's prime rate plus 1.5% to 3.0% (effective rates of 10.0% to 11.5%).

                            RMED International, Inc.

                           December 31, 2000 and 1999

NOTE D - LONG-TERM OBLIGATIONS

      Long-term debt and notes payable consist of the following:

                                                              December 31,
                                                       -------------------------
                                                          2000           1999
                                                       ----------     ----------
Mortgage note payable, due January 17, 2001,
  payable in monthly installments of $1,409
  including interest at the bank's base rate
  (effective rate of 9.5% and 8.5% at
  December 31, 2000 and 1999), secured by
  land and building, guaranteed by President           $  133,854     $  137,758

Notes payable to shareholders/directors,
  interest at 7.5%, unsecured,
  subordinate to line-of-credit                           500,000        500,000

Note payable, due April 2003, payable in
  monthly installments of $11,500
  including interest at 17.6%, secured
  by the equipment                                        263,030             --

Capital lease obligations (see note F)                  3,795,012      1,904,326
                                                       ----------     ----------
                                                        4,691,896      2,542,084
Less current maturities                                 1,014,600        853,900
                                                       ----------     ----------

                                                       $3,677,296     $1,688,184
                                                       ==========     ==========

      Future maturities of long-term obligations including capital leases are as follows:

                Year ended December 31:
                        2001                                      $1,014,600
                        2002                                       1,485,700
                        2003                                       1,011,800
                        2004                                         864,500
                        2005                                         315,296
                                                                  ----------

                                                                  $4,691,896
                                                                  ==========

                            RMED International, Inc.

                           December 31, 2000 and 1999

NOTE E - INCOME TAXES

      The Company has recorded a tax benefit related to losses incurred in 2000 and 1999 which have been offset by a valuation allowance.

      The tax effects of temporary differences giving rise to deferred income taxes consisted of the following:

                                                            December 31,
                                                     --------------------------
                                                          2000           1999
                                                     -----------    -----------
      Deferred tax liabilities:
        Property and equipment                       $   (95,100)   $   (40,300)
      Deferred tax assets:
        Allowance for accounts receivable                 15,200         10,000
        Accrued vacation                                  24,400         16,000
        Intangible assets                                 49,000             --
        Inventory obsolescence reserve                     8,000             --
        Net operating loss carryforwards               1,314,400      1,399,100
                                                     -----------    -----------
                                                       1,315,900      1,384,800
      Valuation allowance                             (1,315,900)    (1,384,800)
                                                     -----------    -----------

                                                     $        --    $        --
                                                     ===========    ===========

      The Company's income taxes differed from the expected amount computed at the federal statutory tax rate of 34.0% to income before taxes as a result of the following:

                                                             December 31,
                                                       -----------------------
                                                         2000           1999
                                                       --------       --------

      Federal statutory rate                           $(18,600)      $(49,500)
      Adjustment of prior year's accrual                 98,700             --
      Change in valuation allowance                     (68,900)        55,200
      Permanent differences                               6,400             --
      Other                                             (17,600)        (5,700)
                                                       --------       --------

                                                       $     --       $     --
                                                       ========       ========

                            RMED International, Inc.

                           December 31, 2000 and 1999

NOTE E - INCOME TAXES - Continued

      A valuation allowance has been established to offset deferred tax assets due to the uncertainty of future taxable income, which is necessary to realize the benefits of the deferred tax assets. The Company has net operating loss (NOL) carryforwards of approximately $3,900,000 at December 31, 2000, which expire in 2005 through 2020. These NOL's are subject to annual utilization limitations due to prior ownership charges.

NOTE F - RELATED PARTY TRANSACTIONS

      A 50% patent interest in the Company's Tushies disposable diaper owned by the President was converted into 450,000 shares of common stock of the Company on December 30, 1999. The stock was issued in 2000.

NOTE G - COMMITMENTS AND CONTINGENCIES

      Legal Proceedings

      The Company is subject to various legal proceedings in the normal course of business. Management believes the outcome of these proceedings will not have a material adverse effect on the Company's financial position or results of operations.

      Royalty Agreements

      The Company has an agreement with a national diaper manufacturer which requires payment of royalties to the manufacturer of three percent of net sales of certain disposable diapers effective August 13, 1998 for the term of the patent. Royalty expense related to this agreement was $35,574 and $207,499 for the years ended December 31, 2000 and 1999.

      Capital Leases

      During 2000, the Company obtained a second diaper machine under a capital lease. During 1999, the Company sold its original diaper machine to a financing company and entered into a sale-leaseback transaction which was accounted for as a capital lease. These leases are personally guaranteed by the Chairman and Vice President of Operations.

                            RMED International, Inc.

                           December 31, 2000 and 1999

NOTE G - COMMITMENTS AND CONTINGENCIES - Continued

      Property and equipment includes the following amounts under capital leases at December 31:

                                                         2000            1999
                                                      ----------      ----------

      Machinery and equipment                         $4,478,700      $2,057,900
                                                      ----------      ----------
      Less accumulated amortization                      652,900         227,100

                                                      $3,825,800      $1,830,800
                                                      ==========      ==========

      Future minimum lease payments for these leases are as follows:

                Year ending December 31,
                         2001                                         $1,177,000
                         2002                                          1,170,600
                         2003                                          1,167,400
                         2004                                            953,300
                         2005                                            326,746
                                                                      ----------

                Total payments                                         4,795,046
                Less amount representing interest                      1,000,034
                                                                      ----------

                Present value of future minimum lease payments        $3,795,012
                                                                      ==========

      Operating Leases

      The Company leases its manufacturing, warehouse, and office facility in Eau Claire, Wisconsin pursuant to a non-cancelable operating lease agreement. The agreement provides the Company options to renew the lease for two successive five-year terms. Rent expense for this lease was $187,920 for both 2000 and 1999. The remaining rental commitment is $187,920 for the year ending December 31, 2001.

                            RMED International, Inc.

                           December 31, 2000 and 1999

NOTE G - COMMITMENTS AND CONTINGENCIES - Continued

      Manufacturing Contract

      In October 1999, the Company entered into a contract to manufacture diapers for another company. As part of this agreement the Company was to manufacture and deliver a minimum of seven million diapers and a maximum of ten million diapers per month and shall maintain a minimum inventory of two million diapers. The customer to this contract has filed bankruptcy and the Company received approximately $947,000 in noncompliance contract fees from this customer for failure to meet these requirements. Although the Company is owed additional amounts, the Company has not recorded the total fee due them under the contract, as the customer is in bankruptcy and payment is not assured.

NOTE H - STOCKHOLDERS' EQUITY

      Pursuant to the terms of a settlement agreement related to the Company's merger with Jettar on November 23, 1998, the Company received 300,000 shares of its stock which were returned in September 1999.

      Incentive Stock Options

      The Company has an incentive stock option plan (the "Plan") for key employees of the Company, reserving 250,000 shares of common stock. The options are to be granted to employees as determined by a committee administering the Plan. The exercise price of options granted under the Plan cannot be less than the fair market value of the common stock on the date of grant. As of December 31, 2000, no options have been granted.

      Stock Appreciation Rights

      The Plan also authorizes Stock Appreciation Rights to be granted, in connection with incentive stock options, which would permit an employee to receive an amount equal to the difference between the exercise price of the option and the fair market value of the Company's common stock upon the exercise date in paid-up stock of the Company or in cash, depending upon the Company's determination. It is not presently intended that Stock Appreciation Rights will be granted with options under the Plan. As of December 31, 2000, no rights have been granted.

                            RMED International, Inc.

                           December 31, 2000 and 1999

NOTE H - STOCKHOLDERS' EQUITY - Continued

      Non-Qualified Options

      A summary of the Company's stock option activity, and related information is as follows:

                                                                Weighted average
                                                     Shares      exercise price
                                                    ---------   ----------------
      Outstanding as of January 1, 1999             1,638,908         $0.66
         Exercised                                   (826,984)         0.34
                                                    ---------         -----

      Outstanding as of December 31, 1999             811,924          0.99
         Canceled                                    (811,924)         0.99
         Granted                                      450,000          0.27
                                                    ---------         -----

      Outstanding as of December 31, 2000             450,000         $0.27
                                                    =========         =====

      Options exercisable at December 31:

        2000                                          450,000         $0.27
        1999                                          811,924          0.99

      The following table summarizes information concerning options outstanding and exercisable as of December 31, 2000:

                                              Weighted average
                                                 remaining      Weighted average
        Range of                   Number     contractual life      exercise
    exercise prices              outstanding       years             price
    ---------------              -----------  ----------------  ----------------

         $0.01                      50,000          1.08             $0.01
         $0.30                     400,000          4.50              0.30
                                   -------

                                   450,000          1.46             $0.27
                                   =======

                            RMED International, Inc.

                           December 31, 2000 and 1999

NOTE H - STOCKHOLDERS' EQUITY - Continued

      Pro forma information regarding the fair value of stock options is determined at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the year ended December 31, 2000: risk free interest rates of 5.97%; no dividend yield, volatility factor of the expected market price of the Company's common stock of 48.2%; and a weighted-average expected life of the options of 24 months.

      Had the fair value method been used for valuing options granted, the Company's pro forma net loss and net loss per common share would have changed to the pro forma amounts indicated below:

                                                             2000        1999
                                                           ---------   --------

      Net income (loss)                                    $(90,820)   $145,567
      Net income (loss) per common share basic
        and diluted                                           (.01)       (.02)

      The pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

NOTE I - NOTES RECEVABLE FROM STOCKHOLDERS

      In November 1999, the Company's Chairman and President exercised their options to purchase 300,000 and 400,000 shares of common stock in exchange for notes receivable of $114,000 and $120,000. Both notes bear interest at 7% and are due in November 2002.

NOTE J - EMPLOYEE BENEFIT PLAN

      The Company maintains a 401(k) savings plan for employees who are not covered by any collective bargaining agreement, have attained age 21 and have completed one year of service. Employee and Company matching contributions are discretionary. The Company did not make matching contributions in 2000 or 1999.

                            RMED International, Inc.

                           December 31, 2000 and 1999

NOTE K - CONCENTRATIONS

      Customers

      The following customers each accounted for more than 10% of net sales for the years ending December 31:
                                                         2000            1999
                                                      ----------      ----------

      Customer A                                      $1,724,099      $2,795,173
      Customer B                                            --         1,685,710
      Customer C                                       2,620,471            --

      Accounts receivable from these customers were $133,728 and $468,820 at December 31, 2000 or 1999.

      Suppliers

      Three suppliers accounted for approximately $3,625,800 of purchases for the year ended December 31 1999. Related accounts payable to these suppliers were $712,265 at December 31, 1999. During the year ended December 31, 2000 no such concentration existed.

                                  EXHIBIT INDEX
                            RMED INTERNATIONAL, INC.
                                   FORM 10-KSB

Exhibit No.       Description
-----------       -----------

2.0* Plan of acquisition, reorganization, arrangement, liquidation or succession-incorporated by reference to the Company's Current Report on Form 8-K filed December 1, 1998

3.1* Articles of Incorporation of the Company, Amended and Restated Articles of Incorporation of the Company

3.2*              By-Laws of the Company

4.2*              Credit and Security Agreement between RMED International, Inc.
                  and Wells Fargo Business Credit, Inc. dated December 3, 1999

10.1* Sales & Marketing Agreement between the Company and Hospital Specialty Company dated October 5, 2000

10.2* Standard Premises Lease between Jettar, Ltd. and National Presto Industries, Inc. dated June 12, 1996 and reassigned at the merger between the Company and Jettar, Ltd. on November 23, 1998

10.3* Equipment Lease Agreement between the Company and International Financial Services Corporation dated July 26, 1999

10.4* Master Equipment Lease Agreement between the Company and DNJ Diaper, LLC dated June 19, 2000

10.5 Patent Purchase Agreement between the Company and Brandy Enterprises, Ltd. dated May 21, 1990

16.0* Letter on change in certifying accountant-incorporated by reference to the Company's Current Reports on Form 8-K filed June 10, 1999, July 6, 1999 and July 8, 1999

*These exhibits have been filed previously with the Company's December 31, 2000 10-KSB/A dated July 16, 2001.

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   Form 10-QSB

                QUARTERLY REPORT PERSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 2000

                           Commission File No. 0-14696

                            RMED International, Inc.
                            ------------------------
             (Exact Name of Registrant and Specified in its Charter)

         Colorado                                       84-0898302
         --------                                       ----------
 (State of Incorporation)                (I.R.S. Employer Identification Number)

                             3925 North Hastings Way
                              Eau Claire, WI 54703
                              --------------------
                          (Address of Principal Office)

                                 (715) 831-0280
                                 --------------
                         (Registrant's Telephone Number)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock $.01
                                                      Par value (Title of Class)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 3 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter periods that the Registrant was required to file such reports), and (2) had been subject to such filing requirements for the past 90 days.

                              X Yes            No
                             --              --

There were 9,973,642 shares of the Registrant stock $.01 par value common stock outstanding as of June 30, 2000.

                            RMED International, Inc.

                         Condensed Financial Statements


                                Table of Contents


PART I.    Financial Information                                            PAGE

           Item 1.  Financial Statements

           Condensed Balance Sheets as of June 30, 2000 and                    1
           December 31, 1999

           Condensed Statements of Earnings for the three and                  2
           six month periods ended June 30, 2000 and 1999

           Condensed Statements of Cash Flows for the                          3
           six month periods ended June 30, 2000 and 1999

           Notes to Condensed Financial Statements                             4

           Item 2.

           Management's Discussion and Analysis or Plan of                     6
           Operation

PART II.   Other Information                                                   8

           Items 1-5.  Not applicable.

           Item 6.   Exhibits and reports on Form 8-K.
                     (a) Exhibits
                          Exhibit 11 - Statement regarding computation of per share earnings.
                          Exhibit 27 - Financial Data Schedule

                     (b) Reports on form 8-K
                          In the three months ended June 30, 2000 no reports on Form 8-K were filed by the Company with the Securities and Exchange Commission.

Signatures                                                                     9

                            RMED International, Inc.
                            Condensed Balance Sheets
                                   (Unaudited)

                                                                June 30,     December 31,
                                                                  2000           1999
                                                              -----------    -------------
                     ASSETS
CURRENT ASSETS
       Cash                                                   $        --    $   442,394
       Marketable securities                                           --         32,715
       Accounts receivable, less allowance for doubtful         1,501,635      1,574,715
            accounts of $10,000 and $25,000
       Inventory                                                1,338,998      1,814,339
       Deposits on equipment                                           --        550,000
       Prepaids and other                                         436,029        296,316
                                                              -----------    -----------
                 Total current assets                           3,276,662      4,710,479

 PROPERTY AND EQUIPMENT
       Land and building                                          252,269        245,000
       Furniture and office equipment                             147,689        126,535
       Machinery and equipment                                  5,119,500      2,166,083
                                                              -----------    -----------
                                                                5,519,458      2,537,618
       Less accumulated depreciation                              578,770        352,161
                                                              -----------    -----------
                                                                4,940,688      2,185,457

 OTHER ASSETS                                                     414,426        451,435
                                                              -----------    -----------
                                                              $ 8,631,776    $ 7,347,371
                                                              ===========    ===========
       LIABILITIES AND STOCKHOLDERS'
                EQUITY (DEFICIT)

 CURRENT LIABILITIES
       Note payable to bank                                   $   735,012    $ 1,847,904
       Current maturities of long-term obligations                968,696        853,900
       Accounts payable                                         1,728,143      1,971,338
       Customer deposits                                          550,000        500,000
       Accrued liabilities                                        447,864        525,779
                                                              -----------    -----------
               Total current liabilities                        4,429,715      5,698,921

 LONG-TERM OBLIGATIONS, less current maturities                 4,118,833      1,688,184

 STOCKHOLDERS' EQUITY (DEFICIT)
       Common stock, $.01 par value; 50,000,000 shares
            authorized; 10,492,922 and 10,042,922 shares
            issued and 9,973,642  and 9,609,422 outstanding        99,736         96,094
       Common stock to be issued, 450,000 shares                       --        315,000
       Additional paid-in capital                               7,961,913      7,702,900
       Accumulated deficit                                     (7,744,421)    (7,919,728)
                                                              -----------    -----------

                                                                  317,228        194,266

       Less notes receivable from stockholders                    234,000        234,000
                                                              -----------    -----------

                                                                   83,228        (39,734)
                                                              -----------    -----------

                                                              $ 8,631,776    $ 7,347,371
                                                              ===========    ===========

      The accompanying notes are an integral part of these statements

                            RMED International, Inc.
                        Condensed Statements of Earnings
                                   (Unaudited)

                                     Three Months Ended June 30,      Six Months Ended June 30,
                                    ----------------------------    ----------------------------
                                         2000            1999            2000            1999
                                         ----            ----            ----            ----
SALES                               $  2,642,795    $  3,939,670    $  7,129,164    $  7,841,376

COST OF GOODS SOLD                     1,953,834       2,151,863       5,240,940       4,346,227
                                    ------------    ------------    ------------    ------------
      GROSS PROFIT                       688,961       1,787,807       1,888,224       3,495,149
OPERATING EXPENSES
      Sales and Marketing                629,136       1,341,763       1,168,595       2,467,486
      General and Administrative         337,301         314,011         765,667         599,686
                                    ------------    ------------    ------------    ------------
                                         966,437       1,655,774       1,934,262       3,067,172

      OPERATING INCOME                  (277,476)        132,033         (46,038)        427,977

OTHER INCOME (EXPENSE)
      Interest income                      5,417           3,850           9,038          10,317
      Interest expense                  (107,397)        (61,821)       (237,149)       (121,010)
      Other                              447,017          12,930         449,456          32,165
                                    ------------    ------------    ------------    ------------

                                         345,037         (45,041)        221,345         (78,528)
                                    ------------    ------------    ------------    ------------

NET INCOME BEFORE INCOME TAXES            67,561          86,992         175,307         349,449

PROVISION FOR INCOME TAXES                    --              --              --              --
                                    ------------    ------------    ------------    ------------

NET INCOME                          $     67,561    $     86,992    $    175,307    $    349,449
                                    ============    ============    ============    ============

BASIC EARNINGS PER SHARE            $       0.01    $       0.01    $       0.02    $       0.04
                                    ============    ============    ============    ============

DILUTED EARNINGS PER SHARE          $       0.01    $       0.01    $       0.02    $       0.03
                                    ============    ============    ============    ============

WEIGHTED AVERAGE SHARES - BASIC        9,973,884       9,220,958       9,978,734       9,213,458
                                    ============    ============    ============    ============

WEIGHTED AVERAGE SHARES - DILUTED      9,973,884      10,374,905       9,980,718      10,416,623
                                    ============    ============    ============    ============

      The accompanying notes are an integral part of these statements

                            RMED International, Inc.
                        Condensed Statement of Cash Flows
                                   (Unaudited)

                                                                Six Months Ended June 30,
                                                               --------------------------
                                                                   2000           1999
                                                                   ----           ----
Cash flows from operating activities
      Net income                                               $   175,307    $   349,449
      Adjustments to reconcile net income  to cash
         flows from operating activities
              Depreciation and amortization                        226,609        141,994
      Changes in assets and liabilities
               Accounts receivable                                  73,080         81,429
               Inventory                                           475,341       (409,165)
               Prepaid and other                                   410,287         87,911
               Accounts payable and accrued liabilities           (271,110)        (1,603)
                                                               -----------    -----------
                    Cash flows provided by
                           operating activities                  1,089,514        250,015
Cash flows from investing activities
      Net proceeds from sale of Investments                         32,715             --
      Payments received on notes receivable                          6,177         21,581
      Decrease in other assets                                      30,832            319
      Purchase of equipment                                       (241,046)       (13,591)
                                                               -----------    -----------
      Cash flows provided by (used in) investing activities       (171,322)         8,309

Cash flows from financiang activities
      Loans from directors                                              --        500,000
      Proceeds from exercise of stock options                           --         12,500
      Purchase of stock                                            (64,114)            --
      Sale of stock                                                 11,769             --
      Proceeds from (payments on) line-of-credit, net           (1,112,892)      (817,000)
      Payments on loans from officer                                    --        (59,934)
      Payments on capital leases                                  (170,442)        (1,668)
      Payments on notes payable                                    (24,907)        (1,932)
                                                               -----------    -----------
      Cash flows used in financing activities                   (1,360,586)      (368,034)
                                                               -----------    -----------
Net decrease in cash                                              (442,394)      (109,710)

      Cash, Beginning of period                                    442,394        120,504
                                                               -----------    -----------

      Cash, End of period                                      $        --    $    10,794
                                                               ===========    ===========
Supplemental disclosure of cash flow information and noncash investing and financing activities:
      Cash paid for interest                                   $   246,826    $   121,010

During the quarter ended June 30, 2000, the company acquired equipment under a capital lease and a note payable in the amounts of $2,420,794 and $320,000.

      The accompanying notes are an integral part of these statements

                            RMED International, Inc.
                     Notes to Condensed Financial Statements
                        Three Months Ended June 30, 2000
                                   (Unaudited)

Note A - General
The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and notes required by accounting principles generally accepted in the United States of America for interim financial statements. In the opinion of management, all material adjustments, consisting of only normal recurring adjustments considered necessary for a fair presentation, have been included. These statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB for the year ended December 31, 1999. Operating results for the three months ended June 30, 2000 are not necessarily indicative of the operating results for the year ending December 31, 2000.

Certain amounts have been reclassified to conform to the June 30, 2000 financial statement presentation.

Note B - Earnings per share
Basic earnings per share are computed using the weighted average number of shares outstanding during each period. Diluted earnings per share is computed by increasing the weighted average shares by contingently issuable shares and for stock options when dilutive.

Note C - Inventory
Inventory is valued at the lower of cost (first-in, first-out) or market value. Inventories consist of the following:

                                  June 30,            December 31,
                                    2000                 1999
                                    ----                 ----

Raw materials                    $  551,870           $1,087,933
Finished goods                      787,128              726,406
                                 ----------           ----------
                                 $1,338,998           $1,814,339
                                 ==========           ==========

Note D - Concentrations
For the six months ended June 30, 2000, revenues of approximately $2,242,000 were from one customer. Of this amount, $447,000 was charged to the customer for not meeting certain purchase requirements during the period and is recorded as other income. At June 30, 2000, approximately $400,000 is due the Company from this customer.

Note E  - Stock Options

On June 30, 2000 two officers of the company were each issued 200,000 stock options for personal guarantees made for the capital lease commitment on the new equipment. The exercise price of the options approximates the fair value of the Company's stock on the date of grant.

Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         RMED International, Inc. (the "Company", "RMED") manufactures, markets and sells disposable baby diapers and related products under its own branded labels and private branded labels.

         MATERIAL CHANGES IN FINANCIAL POSITION

         Total assets of the Company increased $1,284,405 from $7,347,371 at December 31, 1999 to $8,631,776 at June 30, 2000, an increase of 17% primarily due to the acquisition of new machinery and equipment.

         During the six month period ended June 30, 2000, net working capital decreased by $164,611 or 17% primarily due to decreases in accounts receivable, inventory, and deposits on equipment.

         Total liabilities at June 30, 2000 were $8,548,548 compared to $7,387,105 at December 31, 1999. The increase was primarily due to the capital lease on the new diaper machine.

         Total stockholders' equity increased $122,962 or 309% during the six month period ended June 30, 2000.

         MATERIAL CHANGES IN RESULTS OF OPERATIONS

         Net sales for the quarter ended June 30, 2000 were $2,642,795 compared to $3,939,670 for the quarter ended June 30, 1999, a decrease of $1,296,875. Although there was a decrease in sales dollars of 33%, the company's unit volume decreased only 10% as a result of the sales mix moving from branded label sales with a higher selling price to private label sales with a lower selling price due and fewer related selling expenses.

         Gross profit as a percentage of sales decreased from 45% for the quarter ended June 30, 1999 to 26% in the quarter ended June 30, 2000 due to higher emphasis on sales to private label customers versus retail customers.

         Sales and marketing expenses for the quarter period ended June 30, 2000 were $629,136 compared to $1,168,595 for the quarter ended June 30, 1999, a decrease of 46% due to reductions in promotional activities with retail customers.

         Net income for the quarter ended June 30, 2000 was $67,561 as compared to a net income of $86,992 for the quarter ended June 30, 1999.

Item 2.  MANAGEMENT'S DISCUSSION cont'd

         Liquidity and Capital Resources

         At June 30, 2000 the Company had working capital ($1,153,053) consisting of $3,276,662 in current assets and $4,429,715 in current liabilities.

         As of June 30, 2000 the Company's long term debt is $4,118,833 consisting of capital leases of $3,321,833, notes payable of $297,000, and notes payable to directors of $500,000. Management believes that its current liquidity will be sufficient to fund operations for an estimated 12 months. There can be no assurance, however, that the company will not require funds sooner than expected if operating costs are higher or revenues are lower than expected. RMED may raise additional capital in the future; however, no assurance can be given that RMED will be able to obtain additional financing if needed from any source at all or on terms favorable or acceptable to RMED.

         Except for historical matters contained herein, the matters discussed are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements may reflect numerous assumptions, especially sales and product mix, and involve risks and uncertainties which may affect RMED International, Inc.'s business and prospects and cause actual results to differ materially from these forward-looking statements.

                            RMED International, Inc.
                                   Exhibit 11

The following represents the computation of per share earnings reflecting the assumption that the granted shares under the option plan will be exercised.

                                                          Three Months Ended          Six Months Ended
                                                     -------------------------   -------------------------
                                                        June 30,      June 30,     June 30,      June 30,
                                                          2000         1999          2000          1999
                                                     -------------------------   -------------------------
Net income                                           $    67,561   $    86,992   $   175,307   $   349,449
                                                     ===========   ===========   ===========   ===========
Weighted average common shares outstanding             9,973,884     9,220,958     9,978,734     9,213,458

Common share equivalents relating to stock options            --     1,153,947         1,984     1,203,165
                                                     -----------   -----------   -----------   -----------
Adjusted common and common equivalent shares
         for computation                               9,973,884    10,374,905     9,980,718    10,416,623
                                                     ===========   ===========   ===========   ===========
Net earnings per share:
         Basic                                       $      0.01   $      0.01   $      0.02   $      0.04
                                                     ===========   ===========   ===========   ===========
         Diluted                                     $      0.01   $      0.01   $      0.02   $      0.03
                                                     ===========   ===========   ===========   ===========

         The accompanying notes are an integral part of these statements

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                        RMED International, Inc.

Date:  August 14, 2000

                                                        /s/Brenda Schenk
                                                        Brenda Schenk
                                                        President & Principal
                                                        Financial Officer

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   Form 10-QSB

                QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 2001

                           Commission File No. 0-14696

                            RMED International, Inc.
             (Exact Name of Registrant and Specified in its Charter)

                   Colorado                            84-0898302
          (State of Incorporation)       (I.R.S. Employer Identification Number)

                             3925 North Hastings Way
                              Eau Claire, WI 54703
                          (Address of Principal Office)

                                 (715) 831-0280
                         (Registrant's Telephone Number)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock $.01
                                                      Par value (Title of Class)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 3 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter periods that the Registrant was required to file such reports), and (2) had been subject to such filing requirements for the past 90 days.

                               |X| Yes          |__| No

There were 9,886,642 shares of the Registrant's $.01 par value common stock outstanding as of August 2, 2001.

                            RMED International, Inc.

                         Condensed Financial Statements

                                Table of Contents

                                                                            PAGE

PART I.   Financial Information

  Item 1. Condensed Financial Statements

          Condensed Balance Sheets as of June 30, 2001 and
          December 31, 2000                                                  F-1

          Condensed Statements of Operations for the three and
          six month periods ended June 30, 2001 and 2000                     F-2

          Condensed Statements of Cash Flows for the six
          months ended June 30, 2001 and 2000                                F-3

          Notes to Condensed Financial Statements                            F-4

  Item 2. Management's  Discussion  and  Analysis  of  Financial
          Condition and Results of Operations                                  3

PART II. Other Information                                                     6

  Items 1-5. Not applicable.

  Item 6. Exhibits and reports on Form 8-K.
          (a) Exhibits
              Exhibit 11 - Statement regarding computation of per share earnings.

          (b) Reports on form 8-K

Signatures                                                                     7

                                  RMED International, Inc.
                                  Condensed Balance Sheets
                                         (Unaudited)

                                                       June 30,     December 31,
                                                        2001           2000
                                                       --------     ------------
                              ASSETS
CURRENT ASSETS
   Cash                                               $   31,784     $   35,327
   Accounts receivable, less allowance
     for doubtful accounts of
     $30,000 and $38,000                                 885,446        718,923
Inventory                                              1,234,167      2,061,474
   Prepaids and other                                    266,696        379,943
                                                      ----------     ----------

              Total current assets                     2,418,093      3,195,667

 PROPERTY AND EQUIPMENT
       Land and building                                 253,969        253,969
       Furniture and office equipment                    149,819        146,739
       Machinery and equipment                         5,881,557      5,693,665
                                                      ----------     ----------
                                                       6,285,345      6,094,373
       Less accumulated depreciation                   1,420,191        856,507
                                                      ----------     ----------
                                                       4,865,154      5,237,866

 OTHER ASSETS                                            382,641        418,839
                                                      ----------     ----------
                                                      $7,665,888     $8,852,372
                                                      ==========     ==========

          LIABILITIES AND STOCKHOLDERS' DEFICIT

 CURRENT LIABILITIES
  Note payable to bank                                $  733,535     $  909,896
  Current maturities of long-term obligations          1,505,102      1,014,629
  Accounts payable                                     2,624,148      2,960,456
  Accrued liabilities                                    485,847        430,848
                                                      ----------     ----------

          Total current liabilities                    5,348,632      5,315,829

LONG-TERM OBLIGATIONS, less current maturities         2,785,808      3,677,267

COMMITMENTS AND CONTINGENCIES                                 --             --

STOCKHOLDERS' DEFICIT
  Common stock, $.01 par value; 50,000,000 shares
       authorized; 10,492,922 shares issued
       and 9,886,642 and 9,933,642 outstanding            98,866         99,336
  Additional paid-in capital                           7,935,340      7,968,488
  Accumulated deficit                                 (8,268,758)    (7,974,548)
                                                      ----------     ----------
                                                        (234,552)        93,276
  Less notes receivable from stockholders               (234,000)      (234,000)
                                                      ----------     ----------

                                                        (468,552)      (140,724)
                                                      ----------     ----------

                                                      $7,665,888     $8,852,372
                                                      ==========     ==========

The accompanying notes are an integral part of these statements

                            RMED International, Inc.
                       Condensed Statements of Operations
                                   (Unaudited)


                                        Three Months Ended June 30,    Six Months Ended June 30,
                                        ---------------------------    -------------------------
                                          2001           2000           2001           2000
                                          ----           ----           ----           ----

SALES                                   $ 3,087,996    $ 2,642,795    $ 7,433,446    $ 7,129,164
COST OF GOODS SOLD                        2,232,641      1,953,834      5,625,767      5,240,940
                                        -----------    -----------    -----------    -----------
      GROSS PROFIT                          855,355        688,961      1,807,679      1,888,224

OPERATING EXPENSES
      Sales and Marketing                   545,876        629,136        930,610      1,168,595
      General and Administrative            468,679        337,301        801,734        765,667
                                        -----------    -----------    -----------    -----------
                                          1,014,555        966,437      1,732,344      1,934,262

      OPERATING INCOME (LOSS)              (159,200)      (277,476)        75,335        (46,038)
OTHER INCOME (EXPENSE)
      Interest income                         6,051          5,417         11,427          9,038
      Interest expense                     (158,171)      (107,397)      (385,731)      (237,149)
      Other                                 (40,062)       447,017          4,759        449,456
                                        -----------    -----------    -----------    -----------
                                           (192,182)       345,037       (369,545)       221,345
                                        -----------    -----------    -----------    -----------
NET INCOME (LOSS) BEFORE INCOME TAXES      (351,382)        67,561       (294,210)       175,307
PROVISION FOR INCOME TAXES                       --             --             --             --
                                        -----------    -----------    -----------    -----------
NET INCOME (LOSS)                       $  (351,382)   $    67,561    $  (294,210)   $   175,307
                                        ===========    ===========    ===========    ===========
BASIC EARNINGS (LOSS) PER SHARE         $     (0.04)   $      0.01    $     (0.03)   $      0.02
                                        ===========    ===========    ===========    ===========
DILUTED EARNINGS (LOSS) PER SHARE       $     (0.04)   $      0.01    $     (0.03)   $      0.02
                                        ===========    ===========    ===========    ===========
WEIGHTED AVERAGE SHARES - BASIC           9,883,807      9,973,884      9,892,946      9,978,734
                                        ===========    ===========    ===========    ===========
WEIGHTED AVERAGE SHARES - DILUTED         9,883,807      9,973,884      9,892,946      9,980,718
                                        ===========    ===========    ===========    ===========


The accompanying notes are an integral part of these statements

                            RMED International, Inc.
                       Condensed Statements of Cash Flows
                                   (Unaudited)


                                                      Six Months Ended June 30,
                                                      -------------------------
                                                        2001            2000
                                                        ----           ----

Cash flows from operating activities
   Net income (loss)                                  $ (294,210)    $  175,307
   Adjustments to reconcile net income (loss)
     to cash flows from operating activities:
        Depreciation and amortization                    581,323        226,609
        Changes in operating assets and
          liabilities:
            Accounts receivable                         (166,523)        73,080
            Inventory                                    827,307        475,341
            Prepaid and other                            114,653        410,287
            Accounts payable and
             accrued liabilities                        (281,309)      (271,110)
                                                      ----------     ----------
           Cash flows provided by
                  operating activities                   781,241      1,089,514

Cash flows from investing activities
   Purchases of equipment                               (190,970)      (241,046)
   Net proceeds from sale of Investments                      --         32,715
   Decrease in other assets                               17,151         37,009
                                                      ----------     ----------

           Cash flows used in investing activities      (173,819)      (171,322)

Cash flows from financing activities
   Payments on long term obligations                    (400,986)      (195,349)
   Net payments on note payable to bank                 (176,361)    (1,112,892)
   Purchase of stock                                     (43,526)       (64,114)
   Proceeds from the sale of stock                         9,908         11,769
                                                      ----------     ----------

           Cash flows used in financing activities      (610,965)    (1,360,586)
                                                      ----------     ----------
Net decrease in cash                                      (3,543)      (442,394)

   Cash, Beginning of period                              35,327        442,394
                                                      ----------     ----------
   Cash, End of period                                $   31,784     $       --
                                                      ==========     ==========


Supplemental disclosure of cash flow information
    and noncash investing and
    financing activities:
    Cash paid for interest                            $  367,496     $  246,826
                                                      ==========     ==========

                            RMED International, Inc.
                     Notes to Condensed Financial Statements
                                   (Unaudited)

Note A - General

The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions to Form 10-QSB and with accounting principles generally accepted in the United States of America (US GAAP) for interim financial statements. Accordingly, they do not include all of the footnotes required by US GAAP for complete financial statements. In the opinion of management, all material adjustments, consisting of only normal recurring adjustments considered necessary for a fair presentation, have been included. These statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB for the year ended December 31, 2000. Operating results for the three and six months ended June 30, 2001 are not necessarily indicative of the operating results for the year ending December 31, 2001.

Certain amounts have been reclassified to conform to the June 30, 2001 financial statement presentation.

Note B - Corporate Liquidity

Management has prepared the financial statements referred to above assuming the Company will continue as a going concern. The Company does not currently have the ability to fund its operations through June 30, 2002. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management is currently considering various alternatives to address the Company's liquidity.

Note C - Inventory

Inventory is valued at the lower of cost (first-in, first-out) or market value. Inventory consist of the following:

                                  June 30,                  December 31,
                                    2001                        2000
                                    ----                        ----

Raw materials                      848,988                      996,907
Finished goods                     385,179                    1,064,567
                                 ---------                    ---------
                                 1,234,167                    2,061,474

Note D - Income Taxes

The provision for income taxes for the three months ended June 30, 2001 and 2000 have been offset principally by an increase in the valuation allowance for deferred taxes.

Note E - Net Earnings Per Share

The Company's basic net earnings per share amounts have been computed by dividing net earnings by the weighted average number of outstanding common shares. The Company's diluted net earnings per share amounts have been computed by dividing net earnings by the weighted average number of outstanding common shares and common share equivalents, when dilutive. Options to purchase 450,000 and 801,924 shares of common stock with a weighted average exercise price of $1.00 and $0.27 were outstanding during the three and six months ended June 30, 2000, but were excluded because they were antidilutive.

Note F - Recent Accounting Pronouncements

On July 20, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. Major provisions of these Statements and their effective dates for the Company are as follows:

o all business combinations initiated after June 30, 2001 must use the purchase method of accounting. The pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001.

o intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability

o goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized. Effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.

o effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator

The Company is currently reviewing the affect of these Statements on their financial statements.

Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      RMED International, Inc. (the "Company", "RMED") manufactures, markets and sells disposable baby diapers and related products under its own branded labels and private branded labels. The Company operates two secure websites where customers can place orders for home delivery. The addresses are www.tushies.com and www.diapers4less.com.

      MATERIAL CHANGES IN FINANCIAL POSITION

      Total assets of the Company decreased $1,186,484 or 13% from $8,852,372 at December 31, 2000 to $7,665,888 at June 30, 2001. The decrease was due to reductions in accounts receivable, inventory, prepaids and other assets.

      Accounts receivable increased $166,523 or 23% from $718,923 at December 31, 2000 to $885,446 at June 30, 2001.

      During the six month period ended June 30, 2001, net working capital decreased by $810,377 or 38% primarily due to decreases in inventory and prepaid expenses and increases in current maturities of long-term debt and accrued liabilities.

      Total liabilities at June 30, 2001 were $8,134,440 compared to $8,993,096 at December 31, 2000. The decrease was primarily due to reductions in the note payable to bank and accounts payable.

      Total stockholders' equity decreased $327,828 or 233% during the six month period ended June 30, 2001 primarily due to net loss.

      MATERIAL CHANGES IN RESULTS OF OPERATIONS

      Net sales for the quarter ended June 30, 2001 were $3,087,996 compared to $2,642,795 for the quarter ended June 30, 2000, an increase of $445,201. The increase in sales dollars of 17% was primarily a result of new private label sales generated through the Company's alliance with Hospital Specialty Company. Quarterly sales for the Company's natural products division were $1,045,475.

      Gross profit as a percentage of sales was 28% during the quarter ended June 30, 2001 compared to 26% for the quarter ended June 30, 2000.

      Sales and marketing expenses for the quarter ended June 30, 2001 were $545,876 compared to $629,136 for the quarter ended June 30, 2000, a decrease of 13% due to reductions in promotional activities with retail customers.

Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, Cont'd.

      Interest expense increased in the second quarter of fiscal 2001 to $158,171 from $107,397 in the second quarter of fiscal 2000. The increases resulted primarily from interest expense associated with the bank line of credit and the lease payment for the second diaper machine.

      Net loss for the quarter ended June 30, 2001 was ($351,382) as compared to net income of $67,561 for the quarter ended June 30, 2000.

      Liquidity and Capital Resources

      At June 30, 2001, current liabilities exceeded current assets by $2,930,539 compared with $2,120,162 at December 31, 2000. The decrease in working capital is primarily due to decreases in inventory and prepaids and increases in current maturities of long-term debt and accrued liabilities.

      Accounts payable decreased $336,308 from $2,960,456 at December 31, 2000 to $2,624,148 at June 30, 2001 due to decreases in raw materials inventory purchases. The unavailability of cash prevented the company from purchasing inventory.

      RMED entered into an agreement with a customer to manufacture disposable baby diapers in 2000. It was necessary RMED expand its production capacity to accommodate this customer's business. A second diaper machine was ordered and installed during the year. During the first half of 2000 this customer informed RMED it wasn't able to continue to contract and halted orders. Subsequently, this customer filed for bankruptcy. RMED lost a substantial amount of sales and was faced with the added expense of the second diaper machine. Other business had been passed up due to the commitment to this customer. The impact of the aforementioned caused significant cash flow problems and is related to the Company's inability to meet certain earnings covenants required by Wells Fargo Credit.

      Sources of funds included sales and bank line of credit. The loss of anticipated sales negatively impacted the Company's ability to draw on its asset based lending agreement with the bank. The lending agreement was based on the level of accounts receivable and inventory. Net loss of ($351,382) also reduced available funds.

      Cash flows from operating activities in the second quarter 2001 decreased by $308,273 over second quarter 2000. Investing activities had a decrease of $2,497. Cash flows provided by financing activities increased by $749,621. The net decrease in cash was ($3,543) as compared to ($442,394) in 2000.

Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, Cont'd.

      Use of funds increased proportionately faster than sources. Fixed costs immediately increased by $54,463 monthly due to the second diaper machine payment. Interest expense payable on the bank line of credit increased due to the Company's inability to meet minimum net profit covenants.

      As of June 30, 2001 the Company's long-term debt is $2,785,808 consisting of capital leases of $2,553,250 and notes payable of $232,558. The Company does not currently have the ability to fund its operations through June 30, 2002. Management is considering various alternatives to address the Company's liquidity.

      In late 2000 it became clear that the Company required additional cash to enhance liquidity. Initially Wells Fargo Business Credit was contacted to seek an advance on the line of credit, which was turned down. Subsequently Wells Fargo Credit informed RMED they would be terminating its financing agreement. During the early months of 2001 presentations were made to 14 banks and financial institutions as well as government agencies to secure a replacement line of credit. All those contacted made it clear RMED had too little collateral to secure conventional financing. Asset-based financing would be our only alternative. This is the same type of arrangements made with Wells Fargo Credit. If an asset-based agreement could be reached it would still not provide adequate funds to make RMED liquid. Significant cash infusion would be necessary. No source of cash infusion was available.

      In April of 2001 only one financing opportunity was available. It was strictly asset-based and would not provide the company with any liquidity. In addition it required personal guarantees beyond the scope and ability of the Board to provide. Subsequently the Board of Directors recognized that a new financing package would not be likely and decided that the Company should consider selling assets.

      In June of 2001 the Company's board of directors tentatively accepted an asset purchase agreement to sell substantially all of the assets of the Company. The buyers, a group that includes Thomas A. Biebel and John O. Harry, two of our major shareholders and former directors, will assume debt and lease obligations as payment of the purchase price. The asset purchase needs to be approved by the shareholders and the preliminary proxy statement filed on July 18, 2001 must be accepted by the SEC.

Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, Cont'd.

      When used in this report, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," and similar expressions are intended to identify forward-looking statements regarding events, conditions, and financial trends that may affect the Company's future plans of operations, business strategy, operating results, and financial position. Persons reviewing this report are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors."

Item 6. Exhibits and Reports on Form 8-K

      (a) Exhibits

       Item No.         Item                               Method of Filing
       --------         ----                               ----------------
         11         Computation of earnings per share       Filed herewith

      (b) Reports on Form 8-K
      During the quarter ended June 30, 2001, there was one report filed on form 8-K dated May 10, 2001 to report the resignation of two of the Company's directors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                        RMED International, Inc.

Date: August 14, 2001

                                                        /s/ Brenda Schenk
                                                        Brenda Schenk
                                                        President & Principal
                                                        Financial Officer

                                    APPENDIX

PROXY                        RMED INTERNATIONAL, INC
                                  COMMON STOCK
                         PROXY SOLICITED BY THE COMPANY
              FOR SPECIAL MEETING TO BE HELD ON SEPTEMBER 13, 2001

      The undersigned appoints EDWARD REISS and BRENDA SCHENK, and each of them, attorneys and proxies, each with power of substitution, to vote all shares of Common Stock of RMED International, Inc. ("RMED") that the undersigned may be entitled to vote at the Special Meeting of Shareholders of RMED to be held on September 13, 2001 on the proposals set forth on the reverse side hereof and on such other matters as may properly come before the meeting and any adjournments or postponements thereof.

      THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE PROPOSAL TO SELL SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                   -----------
                                   SEE REVERSE
                                      SIDE
                                   -----------

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         SPECIAL MEETING OF SHAREHOLDERS
                            RMED INTERNATIONAL, INC.

                               SEPTEMBER 13, 2001

                 Please Detach and Mail in the Envelope Provided

           ----------------------------------------------------------

                                                 FOR     AGAINST     ABSTAIN



1.    To sell substantially all of the           [ ]       [ ]          [ ]
      assets of the Company to RMED
      Acquisition Co., Inc., a
      newly-formed corporation owned in
      part by Thomas A. Biebel and John
      O. Harry, former directors of the
      Company to whom the Company owes
      $500,000.

2.    In their discretion, the proxies           [ ]       [ ]          [ ]
      are authorized to vote upon such
      other business as may properly
      come before the meeting or any
      adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

SIGNATURE                                    DATE

______________________________               __________


NOTE: Please sign exactly as name appears hereon.
      If a joint account, each joint owner must
      sign. If signing for a corporation or
      partnership or as agent, attorney or
      fiduciary, indicate the capacity in which
      you are signing.
--------------------------------------------------